SALE AND SERVICING AGREEMENT


                                RELATING TO

                PARAGON AUTO RECEIVABLES OWNER TRUST 1999-A


                                  between


                       PARAGON ACCEPTANCE CORPORATION
                         In its individual capacity
                              and as Servicer


                    PARAGON AUTO RECEIVABLES CORPORATION
                                 as Seller

                PARAGON AUTO RECEIVABLES OWNER TRUST 1999-A
                                as Purchaser


                                    and


                NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION
                  as Indenture Trustee and Backup Servicer



                 -----------------------------------------

                         Dated as of March 30, 1999
                 -----------------------------------------





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                             TABLE OF CONTENTS
                                                                          Page

                                 ARTICLE I
                                DEFINITIONS

         Section 1.1.  Definitions...........................................1
         Section 1.2.  Usage of Terms.......................................23
         Section 1.3.  Calculations.........................................23
         Section 1.4.  Section References...................................23
         Section 1.5.  Action by or Consent of Noteholders..................23
         Section 1.6.  No Recourse..........................................23
         Section 1.7.  Nonpetition Covenant.................................24

                                 ARTICLE II
         CONVEYANCE OF RECEIVABLES; ACCEPTANCE BY INDENTURE TRUSTEE

         Section 2.1.  Conveyance of Receivables............................24
         Section 2.2.  Conveyance of Subsequent Receivables.................25
         Section 2.3.  Custody of Receivable Files..........................27
         Section 2.4.  Conditions Precedent to Issuance by Trust............28
         Section 2.5.  Representations and Warranties of Seller.............29
         Section 2.6.  Repurchase of Receivables Upon Breach of Warranty....31
         Section 2.7.  Indenture Trustee's Assignment of Receivables........31
         Section 2.8.  Collecting Lien Certificates.........................32

                                ARTICLE III
                ADMINISTRATION AND SERVICING OF RECEIVABLES

         Section 3.1.  Duties of the Servicer...............................32
         Section 3.2.  Collection of Receivable Payments; Modifications of
                           Receivables; Lockbox Agreement...................33
         Section 3.3.  Realization Upon Receivables.........................34
         Section 3.4.  Insurance............................................35
         Section 3.5.  Maintenance of Security Interests in Vehicles........35
         Section 3.6.  Covenants, Representations and Warranties of
                         Servicer...........................................36
         Section 3.7.  Purchase of Receivables Upon Breach of Covenant......39
         Section 3.8.  Total Servicing Fee; Payment of Certain Expenses
                           by Servicer; Backup Servicer Fee.................39
         Section 3.9.  Servicer's Certificate...............................40
         Section 3.10. Annual Statement as to Compliance; Notice of Servicer
                            Termination Event...............................40
         Section 3.11.  Annual Independent Accountants' Report..............41




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         Section 3.12.  Access to Certain Documentation and Information
                             Regarding Receivables..........................41
         Section 3.13.  Monthly Tape; Certain Duties of Backup Servicer.....41
         Section 3.14.  Insurance...........................................42
         Section 3.15.  Compliance with Laws................................43

                                 ARTICLE IV
                    PAYMENTS; STATEMENTS TO NOTEHOLDERS

         Section 4.1.  Trust Accounts.......................................43
         Section 4.2.  Servicer Reimbursements..............................45
         Section 4.3.  Application of Collections...........................46
         Section 4.4.  Additional Deposits..................................46
         Section 4.5.  Payments.............................................46
         Section 4.6.  Pre-Funding Account and Interest Reserve Account.....48
         Section 4.7.  Net Deposits.........................................49
         Section 4.8.  Statements to Noteholders............................50
         Section 4.9.  Optional Deposits by the Note Insurer................51

                                 ARTICLE V
                     THE RESERVE ACCOUNT AND THE POLICY

         Section 5.1.  Initial Deposit......................................52
         Section 5.2.  Policy...............................................52
         Section 5.3.  Deficiency Claim Amounts.............................52
         Section 5.4.  Claims Under Policy..................................52
         Section 5.5.  Distribution of Excess...............................53
         Section 5.6.  Surrender of Policy..................................53

                                 ARTICLE VI
                                 THE SELLER

         Section 6.1.  Liability of Seller..................................54
         Section 6.2.  Merger or Consolidation of the Seller................54
         Section 6.3.  Limitation on Liability of Seller and Others.........54
         Section 6.4.  Special Purpose Entity...............................54
         Section 6.5.  Restrictions on Liens................................55
         Section 6.6.  Creation of Indebtedness; Guarantees.................56
         Section 6.7.  Compliance with Laws.................................56
         Section 6.8  Further Instruments and Acts..........................56
         Section 6.9  Investment Company Act................................56




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                                ARTICLE VII
                                THE SERVICER

         Section 7.1.  Liability of Servicer; Indemnities...................56
         Section 7.2.  Merger or Consolidation of, or Assumption of the
                           Obligations of, the Servicer or Backup Servicer..57
         Section 7.3.  Limitation on Liability of Servicer, Backup Servicer
                         and Others.........................................58
         Section 7.4.  Delegation of Duties.................................59
         Section 7.5.  Servicer and Backup Servicer Not to Resign...........59
         Section 7.6.  Administrative Duties

                                ARTICLE VIII
                        SERVICER TERMINATION EVENTS

         Section 8.1.  Servicer Termination Event...........................61
         Section 8.2.  Consequences of a Servicer Termination Event.........62
         Section 8.3.  Appointment of Successor.............................62
         Section 8.4.  Notification to Noteholders..........................63
         Section 8.5.  Waiver of Past Defaults..............................64

                                 ARTICLE IX
                                TERMINATION

         Section 9.1.  Optional Purchase of All Receivables.................64

                                 ARTICLE X
                          MISCELLANEOUS PROVISIONS

         Section 10.1.  Amendment...........................................64
         Section 10.2.  Protection of Title to Trust........................66
         Section 10.3.  Limitation on Rights of Noteholders.................67
         Section 10.4.  GOVERNING LAW.......................................68
         Section 10.5.  Severability of Provisions..........................68
         Section 10.6.  Assignment..........................................68
         Section 10.7.  Third-Party Beneficiaries...........................69
         Section 10.8.  Counterparts........................................69
         Section 10.9.  Notices.............................................69
         Section 10.10.  Successors and Assigns.............................69
         Section 10.11.  Subordination......................................70





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                                 SCHEDULES

Schedule A   --   Schedule of Receivables
Schedule B   --   Representations and Warranties of the Seller



                                  EXHIBITS

Exhibit A    --   Form of Servicer's Certificate
Exhibit B    --   Request for Release and Receipt of Documents
Exhibit C    --   Form of Subsequent Transfer Agreement
Exhibit D    --   Form of Officer's Certificate




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         SALE AND SERVICING AGREEMENT, dated as of March 30, 1999 (this
"Agreement"), between PARAGON ACCEPTANCE CORPORATION, a Delaware corporation, in its individual capacity ("Paragon") and as Servicer (the "Servicer"), PARAGON AUTO RECEIVABLES CORPORATION, a Delaware corporation, as Seller (the "Seller"), PARAGON AUTO RECEIVABLES OWNER TRUST 1999-A, a Delaware statutory business trust, as purchaser (the "Trust" or the "Issuer"), and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association, as Indenture Trustee (in such capacity, the "Indenture Trustee") and as Backup Servicer (in such capacity, the "Backup Servicer").

         WHEREAS, pursuant to the Receivables Purchase Agreement (as defined below), the Seller has purchased from Paragon certain receivables arising in connection with motor vehicle retail installment contracts acquired by Paragon through motor vehicle dealers;

         WHEREAS, the Seller wishes to sell and the Trust wishes to purchase certain of such receivables;

         WHEREAS, the Servicer has agreed to service such receivables, which constitute the principal assets of the trust estate; and

         WHEREAS, Norwest Bank Minnesota, National Association is willing to serve in the capacities of Indenture Trustee and Backup Servicer hereunder.

         NOW, THEREFORE, in consideration of the mutual agreements contained herein, Paragon, the Servicer, the Seller, the Trust, the Indenture Trustee and the Backup Servicer hereby agree as follows:


                                 ARTICLE I
                                DEFINITIONS

         Section 1.1. Definitions. Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement or the Indenture (each as defined below). Whenever capitalized and used in this Agreement, the following words shall have the following meanings:

         Accountants' Report: The report of a firm of nationally recognized independent accountants described in Section 3.11.

         Accounting Date: (a) The last day of a Collection Period and (b) with respect to a Payment Date or Determination Date, the last day of the Collection Period preceding such Payment Date or Determination Date (such date being referred to as the "related Accounting Date" with respect to such Payment Date or Determination Date).

         Addition Notice: With respect to the transfer of Subsequent Receivables to the Trust pursuant to Section 2.2 of this Agreement, a written notice, which shall be given by the Seller to the



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Trustee and the Note Insurer not later than seven Business Days prior to the related Subsequent Transfer Date, of the Seller's designation of Subsequent Receivables to be sold to the Trust, which shall include the aggregate Principal Balance of such Subsequent Receivables and the other pool information required by the Note Insurer and the Rating Agencies.

         Administrative Receivable: With respect to any Collection Period, a Receivable that the Servicer is required to purchase pursuant to Section
3.7 on or before the Deposit Date following such Collection Period.

         Affiliate: With respect to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, the term "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         Aggregate Principal Balance: With respect to the Closing Date, the Initial Cutoff Date Principal Balance, and with respect to any Determination Date, the sum of the Principal Balances (computed as of the related Accounting Date) for all Receivables (other than Liquidated Receivables and Purchased Receivables).

         Agreement:  This Agreement and all exhibits and schedules hereto.

         Amount Financed: With respect to a Receivable, the "amount financed" within the meaning of the Federal Truth-in-Lending Act, which is the aggregate amount of credit initially extended under such Receivable toward the purchase price of the related Financed Vehicle and related costs, including amounts of credit extended in respect of accessories, insurance premiums, service and warranty policies or contracts and other items customarily financed as part of motor vehicle retail installment contracts.

         Annual Percentage Rate or APR: With respect to a Receivable, the rate per annum of finance charges stated in such Receivable as the "annual percentage rate" (within the meaning of the Federal Truth-in-Lending Act); provided, however, that if, after the Closing Date, the annual percentage rate with respect to a Receivable as of the Closing Date is reduced as a result of (i) an insolvency proceeding involving the related Obligor or
(ii) the Soldiers' and Sailors' Civil Relief Act of 1940, the Annual Percentage Rate or APR shall refer to such reduced rate.

         Available Funds: With respect to any Determination Date, the sum of (i) the Collected Funds received by the Servicer during the related Collection Period, (ii) all Purchase Amounts with respect to Purchased Receivables deposited in the Collection Account since the preceding Determination Date and on or before the related Deposit Date, (iii) the Policy Claim Amount, if any, received by the Indenture Trustee from the
Note Insurer with respect to such Payment Date, (iv) all Pre-Funding Earnings, if any, to be transferred to the Collection Account pursuant to
Section 4.6(a) for such Payment Date, (v) all income from investments of funds in the Collection Account during the related



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Collection Period and (vi) the Interest Reserve Requirement, if any, to be
transferred to the Collection Account for such Collection Period.

         Backup Servicer: Norwest Bank Minnesota, National Association, its successor in interest pursuant to Section 7.2 or such Person as shall have been appointed as Backup Servicer pursuant to Section 8.3.

         Backup Servicer Fee: With respect to any Payment Date, the fee payable to the Backup Servicer for services rendered during the related Collection Period, as specified in the schedule of fees issued by the Backup Servicer and acknowledged by Paragon on March 26, 1999, with a copy delivered to the Note Insurer.

         Basic Servicing Fee: With respect to any Payment Date, the fee payable to the Servicer for services rendered during the related Collection Period, which shall be equal to one-twelfth of 1.00% multiplied by the Aggregate Principal Balance as of the open of business on the first day of the related Collection Period and, with respect to any successor Servicer the amounts specified in Section 8.3 to the extent not paid by the original Servicer.

         Business Day: Any day other than a Saturday, Sunday or other day on which commercial banking institutions or trust companies in St. Louis, Missouri, Los Angeles, California, New York, New York, Minneapolis, Minnesota or the principal place of business of any successor Servicer or successor Indenture Trustee are authorized or obligated by law or order to be closed.

         Certificate:  As defined in the Trust Agreement.

         Certificated Security: As defined in Section 8-102(a)(4) of Revised
Article 8.

         Certificateholder(s):  As defined in the Trust Agreement.

         Class A Interest Carryover Shortfall: As of the close of business on any Payment Date, an amount equal to (i) the Class A Interest Payment Amount for such Payment Date, minus (ii) the amount of interest that the holders of the Class A Notes actually received on such Payment Date.

         Class A Interest Payment Amount: With respect to any Payment Date, the sum of (i) for the initial Payment Date, 44 days of interest and for any Payment Date thereafter, 30 days of interest, in each case calculated on the basis of a 360-day year consisting of twelve 30-day months, at the Class A Interest Rate on the Note Balance as of the close of business on the related Accounting Date, plus (ii) any outstanding Class A Interest Carryover Shortfall with respect to the preceding Payment Date, plus 30 days of interest on such outstanding Class A Interest Carryover Shortfall, to the extent permitted by law, at the Class A Interest Rate.

         Class A Interest Rate: 5.95% per annum, calculated on a basis of a 360-day year consisting of twelve 30-day months.




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         Class A Note: Any Note executed on behalf of the Trust and issued pursuant to the Indenture in substantially the form set forth in Exhibit A to the Indenture.

         Class A Note Factor: As of any Payment Date, a seven-digit decimal figure equal to the Note Balance as of the close of business on such Payment Date divided by the initial Note Balance.

         Class A Payment Amount: On any Payment Date, the sum of the Class A Principal Payment Amount and the Class A Interest Payment Amount.

         Class A Principal Carryover Shortfall: As of the close of business on any Payment Date, an amount equal to (i) the Class A Principal Payment Amount, minus (ii) the amount of principal that the holders of the Class A Notes actually received on such Payment Date.

         Class A Principal Payment Amount: With respect to any Payment Date, without duplication, the sum of: (i) the Noteholder's Percentage of the sum of (A) the principal portion of all Collected Funds for the related Determination Date, (B) without duplication, the Principal Balance of all Receivables that became Liquidated Receivables during the related Collection Period (other than Purchased Receivables) as determined on the respective dates such Receivables became Liquidated Receivables, (C) the principal portion of the Purchase Amount of all Receivables that became Purchased Receivables as of the related Accounting Date, and (D) the aggregate amount of Cram Down Losses that shall have been realized during the related Collection Period; plus (ii) any Class A Principal Carryover Shortfall with respect to the preceding Payment Date; provided, however, that on the Final Scheduled Payment Date, the Class A Principal Payment Amount shall equal the Note Balance.

         Class A Redemption Amount: As of the Payment Date on or immediately following the last day of the Funding Period, after giving effect to any transfer of Subsequent Receivables on such date, an amount equal to the remaining portion of the Pre-Funded Amount as of such Payment Date multiplied by the Noteholder's Percentage.

         Clearing Corporation:  As defined in Section 8-102(3) of Old Article 8.

         Closing:  As defined in Section 2.1(d).

         Closing Date: March 30, 1999

         Collected Funds: With respect to any Determination Date, the amount of funds in the Collection Account representing collections (including collections under Insurance Policies) on the Receivables received by the Servicer during the related Collection Period, including all Liquidation Proceeds (but excluding any Purchase Amounts) and all amounts paid by the Dealers under Dealer Agreements or Dealer Assignments with respect to the Receivables during the related Collection Period.




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         Collection Account:  The account designated as the Collection Account in, and which is established and maintained pursuant to, Section 4.1.

         Collection Period: (a) A calendar month and (b) with respect to a Payment Date or Determination Date, the calendar month preceding the month in which such Payment Date or Determination Date occurs (such calendar month being referred to as the "related Collection Period" with respect to such Payment Date or Determination Date).

         Computer Tape: The computer tape or diskette generated on behalf of the Seller that provides information relating to the Receivables.

         Control: With respect to any Federal Book Entry Security, the Indenture Trustee shall have obtained control if:

                  (i) the Indenture Trustee is a participant in the book entry system maintained by the Federal Reserve Bank that is acting as fiscal agent for the issuer of such Federal Book Entry Security, and such Federal Reserve Bank has indicated by book entry that such Federal Book Entry Security has been credited to the Indenture Trustee's securities account in such book entry system; or

                  (ii) (a) the Indenture Trustee (1) is registered on the records of a Securities Intermediary as the person having a Securities Entitlement in respect of such Federal Book Entry Security against such Securities Intermediary; or (2) has obtained the agreement, in writing, of the Securities Intermediary for such Securities Entitlement that such Securities Intermediary will comply with Entitlement Orders of the Indenture Trustee without further consent of any other Person; and (b) the Securities Intermediary is a participant in the book entry system maintained by the Federal Reserve Bank that is acting as fiscal agent for the issuer of such Federal Book Entry Security; and (c) such Federal Reserve Bank has indicated by book entry that such Federal Book Entry Security has been credited to the Securities Intermediary's securities account in such book entry system.

         Controlling Party: The Note Insurer, so long as no Insurer Default shall have occurred and be continuing, and the Indenture Trustee for the benefit of the Noteholders for so long as an Insurer Default shall have occurred and be continuing; provided, however, that the Owner Trustee for the benefit of the Certificateholder(s) shall be the Controlling Party after all unpaid principal and interest on the Notes shall have been paid in full and the Note Insurer has received all amounts due and owing to it under the Insurance Agreement.

         Corporate Trust Office: The principal office of the Indenture Trustee at which its corporate trust business shall be administered, which office at the Closing Date is located at Norwest Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0070, Attention: Corporate Trust Services/Asset-Backed Administration; or such other address or the Indenture Trustee may designate from time to time by notice to the Noteholders, the Note Insurer and the Seller.




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         Cram Down Loss: With respect to a Receivable, if a court of appropriate jurisdiction in an insolvency proceeding shall have issued an order reducing the amount owed on a Receivable or otherwise modifying or restructuring the Scheduled Payments to be made on a Receivable, an amount equal to the principal balance of such Receivable immediately prior to such order, minus the principal balance of such Receivable as so reduced. A "Cram Down Loss" shall be deemed to have been realized on the date of issuance of such order.

         CTS: ContiTrade Services L.L.C., a Delaware limited liability company.

         Cumulative Net Loss Ratio: With respect to any Determination Date, the fraction (expressed as a percentage) the numerator of which is equal to the sum of (i) the Principal Balance of all Receivables that have become Liquidated Receivables as of the related Accounting Date less all Liquidation Proceeds and recoveries received with respect to such Receivables and (ii) the aggregate Cram Down Losses with respect to the Receivables as of the related Accounting Date, and the denominator of which is equal to the Aggregate Principal Balance as of the Initial Cutoff Date plus the aggregate Principal Balance of all Subsequent Receivables as of their applicable Subsequent Cutoff Dates.

         Dealer: A seller of new or used automobiles, light trucks or sports utility vehicles that originated one or more of the Receivables and sold the respective Receivable to Paragon under a Dealer Agreement or Dealer Assignment.

         Dealer Agreement: An agreement between Paragon and a Dealer relating to the sale of retail installment contracts to Paragon and all documents and instruments relating thereto.

         Dealer Assignment: With respect to a Receivable, the assignment executed by a Dealer conveying such Receivable to Paragon.

         Deemed Cured: As of any Determination Date, with respect to a Reserve Event or a Trigger Event that has occurred, that no Reserve Event or Trigger Event, respectively, shall have occurred as of such Determination Date or as of either of the three consecutively preceding Determination Dates.

         Default Ratio: With respect to any Determination Date, the fraction (expressed as a percentage) the numerator of which is equal to the Aggregate Principal Balance as of the related Accounting Date of all Receivables that have become Liquidated Receivables during the related Collection Period and the denominator of which is equal to the Aggregate Principal Balance of the Receivables as of the open of business on the first day of the related Collection Period.

         Deficiency Claim Amount:  As defined in Section 5.3.

         Delinquency Ratio: With respect to any Determination Date, the fraction (expressed as a percentage) the numerator of which is the Principal Balance of all Receivables, of which 10% or more of any Scheduled Payment (excluding any Receivable for which the related Financed Vehicle



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has been repossessed but not yet sold by the Servicer) is 60 or more days past due as of the related Accounting Date, and the denominator of which is the Aggregate Principal Balance of the Receivables as of the open of business on the first day of the related Collection Period.

         Delivery: When used with respect to Trust Account Property, "Delivery" means:

                  (i) with respect to Physical Property other than a "certificated security" as defined under Old Article 8, transfer thereof to the Indenture Trustee or its nominee or custodian by physical delivery to the Indenture Trustee or its nominee or custodian endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank;

                  (ii) with respect to a "certificated security" as defined under Old Article 8 that will, upon compliance with the following procedures, be held by a Person located in an Old Article 8 Jurisdiction, transfer thereof:

                           (A) by delivery of such certificated security
                  endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank to a Financial Intermediary, and the making by such Financial Intermediary of entries on its books and records identifying such certificated security as belonging to the Indenture Trustee or its nominee or custodian and the sending by such Financial Intermediary of a confirmation of the transfer to the Indenture Trustee or its nominee or custodian of such certificated security; or

                           (B)(1) by delivery thereof to a Clearing
                  Corporation and the registering by such Clearing Corporation of appropriate entries on its books reducing the appropriate securities account of the transferor and increasing the appropriate securities account of a Financial Intermediary by the amount of such certificated security, (2) the identification by the Clearing Corporation of the certificated securities for the sole and exclusive account of the Financial Intermediary, (3) the maintenance of such certificated securities by such Clearing Corporation or a "custodian bank" (as defined in Section 8-102(4) of Old Article 8) or the nominee of either subject to the Clearing Corporation's exclusive control, (4) the sending of a confirmation by the Financial Intermediary of the transfer to the Indenture Trustee or its nominee or custodian of such securities and the registering by such Financial Intermediary of entries on its books and records identifying such certificated security as belonging to the Indenture Trustee or its nominee or custodian, and, in any event, any such Physical Property in registered form shall be in the name of the Indenture Trustee or its nominee or custodian, and (5) such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Trust Account Property to the Indenture Trustee or its nominee or custodian, consistent with applicable law or regulations or the interpretation thereof;




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                  (iii) with respect to a Certificated Security that will,
         upon compliance with the following procedures, be held by a person located in a Revised Article 8 Jurisdiction, transfer of such Certificated Security to the Indenture Trustee or its nominee or custodian by physical delivery to the Indenture Trustee or its nominee or custodian, endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank;

                  (iv) with respect to any such Trust Account Property that constitutes an "uncertificated security" under Old Article 8 (and that is not a Federal Book Entry Security) and where the issuer thereof is organized in an Old Article 8 Jurisdiction, registration of the transfer to, and ownership of such Trust Account Property by the Indenture Trustee or any Financial Intermediary acting on behalf of the Indenture Trustee by the issuer of such Trust Account Property, and (B) in the case of registration in the name of any Financial Intermediary, (1) the making by any such Financial Intermediary of entries in its books and records identifying such uncertificated security as belonging to the Indenture Trustee, and (2) delivery by any such Financial Intermediary to the Indenture Trustee of a written confirmation of the transfer of the uncertificated securities to the Indenture Trustee; and

                  (v) with respect to any such Trust Account Property that constitutes an Uncertificated Security (including any investments in money market mutual funds, but excluding any Federal Book Entry Security) and where the issuer thereof is organized in a Revised
         Article 8 Jurisdiction, (A) registration of the Indenture Trustee as the registered owner by the issuer, or (B) satisfaction of the requirements for obtaining "control" pursuant to Section 8-106(c)(2) of Revised Article 8.

         Deposit Date: With respect to any Determination Date, the Business Day preceding such Determination Date.

         Depositary Agreement: The letter of representations dated March 30, 1999 between the Issuer and the Depository Trust Company.

         Determination Date: With respect to any Payment Date, the eighth day of the calendar month in which such Payment Date occurs (or, if such day is not a Business Day, the next Business Day).

         Electronic Ledger: The electronic master record of the retail installment contracts of the Servicer.

         Eligible Account: (i) A segregated trust account that is maintained with the corporate trust department of a depository institution, or (ii) a segregated direct deposit account maintained with a depository institution or trust company organized under the laws of the United States of America, any of the States thereof or the District of Columbia having a certificate of deposit, short-term deposit or commercial paper rating of at least "A-l" by S&P and "P-1" by Moody's.




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         Eligible Investments:  Any one or more of the following types of investments:

                  (a) direct interest-bearing obligations of, and interest-bearing obligations guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States;

                  (b) demand or time deposits in, certificates of deposit of, demand notes of, or bankers' acceptances issued by any depository institution or trust company organized under the laws of the United States or any State and subject to supervision and examination by federal and/or state banking authorities (including, if applicable, the Indenture Trustee or any agent of the Indenture Trustee acting in their respective commercial capacities); provided, however, that the short-term unsecured debt obligations of such depository institution or trust company at the time of such investment, or contractual commitment providing for such investment, are rated in one of the two highest short-term rating categories by S&P and Moody's;

                  (c) repurchase obligations pursuant to a written agreement (i) with respect to any obligation described in clause
         (a) above, where the Indenture Trustee has taken actual or constructive delivery of such obligation in accordance with
         Section 4.1, and (ii) entered into with a depository institution or trust company organized under the laws of the United States or any State thereof, the deposits of which are insured by the Federal Deposit Insurance Corporation and the short-term unsecured debt obligations of which are rated in one of the two highest short-term rating categories by S&P and Moody's (including, if applicable, the Indenture Trustee, or any agent of the Indenture Trustee acting in its commercial capacity);

                  (d) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any State whose long-term unsecured debt obligations are rated in one of the two highest long-term rating categories by S&P and Moody's) at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any particular corporation shall not be Eligible Investments with respect to the Collection Account to the extent that an investment therein will cause the then outstanding principal amount of securities issued by such corporation and held in the Collection Account to exceed 10% of the Eligible Investments held in the Collection Account (with Eligible Investments held in the Collection Account valued at par);

                  (e) commercial paper that (i) is payable in United States dollars and (ii) is rated in one of the two highest short-term rating categories by S&P and Moody's);

                  (f) money market mutual funds that are rated in the highest credit rating category by Moody's and S&P; or

                  (g) any other demand or time deposit, obligation, security or investment as may be acceptable to the Rating Agency and the Note Insurer, as evidenced by the prior written consent of the Note Insurer and satisfaction of the Rating Agency Condition.

Any such Eligible Investments may be purchased by or through the Trustee or any of its Affiliates.

         Eligible Servicer: Paragon, the Backup Servicer or another Person that, at the time of its appointment as Servicer, (i) is servicing a portfolio of motor vehicle retail installment contracts and/or motor vehicle installment loans comparable to the Receivables, (ii) is legally qualified and has the capacity to service the Receivables, (iii) has demonstrated the ability to service with reasonable skill and care a portfolio of motor vehicle retail installment contracts and/or motor vehicle installment loans similar to the Receivables, (iv) is qualified and entitled to use, pursuant to a license or other written agreement, and agrees to maintain the confidentiality of, the software that the Servicer uses in connection with performing its duties and responsibilities under this Agreement or otherwise has available software that is adequate to perform its duties and responsibilities under this Agreement, (v) if an Insurer Default shall have occurred and be continuing, has been approved by Noteholders constituting a Note Majority and (vi) if an Insurer Default shall not have occurred and be continuing, is acceptable to the Note Insurer.

         Entitlement Order: As defined in Section 8-102(a)(8) of Revised
Article 8.

         Executive Officer: With respect to any corporation, the President, Chief Financial Officer or any Vice President.

         Federal Book Entry Security: An obligation (i) issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or the Federal National Mortgage Association, or any other direct obligation of, or obligation fully guaranteed as to timely payment or principal and interest by, the United States of America, that is a book-entry security held through the Federal Reserve System pursuant to Federal book entry regulations, and (ii) the perfection of a security interest in which is governed pursuant to federal regulations by Revised Article 8.

         Final Scheduled Payment Date: means November 15, 2005 (or, if any such day is not a Business Day, the next Business Day).

         Financed Vehicle: A new or used automobile, light truck or sports utility vehicle, together with all accessories thereto, securing or purporting to secure an Obligor's indebtedness under a Receivable.

         Financial Asset: As defined in Section 8-102(a)(9) of Revised
Article 8.

         Financial Intermediary: As defined in Section 8-313(4) of Old
Article 8.

         Funding Period: The period beginning on the Closing Date and ending on the earliest to occur of (i) the date on which the Pre-Funded Amount (after giving effect to any transfer of

Subsequent Receivables to the Trust on such date) is less than $100,000,
(ii) the date on which a Servicer Termination Event or an Event of Default under the Indenture occurs and (iii) the close of business on the Payment Date in May, 1999.

         Governmental Authority: Any court or federal or state regulatory body, administrative agency or other tribunal or other governmental instrumentality.

         Indemnification Agreement: means the Indemnification Agreement, dated as of March 24, 1999, among the Note Insurer, the Servicer, the Seller, Paragon, and Credit Suisse First Boston Corporation, as Underwriter.

         Indenture: The Indenture, dated as of March 30, 1999 between the Trust and the Indenture Trustee, as the same may be amended or supplemented from time to time.

         Indenture Trustee: The Person acting as Indenture Trustee under the Indenture, its successors in interest and any successor Indenture Trustee under the Indenture, as specified in a separate fee letter between the Indenture Trustee and Paragon.

         Indenture Trustee Fee: With respect to any Payment Date, the fee payable to the Indenture Trustee for services rendered during the related Collection Period, as specified in the schedule of fees issued by the Indenture Trustee and acknowledged by Paragon on March 26, 1999, with a copy delivered to the Note Insurer.

         Independent Accountants:  As defined in Section 3.11.

         Initial Cutoff Date:  The close of business on February 28, 1999.

         Initial Cutoff Date Principal Balance: $76,548,946.54.

         Initial Receivables: The Receivables listed on the Schedule of Initial Receivables on the Closing Date.

         Insolvency Event: With respect to a specified Person, (a) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, or the commencement of an involuntary case under the federal bankruptcy laws, as now or hereinafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law and such case is not dismissed within 60 days; or (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

         Instruments: As defined in Section 9-105(l)(i) of Revised Article 8.

         Insurance Agreement: means the Insurance and Reimbursement Agreement, dated as of March 30, 1999, among the Note Insurer, the Servicer, the Seller, Paragon and the Issuer.

         Insurance Policy: With respect to a Receivable, any insurance policy benefiting the holder of the Receivable and providing loss or physical damage, credit life, accident and health, theft, mechanical breakdown or similar coverage with respect to the Financed Vehicle or the related Obligor.

         Insurer Default: The occurrence and continuance of any of the following events:

                  (A) the Note Insurer shall have failed to make a payment required under the Policy in accordance with its terms; or

                  (B) (i) the Superintendent of Insurance of the State of New York (or any Person succeeding to the duties of such Superintendent) (for the purpose of this paragraph (b), the "Superintendent") shall apply for an order (1) pursuant to Section 7402 of the New York Insurance Law (or any successor provisions thereto), directing him to liquidate the Note Insurer, (2) pursuant to Section 7404 of the New York Insurance Law (or any successor provision thereto), directing him to liquidate the business of Note Insurer or (3) pursuant to Section 7416 of the New York Insurance Law (or any successor provision thereto), dissolving the corporate existence of Note Insurer and such application shall not be dismissed or withdrawn during a period of 60 consecutive days or a court of competent jurisdiction enters an order granting the relief sought; (ii) the Superintendent shall determine that the Note Insurer is insolvent within the meaning of
         Section 1309 of the New York Insurance Law; (iii) an Insolvency Event shall have occurred with respect to the Note Insurer.

         Interest Reserve Account: The account designated as the Interest Reserve Account in, and which is established and maintained pursuant to,
Section 4.1(b).

         Interest Reserve Requirement: With respect to the Payment Dates occurring in April and May of 1999, the excess, if any, of (a) the sum of the payments to be made pursuant to clauses (i), (iii) and (v) of Section 4.5(a) of this Agreement, over (b) the sum of (i) 30 days of interest calculated at the Class A Interest Rate (44 days of interest for the April 1999 Payment Date) on an amount equal to the Noteholder's Percentage of the outstanding Principal Balance of all Receivables held by the Trust as of
(x) with respect to the April 1999 Payment Date, the Initial Cutoff Date, and (y) with respect to the Payment Date occurring in May of 1999, the close of business on the last day of the second preceding Collection Period, calculated at the Class A Interest Rate, and (ii) any Pre- Funding Earnings to be transferred to the Collection Account on such Payment Date; and with respect to the Payment Date in April 1999, an additional amount equal to any amount deposited by Paragon into the Interest Reserve Account pursuant to Section 4.6(d).

         Investment Property: As defined in Section 9-115(1)(f) of Revised
Article 8.

         Lien: Any security interest, lien, charge, pledge, preference, equity or encumbrance of any kind, including tax liens, mechanics' liens and any liens that attach by operation of law.

         Lien Certificate: With respect to a Financed Vehicle, an original certificate of title, certificate of lien or other notification issued by the Registrar of Titles of the applicable state to a secured party that indicates that the lien of the secured party on the Financed Vehicle is recorded on the original certificate of title. In any jurisdiction in which the original certificate of title is required to be given to the Obligor, the term "Lien Certificate" shall mean only a certificate or notification issued to a secured party.

         Liquidated Receivable: With respect to any Collection Period, a Receivable as to which the earliest of any of the following events has occurred (i) the related Financed Vehicle has been repossessed and sold by the Servicer, (ii) at least 10% of any Scheduled Payment has become 120 or more days delinquent, or (iii) the Servicer has determined in good faith that all amounts it expects to recover with respect thereto have been received. Any Receivable that becomes a Purchased Receivable on or before the related Deposit Date shall not be a Liquidated Receivable.

         Liquidation Proceeds: With respect to a Liquidated Receivable, all amounts realized with respect to such Receivable (other than amounts withdrawn from the Reserve Account and drawings under the Policy) net of
(i) reasonable expenses incurred by the Servicer in connection with the collection of such Receivable and the repossession and disposition of the related Financed Vehicle and (ii) amounts that are required to be refunded to the Obligor on such Receivable; provided, however, that the Liquidation Proceeds with respect to any Receivable shall in no event be less than zero.

         Lockbox Account:  As defined in Section 3.2(d).

         Lockbox Agreement:  As defined in Section 3.2(d).

         Lockbox Bank:  As defined in Section 3.2(d).

         Monthly Records: All records and data maintained by the Servicer with respect to the Receivables and the Obligors, including the following with respect to each Receivable: the account number; the identity of the originating Dealer; Obligor name, Obligor address; Obligor home phone number; Obligor business phone number (if any); original Amount Financed or Principal Balance; original total of payments; original term; Annual Percentage Rate; current balance; pay off balance; current remaining term; contract origination date; first payment date; final scheduled payment date;

next payment due date; collateral description; days currently delinquent; new/used classification; amount of the Scheduled Payment; and past due late charges, if any.

         Moody's: Moody's Investors Service, Inc., or any successor thereto.

         Note: Any one of the Class A Notes executed on behalf of the Trust and issued pursuant to the Indenture in substantially the form set forth in Exhibit A to the Indenture, respectively.

         Note Balance: Initially, $100,000,000 and, thereafter, an amount equal to the initial Note Balance reduced by all amounts distributed to the Class A Noteholders that are allocable to principal.

         Note Insurer: shall mean MBIA Insurance Corporation, a New York insurance company, or any successor thereto, as issuer of the Policy.

         Note Majority: As of any date of determination, Holders of Notes representing more than 50% of the Note Balance.

         Note Register:  As defined in the Indenture.

         Noteholder or Holder:  Registered holders of Notes.

         Noteholders' Percentage: (a) 100% until and including the later of September 15, 1999 and the first date when the Overcollateralization Amount equals or exceeds the Target Overcollateralization Amount, (b) thereafter, if September 15, 1999 is the later date in clause (a), zero until the Overcollateralization Amount equals but does not exceed the Target Overcollateralization Amount and (c) thereafter, 96%.

         Notice for Payment: A written or telecopied notice from the Indenture Trustee to the Note Insurer, as set forth in the Policy.

         Obligor: With respect to a Receivable, the purchaser or the co-purchasers of the related Financed Vehicle and any other Person or Persons who are primarily or secondarily obligated to make payments under such Receivable.

         Officer's Certificate:  A certificate signed by an Executive Officer.

         Old Article 8: Article 8 of the UCC as in effect in the State of Missouri as of the date hereof.

         Old Article 8 Jurisdiction: A jurisdiction which has not adopted Revised Article 8.

         Opinion of Counsel: A written opinion of counsel reasonably acceptable in form and substance and from counsel acceptable to the Issuer and, if such opinion or a copy thereof is required to be delivered to the Indenture Trustee, the Note Insurer or the Owner Trustee, reasonably acceptable (as to form and substance) to the Indenture Trustee, the Note Insurer or the Owner Trustee, respectively.

         Other Assets:  As defined in Section 10.11.

         Overcollateralization Amount: With respect to any Payment Date, the positive difference between (a) the Aggregate Principal Balance of the Receivables as of the related Accounting Date and (b) the Note Balance, after giving effect to distributions of principal to Noteholders pursuant to clause (iv) of Section 4.5(a), including any Class A Redemption Amounts, on such Payment Date.

         Overfunded Interest Reserve Amount: (i) with respect to the April 1999 Payment Date, the excess of (a) the amount on deposit in the Interest Reserve Account on such Payment Date (after giving effect to the transfer of the Interest Reserve Requirement to the Collection Account on such date), over (b) the sum of (x) estimated the payments to be made pursuant to clauses (i) and (v) of Section 4.5(a) of this Agreement on the May 1999 Payment Date and (y) (I) 30 days of interest on the Noteholder's Percentage of the Pre-Funded Amount as of the close of business on the Related Accounting Date, calculated at the Class A Interest Rate, minus (II) the product of (A) 1/360, (B) 2.5%, (C) 30 and (D) the amount on deposit in the Pre-Funding Account (excluding Pre-Funding Earnings) as of the related Accounting Date; and (ii) with respect to the May 1999 Payment Date, the amount on deposit in the Interest Reserve Account on such Payment Date (after giving effect to the transfer of the Interest Reserve Requirement to the Collection Account on such date).

         Owner Trustee:  As defined in the Trust Agreement.

         Owner Trustee Fee: With respect to any payment date, the fees payable to the Owner Trustee for services rendered during the related Collection Period, as specified in the fee agreement dated March 15, 1999 between the Owner Trustee and Paragon, with a copy delivered to the Note Insurer.

         Paragon: As defined in the first paragraph of this Agreement.

         Payment Amount: With respect to a Payment Date, the sum of (i) the Available Funds as of the related Determination Date, plus (ii) the Deficiency Claim Amount, if any, with respect to such Payment Date.

         Payment Date: The 15th day of each calendar month, or if such 15th day is not a Business Day, the next Business Day, commencing April 15, 1999 and including the Final Scheduled Payment Date.

         Permitted Lien: (i) the Lien in favor of the Trust, (ii) the Lien in favor of the Indenture Trustee for the benefit of the Noteholders, (iii) the restrictions on transferability imposed by the Related Documents and
(iv) inchoate Liens for taxes not yet payable and mechanics' or suppliers' liens for services or materials supplied the payment of which is not yet overdue.

         Person: Any legal person, including any individual, corporation, partnership, limited liability company, joint venture, estate, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         Physical Property: Personal property constituting Instruments or constituting "certificated securities" under Old Article 8, including bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that are susceptible of physical delivery.

         Policy: shall mean the note guaranty insurance policy number 28877, dated March 30, 1999 issued by the Note Insurer to the Indenture Trustee for the benefit of the Noteholders, including any endorsements thereto.

         Policy Claim Amount: as defined in Section 5.4(a).

         Pre-Computed Receivable: Any Receivable under which the portion of a payment allocable to earned interest (which may be referred to in the related Receivable as an add-on finance charge) and the portion allocable to the Amount Financed is determined according to the sum of periodic balances or the sum of monthly balances or any equivalent method or are monthly actuarial receivables.

         Preference Amount: shall mean any amounts previously distributed to a Noteholder that are recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy with respect to Paragon, the Seller or the Trust pursuant to the U.S. Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

         Pre-Funded Amount: With respect to the Funding Period and as of any date, the amount on deposit in the Pre-Funding Account on such date.

         Pre-Funding Account:  The account designated as the Pre-Funding
Account in, and which is established and maintained pursuant to, Section 4.1(a).

         Pre-Funding Earnings: As of any Payment Date, the investment earnings on amounts on deposit in the Pre-Funding Account as of the close of business on the related Accounting Date.

         Premium: as defined in the Insurance Agreement.

         Principal Balance: With respect to any Receivable, as of any date, the Amount Financed minus (i) in the case of a Pre-Computed Receivable, that portion of all payments (including all Scheduled Payments and any prepayments in full or partial prepayment) received on or prior to such date and allocable to principal in accordance with the actuarial method,
(ii) in the case of a Simple Interest Receivable, that portion of all payments (including all Scheduled Payments and any prepayments in full or partial prepayment) received on or prior to such date and allocable to principal in accordance with the simple interest method, and (iii) any Cram Down Loss in respect of such Receivable.

        Purchase Amount: With respect to a Receivable, the Principal Balance and all accrued and unpaid interest on the Receivable as of the Accounting Date as of which such Receivable is to be purchased.

         Purchased Receivable: With respect to any Collection Period, any Warranty Receivable or Administrative Receivable as to which the Purchase Amount has been deposited in the Collection Account by or on behalf of the Seller or the Servicer, as applicable, on or before the related Deposit Date and any Receivable purchased by the Servicer pursuant to Section 9.1 as to which the Purchase Amount has been deposited in the Collection Account by or on behalf of the Servicer.

         Rating Agency: Moody's and S&P, so long as they maintain a rating on the Notes; and if Moody's or S&P no longer maintains a rating on the Notes, such other nationally recognized statistical rating organization selected by the Seller and (so long as an Insurer Default shall not have occurred and be continuing) acceptable to the Note Insurer.

         Rating Agency Condition: With respect to any action, that the Rating Agency shall have been given prior notice thereof and that the Rating Agency shall have notified Paragon, the Seller, the Servicer, the
Note Insurer and the Indenture Trustee in writing that such action will not result in a reduction or withdrawal of the then current rating of the Class A Notes.

         Receivable: A retail installment contract (and related security agreement) for a new or used automobile, light truck or sports utility vehicle (and all accessories thereto) that is included in the Schedule of Receivables, and all rights and obligations under such a contract.

         Receivable File: The documents, electronic entries, instruments and writings listed in Section 2.3 pertaining to a particular Receivable.

         Receivables Purchase Agreement: The Receivables Purchase Agreement, dated as of March 30, 1999 between the Seller and Paragon.

         Record Date:  The Business Day preceding the related Payment Date.

         Registrar of Titles: With respect to any state, the Governmental Authority responsible for the registration of, and the issuance of certificates of title relating to, motor vehicles and liens thereon.

         Reimbursement Amounts: Any payments made by the Note Insurer under the Policy, any unpaid Premiums due the Note Insurer and any amounts paid by the Note Insurer pursuant to Section 4.9 and all other amounts owing to the Note Insurer pursuant to the Insurance Agreement. Reimbursement Amounts shall be payable from the flow of funds in accordance with Section 4.5. Reimbursement Amounts shall include interest on the above amounts calculated at the "prime rate" of interest set forth in The Wall Street Journal on the applicable Determination Date ("Prime") plus 3%. Interest shall accrue on all Reimbursement Amounts on a monthly basis, as of each Payment Date, at Prime plus 3% assuming a 360-day year based on the actual number of days elapsed.

         Related Documents: This Agreement, the Indenture, the Trust Agreement, the Notes, the Receivables Purchase Agreement, the Insurance Agreement, the Indemnification Agreement, the Policy, the Certificate of Incorporation of Paragon Auto Receivables Corporation and the other agreements executed in connection with the Closing. The Related Documents executed by any party are referred to herein as "such party's Related Documents," "its Related Documents" or by a similar expression.

         Reserve Account: The Reserve Account established and maintained pursuant to Section 4.1(a)(ii).

         Reserve Account Required Amount: With respect to a Payment Date, the greater of (a) the lesser of (i) 1% of the Aggregate Principal Balance of the Initial Receivables as of the Initial Cutoff Date and the Aggregate Principal Balance of the Subsequent Receivables as of their Subsequent Cutoff Date(s) and (ii) the Note Balance and (b) 2.0% of the Aggregate Principal Balance of the Receivables as of the related Accounting Date; provided, however, that (1) if a Reserve Event has occurred and has not been Deemed Cured as of such Payment Date, the Reserve Account Required Amount shall be 6% of the Aggregate Principal Balance of the Receivables as of the related Accounting Date, and (2) if a Trigger Event has occurred and has not been Deemed Cured as of such Payment Date, the Reserve Account Required Amount shall be 100% of the Aggregate Principal Balance of the Receivables as of the related Accounting Date.

         Responsible Officer: When used with respect to the Indenture Trustee, any officer of the Indenture Trustee assigned by the Indenture Trustee to administer its corporate trust affairs relating to the Trust. When used with respect to any other Person that is not an individual, the President, any Vice-President or Assistant Vice-President or the Controller of such Person, or any other officer or employee having similar functions.

         Reserve Event: With respect to any Determination Date, (a) the three month average Default Ratio exceeds 7.00%, (b) the three month average Delinquency Ratio exceeds 1.50%, or (c) the Cumulative Net Loss Ratio exceeds the percentage shown opposite the number for the applicable Determination Date (after the Closing Date) below:

||

       Determination Date                Cumulative Net Loss
    (after the Closing Date)                    Ratio
                                                -----
     6th through 8th                            0.75%
     9th through 11th                           1.35%
     12th through 14th                          2.00%
     15th through 17th                          2.50%
     18th through 20th                          3.35%
     21st through 23rd                          4.65%
     24th through 26th                          5.50%
     27th through 29th                          5.75%
     30th and thereafter                        5.90%
||

         Revised Article 8: UCC, Revised Article 8, Investment Securities (with conforming and miscellaneous amendments to Articles 1, 3, 4, 5, 9 and
10), 1994 Official Text, as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws. Unless the context requires otherwise, "Revised Article 8" means such version in the form in which it is adopted in the applicable jurisdiction.

         Revised Article 8 Jurisdiction: A jurisdiction which has adopted Revised Article 8.

         S&P: Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

         Schedule of Receivables: The schedule of all retail installment contracts sold and transferred to the Trust on the Closing Date attached hereto as Schedule A, as supplemented by each Schedule of Subsequent Receivables attached as Schedule A to each Subsequent Transfer Agreement, as each may be amended from time to time, including to remove Purchased Receivables pursuant to Section 2.6.

         Schedule of Representations: The Schedule of Representations and Warranties of the Seller attached as Schedule B.

         Schedule of Subsequent Receivables: The schedule of all retail installment contracts sold and transferred to the Trust pursuant to a Subsequent Transfer Agreement which such schedule is attached as Schedule A to such Subsequent Transfer Agreement and shall supplement the Schedule of Initial Receivables.

         Scheduled Payment: With respect to any Collection Period for any Receivable, the amount set forth in such Receivable as required to be paid by the Obligor thereon in such Collection Period. If, after the Closing Date, the Obligor's obligation under a Receivable with respect to a Collection Period has been modified so as to differ from the amount specified in such Receivable as a result of (i) the order of a court in an insolvency proceeding involving the Obligor, (ii) the Soldiers' and Sailors' Civil Relief Act of 1940 or (iii) modifications or extensions of the Receivable permitted by Section 3.2(b) or 3.2(c), the Scheduled Payment with respect to such Collection Period shall refer to the Obligor's payment obligation with respect to such Collection Period as so modified.

         Securities Account: As defined in Section 8-501(a) of Revised
Article 8.

         Securities Act:  The Securities Act of 1933, as amended.

         Securities Entitlement: As defined in Section 8-102(a)(17) of Revised
Article 8.

         Securities Intermediary: As defined in Section 8-102(a)(14) of Revised
Article 8.

         Seller:  As defined in the first paragraph of this Agreement.

         Servicer: Paragon Acceptance Corporation, a Delaware corporation, its successor in interest pursuant to Section 7.2 or, after any termination of the Servicer upon a Servicer Termination Event, the Backup Servicer or any other successor Servicer.

         Servicer Termination Event:  An event described in Section 8.1.

         Servicer's Certificate: With respect to each Determination Date, a certificate, completed by and executed on behalf of the Servicer, in accordance with Section 3.9, substantially in the form attached as Exhibit A.

         Simple Interest Receivable: Any Receivable under which principal and interest is allocated according to the simple interest method.

         Subsequent Cutoff Date: With respect to any Subsequent Receivable, the close of business on any day at least seven Business Days before the related Subsequent Transfer Date, but in no event later than April 30, 1999.

         Subsequent Purchase Agreement: With respect to any Subsequent Receivables, the agreement between Paragon and the Seller pursuant to which Paragon transfers the Subsequent Receivables to the Seller, the form of which is attached to the Receivables Purchase Agreement as Exhibit A.

         Subsequent Receivable: Each of the Receivables sold to the Trust pursuant to Section 2.2, which shall be listed on the Schedule of Subsequent Receivables attached as Schedule A to the related Subsequent Transfer Agreement.

         Subsequent Reserve Account Deposit: With respect to any transfer of Subsequent Receivables to the Trust pursuant to Section 2.2, an amount equal to 2% of the Principal Balance of the Subsequent Receivables as of the related Subsequent Cutoff Date.

         Subsequent Transfer Agreement:  As defined in Section 2.2(b).

         Subsequent Transfer Date: The date specified as such in the Subsequent Transfer Agreement.

         Supplemental Servicing Fee: With respect to any Collection Period, all administrative fees, expenses and charges paid by or on behalf of Obligors, including any late fees, non-sufficient fund or returned check fees and liquidation fees collected on the Receivables during such Collection Period and reimbursement of any personal property taxes assessed on repossessed Financed Vehicles paid by the Servicer.

         Target Overcollateralization Amount: 4% of the Aggregate Principal Balance of the Receivables.

         Total Servicing Fee: The sum of the Basic Servicing Fee and the Supplemental Servicing Fee.

         Trigger Event: With respect to any Determination Date, (a) the average of the Delinquency Ratios for the three preceding Collection Periods exceeds 2%, (b) the occurrence of any of the events enumerated in
Section 6.1 of the Insurance Agreement or (c) the Cumulative Net Loss Ratio exceeds the percentage shown opposite the number of the applicable Determination Date (after the Closing Date) below:

||

       Determination Date                Cumulative Net Loss
    (after the Closing Date)                    Ratio
                                                -----
       6th through 8th                          1.00%
       9th through 11th                         1.60%
       12th through 14th                        2.30%
       15th through 17th                        3.00%
       18th through 20th                        3.65%
       21st through 23rd                        5.10%
       24th through 26th                        6.00%
       27th through 29th                        6.30%
       30th and thereafter                      6.50%
||

         Trust:  As defined in the first paragraph of this Agreement.

         Trust Account: As defined in Section 4.1(b).

         Trust Account Property: The Trust Accounts, all amounts and investments held from time to time in any Trust Account (whether in the form of deposit accounts, physical property, book-entry securities, uncertificated securities or otherwise) and all proceeds of the foregoing.

         Trust Agreement: The Trust Agreement, dated as of March 15, 1999, between Paragon, Paragon Auto Receivables Corporation, as holder of the Certificate, and Wilmington Trust Company, as Owner Trustee.

         Trust Property: The property and proceeds conveyed pursuant to Sections 2.1 and 2.2, together with certain monies paid after the Initial Cutoff Date with respect to the Initial Receivables and after the applicable Subsequent Cutoff Date with respect to the Subsequent Receivables, the Policy, the Trust Accounts (including all Eligible Investments therein and all proceeds therefrom), the rights of the Trust under this Agreement and the rights of the Seller under the Receivables Purchase Agreement.

         Uncertificated Security: As defined in Section 8-102(a)(18) of Revised
Article 8.

         UCC: The Uniform Commercial Code as in effect in the relevant jurisdiction.

         Warehouse Lender: CTS or any lender under a successor warehouse loan facility.

         Warehouse Liens: The security interests in the Receivables and other Trust Property granted by Paragon as debtor/seller in favor of (i) CTS as secured party/purchaser in connection with the Warehouse Credit and Servicing Agreement, dated as of March 29, 1996, as amended, between Paragon and CTS or (ii) the lender under any successor warehouse loan facility.

         Warranty Receivable: With respect to any Collection Period, a Receivable that the Seller has become obligated to repurchase pursuant to
Section 2.6.

         Section 1.2. Usage of Terms. With respect to all terms used in this Agreement, the singular includes the plural and the plural includes the singular, words importing one gender include the other gender, references to "writing" include printing, typing, lithography and other means of reproducing words in a visible form, references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement, references to Persons include their permitted successors and assigns, and the terms "include" or "including" mean "include without limitation" or "including without limitation."

         Section 1.3. Calculations. All calculations of the amount of interest accrued on the Notes shall be made on the basis of a 360-day year consisting of twelve 30-day months. All references to the Principal Balance of a Receivable as of an Accounting Date shall refer to the close of business on such day.

         Section 1.4. Section References. All references to Articles, Sections, paragraphs, subsections, exhibits and schedules shall be to such portions of this Agreement unless otherwise specified.

         Section 1.5. Action by or Consent of Noteholders. Whenever any provision of this Agreement refers to action to be taken or consented to by Noteholders, such provision shall be deemed to refer to Noteholders of record as of the Record Date preceding the date on which such action is to be taken or consent given by Noteholders. Solely for purposes of any action to be taken or consented to by Noteholders, any Note registered in the name of Paragon, the Seller or any Affiliate thereof shall be deemed not to be outstanding; provided, however, that, solely for the purpose of determining whether the Indenture Trustee is entitled to rely upon any such action or consent, only Notes that the Indenture Trustee knows to be so owned shall be so disregarded.

         Section 1.6. No Recourse. No recourse may be taken, directly or indirectly, under this Agreement or any certificate or other writing delivered in connection herewith or therewith, against any stockholder, officer or director, as such, of Paragon, the Seller, the Servicer, the
Note Insurer, the Backup Servicer, the Owner Trustee (in its individual or trust capacities) or the Indenture Trustee or of any predecessor or successor of Paragon, the Seller, the Servicer, the Note Insurer, the Backup Servicer, the Owner Trustee (in its individual or trust capacities) or the Indenture Trustee.

         Section 1.7. Nonpetition Covenant. Until one year and one day following the payment in full of all amounts due in respect of the Notes, none of the Seller, the Servicer, the Indenture Trustee, the Backup Servicer, nor Paragon shall petition or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Seller or the Trust under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Seller or the Trust or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Seller or the Trust.


                                 ARTICLE II
         CONVEYANCE OF RECEIVABLES; ACCEPTANCE BY INDENTURE TRUSTEE

         Section 2.1. Conveyance of Receivables. (a) Subject to the terms and conditions of this Agreement, the Seller hereby sells, transfers, assigns and otherwise conveys to the Trust, without recourse (but without limitation of its obligations under this Agreement): (1) all of the right, title and interest of the Seller in and to the Initial Receivables and all monies due or received thereunder or in respect thereof after the Initial Cutoff Date (including all Liquidation Proceeds and recoveries received with respect to such Receivables); and (2) all of the right, title and interest of Paragon and the Seller in and to (i) the security interests of Paragon and the Seller in the related Financed Vehicles and any other interest of Paragon and the Seller in the related Financed Vehicles, including the certificates of title with respect to such Financed Vehicles,
(ii) the Insurance Policies and any proceeds from any Insurance Policies relating to the Receivables, the Obligors or the related Financed Vehicles, including rebates or refunds of premiums, (iii) the rights of Paragon and the Seller against Dealers with respect to the Receivables under the Dealer Agreements and the Dealer Assignments, (iv) the rights of the Seller under the Receivables Purchase Agreement, (v) all funds on deposit from time to time in the Trust Accounts, including all income thereon and proceeds thereof, and (vi) all proceeds and investments of any of the foregoing, all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any of the foregoing.

         (b) It is the intention of the Seller that the transfer and assignment contemplated by this Agreement shall constitute a sale of the Receivables and the other Trust Property from the Seller to the Trust and the beneficial interest in and title to the Receivables and the other Trust Property shall not be part of the Seller's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. If, notwithstanding the intent of the Seller, the transfer and assignment contemplated hereby is held not to be a sale, the Seller hereby grants a first priority security interest to the Trust in the property referred to in this Section 2.1, and this Agreement shall constitute a security agreement. The execution and delivery of this Agreement shall constitute an acknowledgment by the Seller and the Indenture Trustee on behalf of the Noteholders that, solely for income and franchise tax purposes, until the Certificates are held by more than one Person or the Trust is recharacterized as a separate entity, the Trust will be disregarded as an entity separate from its owner and the Notes will be treated as debt of the Seller. The powers granted and obligations undertaken in this Agreement shall be construed so as to further such intent.

         (c) The Seller hereby directs the Trust to, and the Trust does hereby, accept the Trust Property conveyed by the Seller to the Trust pursuant to this Section 2.1.

         (d) The conveyance of the Receivables and the other Trust Property with respect thereto shall take place at a closing (the "Closing") at the offices of Mayer, Brown & Platt, 190 South LaSalle Street, Chicago, Illinois 60603 on the Closing Date.

         Section 2.2. Conveyance of Subsequent Receivables. (a) Subject to the conditions set forth in Section 2.2(b), the Seller, pursuant to the terms contained herein and in one or more Subsequent Transfer Agreements, shall sell, transfer, assign and otherwise convey to the Trust, without recourse (but without limitation of its obligations under this Agreement),
(1) all of the right, title and interest of the Seller in and to the Subsequent Receivables and all monies received thereunder or in respect thereof after the related Subsequent Cutoff Date (including all Liquidation Proceeds and recoveries received with respect to such Subsequent Receivables); and (2) all of the right, title and interest of the Seller in and to (i) the security interests of Paragon and the Seller in the related Financed Vehicles and any other interest of Paragon and the Seller in the related Financed Vehicles, including the certificates of title with respect to such Financed Vehicles, (ii) the Insurance Policies and any proceeds from any Insurance Policies relating to the Subsequent Receivables, the Obligors or the related Financed Vehicles, including rebates or refunds of premiums, (iii) the rights of Paragon and the Seller against Dealers with respect to the Subsequent Receivables under the Dealer Agreements and the Dealer Assignments, (iv) the rights of the Seller under the related Subsequent Purchase Agreement, and (v) all proceeds and investments of any of the foregoing, all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any of the foregoing.

         (b) On any Subsequent Transfer Date, the Seller shall transfer to the Trust the Subsequent Receivables sold to the Trust on such Subsequent Transfer Date and the other property and rights related thereto described in Section 2.2(a) upon the satisfaction of each of the following conditions on or prior to such Subsequent Transfer Date:

                  (i) the Seller shall have provided the Owner Trustee on behalf of the Trust, the Indenture Trustee, the Note Insurer, Paragon and the Rating Agencies with an Addition Notice not later than five Business Days prior to such Subsequent Transfer Date and shall have provided any information reasonably requested by any of them with respect to such Subsequent Receivables;

                  (ii) the Seller shall have delivered to the Owner Trustee on behalf of the Trust, the Note Insurer and the Indenture Trustee a duly executed (A) written assignment (including an acceptance by the Owner Trustee on behalf of the Trust and the Indenture Trustee) in substantially the form of Exhibit C (the "Subsequent Transfer Agreement"), which shall include supplements to Schedule A listing such Subsequent Receivables and which shall specify the amount of the Subsequent Reserve Account Deposit, if any, and (B) Subsequent Purchase Agreement;

                  (iii) on the Subsequent Transfer Date, the Seller shall have deposited in the Collection Account all collections received in respect of such Subsequent Receivables received after the related Subsequent Cutoff Date and prior to the second Business Day preceding the Subsequent Transfer Date;

                  (iv) as of such Subsequent Transfer Date, neither Paragon nor the Seller shall have been insolvent nor shall any of them have been made insolvent by such transfer nor shall any of them be aware of any pending insolvency;

                  (v) such addition shall not result in the Trust being treated as an association (or a publicly traded partnership) taxable as a corporation for federal or Delaware income tax purposes;

                  (vi)  the Funding Period shall not have terminated;

                  (vii) the Seller shall have delivered to the Owner Trustee on behalf of the Trust, the Note Insurer, the Indenture Trustee and Paragon an Officer's Certificate in the form of Exhibit D confirming the satisfaction of each condition precedent specified in this Section 2.2(b);

                  (viii) the Seller shall have delivered to the Rating Agencies, Paragon, the Note Insurer and the Indenture Trustee an Opinion of Counsel with respect to the transfer of such Subsequent Receivables substantially similar to the form of the Opinion of Counsel relating to certain bankruptcy, tax and security interest matters delivered to the Rating Agencies, Paragon, the Note Insurer and the Indenture Trustee on the Closing Date;

                  (ix) the Seller shall have deposited the Subsequent Reserve Account Deposit, if any, in the Reserve Account;

                  (x) the Seller shall have delivered to the Indenture Trustee the Receivable Files relating to the Subsequent
         Receivables in accordance with Section 2.3;

                  (xi) each Rating Agency shall have notified the Seller, the Indenture Trustee and the Note Insurer in writing that following such transfer the rating on the Class A Notes will not be withdrawn or reduced by such Rating Agency with and without regard to the Policy;

                  (xii) the Receivables in the Trust, including such Subsequent Receivables, shall meet the following criteria: (A) the weighted average APR of the Receivables in the Trust shall not be less than 10.60%; (B) no Receivables shall have an APR less than 6.75%; (C) the weighted average remaining term to maturity of the Receivables on such Subsequent Transfer Date shall not be greater than 64 months; (D) based upon the billing addresses of the Dealers, not more than 10% of the aggregate Principal Balances of the Receivables, including such Subsequent Receivables, are located in any one state other than California,

         North Carolina, Virginia or Texas; (E) at least 65% of the Receivables shall be secured by automobiles and sports utility vehicles with a manufacturer's suggested retail price when new of $20,000 or more; (F) Pre-Computed Receivables shall not exceed 12% of the Receivables by Aggregate Principal Balance; (G) no more than 45% of the Receivables shall have an original term of more than 60 months but less than or equal to 72 months; (H) no Receivable shall have a Principal Balance less than $1000 or in excess of $85,000; and (I) no more than 4% of Aggregate Principal Balance of the Receivables shall be rated "Credit Tier A" as defined in Paragon's credit and collection policy;

                  (xiii) the Seller shall have taken any action required to be taken by Paragon or the Seller to maintain the first priority perfected ownership interest of the Trust and the first priority security interest of the Indenture Trustee in the assets of the Trust;

                  (xiv) no selection procedures adverse to the interests of the Noteholders or the Note Insurer shall have been utilized in selecting such Subsequent Receivables;

                  (xv) the representations and warranties set forth in
         Section 2.5 to the extent applicable to the Subsequent Receivables are true and correct in all material respects; and

                  (xvi) the Subsequent Cutoff Date related to any Subsequent Transfer Date shall be no later than April 30, 1999.

         (c) On such Subsequent Transfer Date, if all the conditions specified in Section 2.2(b) have been satisfied as evidenced by the receipt by the Owner Trustee on behalf of the Trust and the Indenture Trustee, as applicable, of the documents and amounts described in Sections 2.2(b)(i),
(ii), (iii), (vii), (viii), (ix), (x) and (xi), the Owner Trustee on behalf of the Trust shall accept the transfer of such Subsequent Receivables and the Indenture Trustee shall pay to the Seller from the Pre- Funding Account an amount equal to (i) the aggregate Principal Balance of the Subsequent Receivables transferred to the Trust as of such date, minus (ii) the Subsequent Reserve Account Deposit, if any, for such Subsequent Transfer Date.

         (d) The Seller covenants to transfer to the Trust pursuant to
Section 2.2(a) Subsequent Receivables with an aggregate Principal Balance equal to up to $26,015,156.02; provided, however, that the sole remedy of the Trust, the Indenture Trustee and the Noteholders with respect to a failure of such covenant shall be to enforce the provisions of the Receivables Purchase Agreement.

         Section 2.3.  Custody of Receivable Files.

         (a) (i) Simultaneously with the execution and delivery of this Agreement and the sale, transfer and assignment of the Initial Receivables and the other Trust Property to the Trust pursuant to this Agreement, and
(ii) at least five days prior to the execution and delivery of a Subsequent Purchase Agreement and the sale, transfer and assignment of any Subsequent Receivables, the Seller shall deliver the following documents or instruments in its possession to the Indenture Trustee (along with a list, in a mutually acceptable electronic format, of the Receivables):

                  (i) The fully executed original of the Receivable (together with any agreements modifying the Receivable including any extension agreements, provided that the Indenture Trustee shall not have to certify the receipt of any such agreements modifying or extending the Receivable);

                  (ii) The original credit application, or a copy thereof, of each Obligor, fully executed by each such Obligor; and

                  (iii) The original Lien Certificate (when received) and any such other documents, if any, that Paragon keeps on file in accordance with its customary procedures indicating that the Financed Vehicle is owned by the Obligor and subject to the interest of Paragon as first lienholder or secured party (including any Lien Certificate received by Paragon), or, if such original Lien Certificate has not yet been received, a copy of the application therefor, if any, showing Paragon as secured party.

         (b) Upon payment in full of any Receivable, the Servicer shall notify the Indenture Trustee pursuant to a certificate of an officer of the Servicer in the form of Exhibit B hereto and shall request delivery of the Receivable and the Receivable File to the Servicer. From time to time as appropriate for servicing and enforcing any Receivable, the Indenture Trustee shall, upon written request of an officer of the Servicer and delivery to the Indenture Trustee of a receipt signed by such officer cause the original Receivable and the Receivable File to be released to the Servicer. The Servicer's receipt of a Receivable and/or a Receivable File shall obligate the Servicer to return the original Receivable and Receivable File to the Indenture Trustee when its need by the Servicer has ceased, unless the Receivable is repurchased as described in Section 2.6 or
Section 3.7.

         (c) The Indenture Trustee shall maintain the Receivable Files it has received at its principal office or at such other office as shall from time to time be identified to the Servicer, the Note Insurer and the Owner Trustee, and the Indenture Trustee will hold such Receivable File in such office on behalf of the Noteholders, clearly identified as being separate from any other instruments and files on its records, including other instruments and files held by the Indenture Trustee. Each Receivable shall be identified on the books and records of the Indenture Trustee in a manner that (i) is consistent with practices of a commercial bank acting in the capacity of custodian with respect to similar receivables and (ii) is otherwise necessary, as reasonably determined by the Indenture Trustee, to comply with the terms of this Agreement.

         Section 2.4. Conditions Precedent to Issuance by Trust. As conditions to the Indenture Trustee's authentication and delivery of the Notes on the Closing Date, the Indenture Trustee shall have received the following on or before the Closing Date:

                  (a) The Schedule of Receivables certified by an Executive Officer of the Seller;

                  (b) The acknowledgment (including an exceptions listing, if any) of the Indenture Trustee stating that it holds the Receivable Files relating to the Receivables and has reviewed such Receivable Files and such Receivable Files contain the items set forth in Section 2.2(i)(ii) and (iii);

                  (c) Copies of resolutions of the Board of Directors of the Seller approving the execution, delivery and performance of the Seller's Related Documents and the transactions contemplated hereby and thereby, certified by a Secretary or an Assistant Secretary of the Seller;

                  (d) Copies of resolutions of the Board of Directors of Paragon approving the execution, delivery and performance of its Related Documents and the transactions contemplated hereby and thereby, certified by a Secretary or an Assistant Secretary of Paragon; and

                  (e) Opinions from Mayer, Brown & Platt and Nancy C. Ferguson, General Counsel of Paragon, and Hudson Cook, LLP with respect to the Trust's first priority perfected security interest or ownership interest in the Receivables and the Financed Vehicles and copies of any financing statements which have been or will be attached to such opinions.

         Section 2.5. Representations and Warranties of Seller. By its execution of this Agreement, the Seller makes the following representations and warranties on which the Trust relies in accepting the Receivables and the other Trust Property and in issuing the Notes, on which the Note Insurer relies in issuing the Policy and on which the Indenture Trustee relies in authenticating the Notes. Unless otherwise specified, such representations and warranties speak as of the Closing Date with respect to the Initial Receivables and as of the related Subsequent Transfer Date with respect to the Subsequent Receivables acquired by the Trust on such Subsequent Transfer Date, but shall survive the sale, transfer and assignment of the Receivables to the Trust.

         (a) Schedule of Representations. The representations and warranties set forth on the Schedule of Representations are true and correct in all material respects.

         (b) Organization and Good Standing. The Seller has been duly organized and is validly existing as a corporation under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted.

         (c) Due Qualification. The Seller is duly qualified to do business and has obtained all necessary licenses and approvals in all jurisdictions where the failure to do so would have a material adverse effect on (i) the Seller's ability to transfer the Receivables and the other Trust Property to the Trust pursuant to this Agreement, (ii) the validity or enforceability of the Receivables and the other Trust Property or (iii) the Seller's ability to perform its obligations hereunder and under its Related Documents.

         (d) Power and Authority. The Seller has the power and authority to execute and deliver its Related Documents and to carry out their terms; the Seller has power and authority to sell and assign the Receivables and the other Trust Property to be sold and assigned to and deposited with the Trust by it and has duly authorized such sale and assignment to and deposit with the Trust by all necessary corporate action; and the execution, delivery and performance of the Seller's Related Documents have been duly authorized by the Seller by all necessary corporate action.

         (e) Binding Obligations. The Seller's Related Documents, when duly executed and delivered, shall constitute valid and binding obligations of the Seller enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

         (f) No Violation. The execution, delivery and performance by the Seller of its Related Documents, the consummation of the transactions contemplated thereby and the fulfillment of the terms thereof do not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or bylaws of the Seller, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which it or its properties are bound, (ii) result in the creation or imposition of any Lien (other than Permitted Liens) upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument or (iii) to the Seller's knowledge, violate any law, order, rule or regulation applicable to the Seller of any Governmental Authority having jurisdiction over the Seller or any of its properties.

         (g) No Proceedings. There are no proceedings or investigations pending or, to the Seller's knowledge, threatened against the Seller, before any Governmental Authority having jurisdiction over the Seller or its properties (i) asserting the invalidity of any of the Related Documents, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by any of the Related Documents, (iii) seeking any determination or ruling that would have a material adverse effect on the performance by the Seller of its obligations under, or the validity or enforceability of, any of the Related Documents, or (iv) seeking to materially and adversely affect the federal income tax or other federal, state or local tax attributes of the Notes or seeking to impose any excise, franchise, transfer or similar tax upon the Notes or the sale and assignment of the Receivables and the other Trust Property hereunder.

         (h) No Consents. No consent, approval, license, authorization or order of, or declaration, registration or filing with, any Governmental Authority or other Person is required to be made by the Seller in connection with the execution, delivery or performance of its Related Documents or the consummation of the transactions contemplated thereby, except such as have been duly made, effected or obtained.

         (i) Chief Executive Office. The chief executive office of the Seller is at 27405 Puerta Real, Suite 200, Mission Viejo, California 92691.

         (j) Dealer Recourse. The Seller shall execute and deliver such other instruments and agreements as the Issuer may reasonably request in order to enforce any rights against a Dealer assigned to the Seller under the Receivables Purchase Agreement and assigned to the Issuer hereunder and any obligations of a Dealer in connection with a Receivable including any rights to recourse against such Dealer.

         Section 2.6. Repurchase of Receivables Upon Breach of Warranty. Upon discovery by any of the Seller, the Servicer, the Note Insurer or the Indenture Trustee of a breach of any of the representations and warranties of the Seller contained in Section 2.5(a) that has a material adverse effect on the interests of the Noteholders or the Note Insurer in any Receivable, the party discovering such breach shall give prompt written notice to the others; provided, however, that the failure to give any such notice shall not affect any obligation of the Seller under this Section 2.6; and provided, further, that the maximum aggregate purchase obligation of the Seller with respect to breaches of the representation and warranty made in clause (C) (II) of paragraph 4 of the Schedule of Representations shall not exceed an amount equal to 10% of the aggregate Principal Balance of all Receivables originated after January 31, 1999. As of the second Accounting Date (or, at the Seller's election, the first Accounting Date) following its discovery or its receipt of notice of any such breach the Seller shall, unless such breach shall have been cured in all material respects, repurchase such Receivable from the Trust and, on or before the Deposit Date following such Accounting Date, the Seller shall pay the Purchase Amount to the Trust pursuant to Section 4.4. The obligation of the Seller to repurchase any Receivable as to which a breach has occurred and is continuing shall, if such obligation is fulfilled, constitute the sole remedy against the Seller for such breach available to the Trust, the Note Insurer, the Noteholders or the Indenture Trustee on behalf of the Noteholders. The Indenture Trustee shall not be under any duty or obligation to investigate the occurrence of a breach of representation or warranty in accordance with this Section 2.6.

         Section 2.7. Indenture Trustee's Assignment of Receivables. With respect to all Administrative Receivables and all Warranty Receivables purchased by the Servicer or the Seller and all Receivables purchased by the Servicer pursuant to Section 9.1, the Trust and the Indenture Trustee shall take any and all actions reasonably requested by the Seller or the Servicer, at the expense of the requesting party, to assign, without recourse, representation or warranty, to the Seller or the Servicer, as applicable, all the Trust's and the Indenture Trustee's right, title and interest in and to such Purchased Receivables and the other Trust Property with respect thereto, such assignment being an assignment outright and not for security; and the Seller or the Servicer, as applicable, shall thereupon own such Purchased Receivables and the other Trust Property related thereto, free of any further obligation to the Trust, the Indenture Trustee, the Note Insurer or the Noteholders with respect thereto. The Trust and the Indenture Trustee shall take any and all actions reasonably requested by the Seller or the Servicer, at the expense of the requesting party, to release its security interest in each Purchased Receivable and in the other Trust Property with respect thereto. The Servicer shall remove each Purchased Receivable from the Schedule of Receivables and mark the Electronic Ledger accordingly. The Servicer shall deliver any supplements to the Schedule of Receivables to the Seller, the Note Insurer and the Indenture Trustee. Notwithstanding the foregoing, although the Trust and the Indenture Trustee, as applicable, shall be required to execute



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documentation related to the foregoing, neither the Trust nor the Indenture
Trustee shall be required to prepare any such documentation.

         Section 2.8. Collecting Lien Certificates. The Servicer shall use its best efforts to collect each Lien Certificate from the applicable Registrar of Titles as promptly as practicable and, pending receipt of each Lien Certificate from such Registrar of Titles, shall supply written evidence that each such Lien Certificate has been applied for. If a Lien Certificate with respect to a Receivable showing Paragon as first lienholder is not received by the Indenture Trustee within 180 days after the Closing Date, the Servicer shall be obligated to purchase such Receivable under Section 3.7.


                                ARTICLE III
                ADMINISTRATION AND SERVICING OF RECEIVABLES

         Section 3.1. Duties of the Servicer. The Servicer is hereby authorized to act as agent for the Trust and in such capacity shall manage, service, administer and make collections on the Receivables and perform the other actions required by the Servicer under this Agreement. The Servicer agrees that its servicing of the Receivables shall be carried out in accordance with customary and usual procedures of institutions that service motor vehicle retail installment contracts and, to the extent more exacting, with the degree of skill and attention that the Servicer exercises from time to time with respect to comparable motor vehicle receivables that it services for itself or others. In performing such duties, it shall comply with its current servicing policies and procedures, as such servicing policies and procedures may be amended from time to time, so long as such amendments shall not materially and adversely affect the interests of the Noteholders, the Note Insurer or the Trust. The Servicer's duties shall include collection and posting of all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending statements or payment coupons to Obligors, monitoring the collateral, accounting for collections and furnishing monthly and annual statements to the Indenture Trustee and Note Insurer with respect to distributions and performing the other duties specified herein. To the extent consistent with the standards, policies and procedures otherwise required hereby, the Servicer shall follow its customary standards, policies and procedures and shall have full power and authority, acting alone, to do any and all things in connection with management, servicing, administration and collection that it may deem necessary or desirable. Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered by the Trust to execute and deliver, on behalf of the Trust, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and the Financed Vehicles. The Servicer is authorized to release Liens on Financed Vehicles granted by the Receivables in order to collect insurance proceeds with respect thereto and to liquidate such Financed Vehicles in accordance with its customary standards, policies and procedures. The Servicer is hereby authorized to commence, in its own name or in the name of the Trust or the Indenture Trustee (provided that, if the Servicer is acting in the name of the Indenture Trustee, it has obtained the Indenture Trustee's consent, which consent shall not be unreasonably withheld), legal proceedings to enforce Receivables or to commence or participate in any other legal proceedings (including bankruptcy proceedings) relating to or involving Receivables, Obligors or Financed Vehicles. If the Servicer commences or



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



participates in such legal proceedings in its own name, the Trust shall thereupon be deemed to have automatically assigned such Receivables to the Servicer solely for purposes of commencing or participating in any such proceedings as a party or claimant, and the Servicer is authorized and empowered by the Trust to execute and deliver in the Servicer's name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceedings. The Indenture Trustee and the Trust shall furnish the Servicer with any powers of attorney and other documents that the Servicer may reasonably request and that the Servicer deems necessary or appropriate and take any other steps that the Servicer may deem reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

         Section 3.2. Collection of Receivable Payments; Modifications of Receivables; Lockbox Agreement. (a) Consistent with the standards, policies and procedures required by this Agreement, the Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due, and shall follow such collection procedures as it follows with respect to comparable motor vehicle receivables that it services for itself or others and otherwise act with respect to the Receivables, the Dealer Agreements, the Dealer Assignments, the Insurance Policies and the other Trust Property in such manner as will, in the reasonable judgment of the Servicer, maximize the amount to be received by the Trust with respect thereto. The Servicer is authorized in its discretion to waive any prepayment charge, late payment charge or any other similar fees that may be collected in the ordinary course of servicing any Receivable.

         (b) The Servicer may not at any time agree to a modification or amendment of a Receivable without the consent of the Note Insurer (which consent shall not be unreasonably withheld) unless such modification or amendment shall (i) change the Obligor's regular due date to another date within fifteen calendar days of such due date, or (ii) re-amortize the Scheduled Payments on the Receivable following a partial prepayment of principal, or (iii) add an additional Obligor to the Receivable.

         (c) The Servicer may grant payment extensions on, or other modifications or amendments to, a Receivable (in addition to those modifications permitted by Section 3.2(b)) in accordance with its customary procedures if the Servicer believes in good faith that such extension, modification or amendment is necessary to avoid a default on such Receivable, will maximize the amount to be received by the Trust with respect to such Receivable and is otherwise in the best interests of the Noteholders and the Note Insurer; provided, however, that, with respect to any Receivable, the Servicer shall not grant more than one extension per year, shall not grant extensions for a cumulative total of more than six months during the life of the Receivable, and such extension shall not extend beyond the Final Scheduled Payment Date; and provided, further, that the Servicer shall not grant modifications that lower the interest rate on the Receivables for more than 5% of the sum of (i) the Aggregate Principal Balance of the Receivables as of the Initial Cutoff Date and (ii) the Aggregate Principal Balance of the Subsequent Receivables as of their respective Subsequent Cutoff Dates.

         (d) Paragon has entered into a Lockbox Agreement, dated as of November 25, 1997 (as it may be amended or supplemented from time to time, the "Lockbox Agreement"), with NationsBank, N.A. (the "Lockbox Bank"), ContiTrade Services L.L.C., the Servicer and Norwest Bank Minnesota, National Association as agent for the various parties described therein. The bank account established pursuant to the Lockbox Agreement (the "Lockbox Account") shall be maintained at the Lockbox Bank. The Servicer shall direct funds in the Lockbox Account relating to the Receivables to be transferred on a daily basis to the Collection Account established in the name of Norwest Bank Minnesota, National Association, as Indenture Trustee. All payments made by or on behalf of Obligors or received by the Servicer with respect to the Receivables and all Liquidation Proceeds received by the Servicer with respect to the Receivables shall be sent to the Lockbox Account within one Business Day after receipt. The Servicer shall transfer such payments, and any payments made by Obligors directly to the Lockbox Account, to the Collection Account within two Business Days after such funds are deposited into the Lockbox Account; provided, however, that if the Servicer is not able to transfer any such payment within two Business Days because the Obligor or Receivable to which such payment relates is not readily identifiable, the Servicer shall use its best efforts to identify the related Obligor or Receivable as soon as practicable and shall transfer such payment within one Business Day after identifying such related Obligor or Receivable.

         (e) Notwithstanding any third-party processing arrangement, or any of the provisions of this Agreement relating to any third-party processing arrangement, the Servicer shall remain obligated and liable to the Trust, the Note Insurer and the Noteholders for servicing and administering the Receivables and the other Trust Property in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue thereof.

         Section 3.3. Realization Upon Receivables. (a) Consistent with the standards, policies and procedures required by this Agreement, the Servicer shall use its best efforts to repossess (or otherwise comparably convert the ownership of) and liquidate any Financed Vehicle securing a Receivable with respect to which the Servicer has determined that payments thereunder are not likely to be resumed, as soon as practicable after default on such Receivable but in no event later than the date on which at least 10% of a Scheduled Payment has become 120 days delinquent; provided, however, that the Servicer may elect not to repossess a Financed Vehicle within such time period if in its good faith judgment it determines that the proceeds ultimately recoverable with respect to such Receivable would be increased by forbearance; and provided, further, that the Servicer shall not be required to repossess a Financed Vehicle if prohibited by law. The Servicer is authorized to follow such customary practices and procedures as it shall deem necessary or advisable, consistent with the standard of care required by Section 3.1, which practices and procedures may include reasonable efforts to realize upon any recourse to Dealers, the sale of the related Financed Vehicle at public or private sale, the submission of claims under an Insurance Policy and other actions by the Servicer in order to realize upon a Receivable. The foregoing is subject to the provision that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with any repair or towards the repossession of such Financed Vehicle unless it shall determine in its discretion that such repair or repossession shall increase the proceeds of liquidation of the related Receivable by an amount greater than the amount of such expenses. The Servicer shall be entitled to recover all reasonable expenses incurred by it in the course of repossessing and liquidating a Financed Vehicle into cash proceeds, but only out of the cash proceeds of such Financed Vehicle, any deficiency obtained from the Obligor or any amounts received from the related Dealer, which amounts in reimbursement may be retained by the Servicer (and shall not be required to be deposited as provided in Section 3.2(d) to the extent of such expenses). All amounts received upon liquidation of a Financed Vehicle (less reasonable expenses as described in the preceding sentence) shall be remitted directly by the Servicer as provided in Section 3.2(d).

         (b) If the Servicer elects to commence a legal proceeding to enforce a Dealer Agreement or Dealer Assignment, the act of commencement shall be deemed to be an automatic assignment from the Trust and the Indenture Trustee to the Servicer of the rights under such agreements for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce any such agreement on the grounds that it is not a real party in interest or a Person entitled to enforce such agreement, the Trust or the Indenture Trustee, at the Servicer's expense, or the Seller, at the Seller's expense, shall take such steps as the Servicer deems reasonably necessary to enforce such agreement, including bringing suit in its name or the name of the Seller, the Trust or the Indenture Trustee for the benefit of the Noteholders and the Note Insurer. All amounts recovered shall be remitted directly by the Servicer as provided in Section 3.2(d).

         Section 3.4. Insurance. The Servicer may sue to enforce or collect upon the Insurance Policies in its own name or as agent of the Trust. If the Servicer elects to commence a legal proceeding to enforce an Insurance Policy, the act of commencement shall be deemed to be an automatic assignment of the rights of the Trust and the Indenture Trustee under such Insurance Policy to the Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce an Insurance Policy on the grounds that it is not a real party in interest or a holder entitled to enforce the Insurance Policy, the Trust or the Indenture Trustee, at the Servicer's expense, or the Seller, at the Seller's expense, shall take such steps as the Servicer deems reasonably necessary to enforce such Insurance Policy, including bringing suit in its name or the name of the Trust and the Indenture Trustee for the benefit of the Noteholders.

         Section 3.5. Maintenance of Security Interests in Vehicles. (a) Consistent with the policies and procedures required by this Agreement, the Servicer shall take such steps on behalf of the Trust as are necessary to maintain perfection of the first priority security interest created by each Receivable in the related Financed Vehicle, including the recording, registering, filing, re-recording, re-filing and re-registering of all security agreements, financing statements and continuation statements as are necessary to maintain the security interest under the respective Receivables. The Trust and the Indenture Trustee each hereby authorize the Servicer, and the Servicer agrees, to take any and all steps necessary to re-perfect such security interest in the name of Paragon or the Seller on behalf of the Trust as necessary because of the relocation of a Financed Vehicle or for any other reason. If the assignment of a Receivable to the Trust and the pledge of such Receivables to the Indenture Trustee are insufficient without a notation on the related Financed Vehicle's certificate of title or without fulfilling any additional administrative requirements under the laws of the state in which the Financed Vehicle is located, to perfect a security interest in the related Financed Vehicle in favor of the Indenture Trustee, the Servicer hereby agrees that Paragon's designation as the secured party on the certificate of title is in its capacity as agent of the Indenture Trustee, solely for purposes of providing perfection of the security interest therein.

         (b) Upon the occurrence of a Trigger Event, the Note Insurer may instruct the Indenture Trustee and the Servicer to take or cause to be taken such action as may, in the opinion of the Note Insurer, be necessary to perfect or re-perfect the security interests in the Financed Vehicles securing the Receivables in the name of the Indenture Trustee by amending the title documents of such Financed Vehicles or by such other reasonable means as may, in the opinion of the Note Insurer, be necessary or prudent. Paragon hereby agrees to pay all expenses related to such perfection or re-perfection and to take all action necessary therefor. In addition, prior to the occurrence of a Trigger Event, the Note Insurer may instruct the Indenture Trustee and the Servicer to take or cause to be taken such action as may, in the opinion of the Note Insurer, be necessary to perfect or re-perfect the security interest in the Financed Vehicles underlying the Receivables in the name of the Indenture Trustee, including by amending the title documents of such Financed Vehicles or by such other reasonable means as may, in the opinion of the Note Insurer, be necessary or prudent; provided, however, that if the Note Insurer requests that the title documents be amended prior to the occurrence of a Trigger Event, all out-of-pocket expenses of Paragon, the Servicer, the Trust or the Indenture Trustee in connection with such action shall be reimbursed to Paragon, the Servicer, the Trust or the Indenture Trustee, as applicable, by the Note Insurer. Each of Paragon and the Seller hereby appoints the Indenture Trustee as its attorney-in-fact to take any and all steps required to be performed by Paragon or the Seller, as applicable, pursuant to this Section 3.5(b), including execution of certificates of title or any other documents in the name and stead of Paragon or the Seller, as applicable, and the Indenture Trustee hereby accepts such appointment. Notwithstanding the foregoing, although the Indenture Trustee shall be required to execute documentation relating to the foregoing, the Indenture Trustee shall not be required to prepare any such documentation.

         Section 3.6. Covenants, Representations and Warranties of Servicer. By its execution and delivery of this Agreement, the Servicer makes the following representations, warranties and covenants on which the Trust relies in accepting the Receivables and issuing the Notes, on which the Note Insurer relies in issuing the Policy and on which the Indenture Trustee relies in authenticating the Notes. Unless otherwise specified, such representations and warranties speak as of the Closing Date with respect to the Initial Receivables and as of the related Subsequent Transfer Date with respect to the Subsequent Receivables acquired by the Trust on such Subsequent Transfer Date, but shall survive the sale, transfer and assignment of the Receivables to the Trust.

         (a)      The Servicer covenants as follows:

                  (i) Liens in Force. The Financed Vehicle securing each Receivable shall not be released in whole or in part from the security interest granted by the Receivable, except upon payment in full of the Receivable or as otherwise contemplated herein;

                  (ii) No Impairment. The Servicer shall do nothing to impair the rights of the Trust, the Indenture Trustee, the Note Insurer or the Noteholders in the Receivables or the other Trust Property. The Servicer shall take such action as is necessary (including the filing of appropriate UCC financing statements and continuation statements) to preserve the rights of the Trust, the Indenture Trustee and the Noteholders in the Receivables and the other Trust Property;

                  (iii) No Amendments. The Servicer shall not extend or otherwise amend the terms of any Receivable, except in accordance with Section 3.2; and

                  (iv) Restrictions on Liens. The Servicer shall not (A) create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the creation, incurrence or existence of any Lien on, or restriction on transferability of, the Receivables, except for Permitted Liens or
         (B) sign or file under the UCC of any jurisdiction any financing statement that names the Servicer as a debtor, or sign any security agreement authorizing any secured party thereunder to file such financing statement, with respect to the Receivables, except in each case any such instrument solely securing the rights and preserving the Lien of the Indenture Trustee for the benefit of the Noteholders and the Note Insurer or as otherwise permitted under this Agreement or the Related Documents.

                  (v) Servicing of Receivables. The Servicer shall service the Receivables as described in this Agreement until such time as it has been replaced by a successor Servicer.

         (b) The Servicer represents, warrants and covenants as of the Closing Date as to itself:

                  (i) Organization and Good Standing. The Servicer has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of organization, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted;

                  (ii) Due Qualification. The Servicer is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals in all jurisdictions where the failure to do so would have a material adverse effect on its ability to perform its obligations under its Related Documents and its ability to enforce the Receivables and the other Trust Property;

                  (iii) Power and Authority. The Servicer has the power and authority to execute and deliver this Agreement and its Related Documents and to carry out its terms and their terms, and the execution, delivery and performance of the Servicer's Related Documents have been duly authorized by the Servicer by all necessary corporate action;

                  (iv) Binding Obligation. The Servicer's Related Documents, when duly executed and delivered, shall constitute legal, valid and binding obligations of the Servicer enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law;

                  (v) No Violation. The execution, delivery and performance by the Servicer of its Related Documents, the consummation of the transactions contemplated thereby and the fulfillment of the terms thereof do not (A) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or bylaws of the Servicer, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it or its properties are bound, (B) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, or (C) to the best of the Servicer's knowledge, violate any law, order, rule or regulation applicable to the Servicer of any Governmental Authority having jurisdiction over the Servicer or any of its properties;

                  (vi) No Proceedings. There are no proceedings or investigations pending or, to the best of the Servicer's knowledge, threatened against the Servicer, before any Governmental Authority having jurisdiction over the Servicer or its properties (A) asserting the invalidity of any of the Related Documents, (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by the Related Documents, (C) seeking any determination or ruling that would have a material adverse effect on the performance by the Servicer of its obligations under, or the validity or enforceability of, any of the Related Documents or (D) seeking to materially and adversely affect the federal income tax or other federal, state or local tax attributes of the Notes or seeking to impose any excise, franchise, transfer or similar tax upon the Notes or the sale and assignment of the Receivables hereunder; and

                  (vii) No Consents. No consent, license, approval, authorization or order of, or registration, declaration or filing with, any Governmental Authority or other Person is required to be made in connection with the execution, delivery or performance of the Servicer's Related Documents or the consummation of the transactions contemplated thereby, except such as have been duly made, effected or obtained.

         (c)      The Servicer covenants and agrees:

                  (i) Backup Servicer and Indenture Trustee
         Indemnification. The Servicer shall defend, indemnify and hold the Owner Trustee, the Trust, the Note Insurer, the Backup Servicer and the Indenture Trustee and any officers, directors, employees or agents of the Owner Trustee, the Note Insurer, the Backup Servicer and the Indenture Trustee harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, fees and expenses that the Owner Trustee, the Note Insurer,



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



         the Backup Servicer and the Indenture Trustee may sustain in connection with claims asserted at any time by third parties against the Owner Trustee, the Trust, the Note Insurer, the Backup Servicer or the Indenture Trustee that result from (A) any willful or negligent act taken or omission by the Servicer (other than errors in judgment) or (B) a material breach of any representations of the Servicer in this Section 3.6; and

                  (ii) The Servicer shall make arrangements for the prompt and safe transfer of, and the Servicer shall provide to the Backup Servicer, all necessary servicing files and records, including (as deemed necessary by the Backup Servicer at such time): (A) account documentation, (B) servicing system tapes (in a format acceptable to the Backup Servicer), (C) account payment history, (D) collections history and (E) the trial balances, in each case reflecting all applicable loan information, as of the following dates: (1) the close of business on the day immediately preceding conversion to the Backup Servicer, (2) on an annual basis commencing April 1, 2000, and (3) following a Reserve Event, monthly.

         Section 3.7. Purchase of Receivables Upon Breach of Covenant. Upon discovery by the Servicer, the Note Insurer or the Indenture Trustee of (a) a breach of any of the covenants set forth in Sections 3.5 or 3.6(a) that has a material adverse effect on the interests of the Note Insurer or the Noteholders in any Receivable, or (b) a failure to obtain a Lien Certificate within 180 days as described in Section 2.8, the party discovering such breach shall give prompt written notice to the others and the Owner Trustee; provided, however, that the failure to give any such notice shall not affect any obligation of the Servicer under this Section
3.7. As of the second Accounting Date (or, at the Servicer's election, the first Accounting Date) following its discovery or receipt of notice of any such breach, the Servicer shall, unless such breach shall have been cured in all material respects, purchase from the Trust the Receivables affected by such breach and, on or before the related Deposit Date, the Servicer shall pay the related Purchase Amount to the Trust pursuant to Section 4.4. The obligation of the Servicer to purchase any Receivable with respect to which such a breach has occurred and is continuing shall, if such obligation is fulfilled, constitute the sole remedy against the Servicer for such breach available to the Trust, the Noteholders, the Note Insurer or the Indenture Trustee on behalf of Noteholders. The Indenture Trustee shall not be under any duty or obligation to investigate the occurrence of a breach of a covenant in accordance with this Section 3.7.

         Section 3.8. Total Servicing Fee; Payment of Certain Expenses by Servicer; Backup Servicer Fee. On each Payment Date, the Servicer shall be entitled to receive out of the Collection Account the Total Servicing Fee for the related Collection Period pursuant to Section 4.5. The Servicer shall be required to pay all expenses incurred by it in connection with its activities under this Agreement, including taxes imposed on the Servicer, costs and expenses of independent accountants, expenses incurred in connection with distributions and reports made by the Servicer to the Noteholders or the Note Insurer. On each Payment Date, the Backup Servicer shall be entitled to receive out of the Collection Account the Backup Servicer Fee for the related Collection Period pursuant to Section 4.5.




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



         Section 3.9. Servicer's Certificate. No later than 2:00 p.m., New York City time, on each Determination Date, the Servicer shall deliver to the Indenture Trustee, the Owner Trustee, the Note Insurer, the Backup Servicer, and the Rating Agency a Servicer's Certificate executed by a Responsible Officer of the Servicer containing, among other things, (i) all information necessary to enable the Indenture Trustee to make any withdrawal required by Section 5.3, to give any notice required by Section
5.4 and to make the distributions required by Section 4.5, (ii) all information necessary to enable the Indenture Trustee to send the statements required by Section 4.8 to Noteholders, (iii) a listing of all Purchased Receivables purchased as of the related Deposit Date with respect to the related Collection Period, (iv) all information necessary to enable the Indenture Trustee to reconcile all deposits to, and withdrawals from, the Collection Account for the related Collection Period and Payment Date, including the accounting required by Section 4.7 and (v) the Premium payable to the Note Insurer. Receivables purchased by the Servicer or repurchased by the Seller on or before the related Deposit Date and each Receivable that became a Liquidated Receivable or that was paid in full during the related Collection Period shall be identified by account number (as set forth in the Schedule of Receivables). In addition to the information set forth in the preceding sentence, the Servicer's Certificate shall also contain the following information: (a) the Delinquency Ratio and the Cumulative Net Loss Ratio for such Determination Date; (b) whether any Trigger Event has occurred as of such Determination Date; and (c) whether any Trigger Event that may have occurred as of a prior Determination Date is Deemed Cured as of such Determination Date. A copy of such certificate may be obtained by any Noteholder by a request in writing to the Indenture Trustee addressed to the Corporate Trust Office.

         Section 3.10. Annual Statement as to Compliance; Notice of Servicer Termination Event. (a) The Servicer shall deliver to the Indenture Trustee, the Owner Trustee, the Note Insurer, the Backup Servicer, and the Rating Agency, on or before April 30 (or 120 days after the end of the Servicer's fiscal year, if other than December 31) of each year, beginning on April 30, 2000, an officer's certificate signed by any Responsible Officer of the Servicer, dated as of the preceding December 31 (or other applicable date), stating that (i) a review of the activities of the Servicer during the preceding 12-month period (or such other period as shall have elapsed from the Closing Date to the date of the first such certificate) and of its performance under this Agreement has been made under such officer's supervision, and (ii) to such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such period, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

         (b) The Servicer shall deliver to the Indenture Trustee, the Owner Trustee, the Note Insurer, the Backup Servicer and the Rating Agency, promptly after having obtained knowledge thereof, but in no event later than two Business Days thereafter, written notice in an Officers' Certificate of any event that, with the giving of notice or lapse of time, would become a Servicer Termination Event under Section 8.1.




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



         Section 3.11. Annual Independent Accountants' Report. The Servicer shall cause KPMG Peat Marwick LLP or another firm of nationally recognized independent certified public accountants reasonably acceptable to the Note Insurer (the "Independent Accountants"), who may also render other services to the Servicer, to deliver to the Servicer, on or before April 30 (or 120 days after the end of the Servicer's fiscal year, if other than December
31) of each year, beginning on April 30, 2000, with respect to the twelve months ended the immediately preceding December 31 (or such other period as shall have elapsed from the Closing Date to the date of such certificate), a statement (the "Accountants' Report") addressed to the Servicer, to the effect that such firm has audited the books and records of the Servicer and issued its report thereon and that: (1) such audit was made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as such firm considered necessary in the circumstances; and (2) the firm is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants. The Servicer shall also cause the Independent Accountants to deliver to the Servicer on such dates a letter to the effect that certain agreed upon procedures were performed relating to three randomly selected Servicer's Certificates, and, except as disclosed in such report, no errors or exceptions were found in the Servicer's Certificate(s) based on the performance of such agreed upon procedures. The Servicer shall deliver a copy of the Accountants' Report, within 15 days of receipt, to the Seller, the Owner Trustee, the Indenture Trustee, the Note Insurer, the Backup Servicer and the Rating Agency.

         If such firm requires the Indenture Trustee or the Owner Trustee to agree to the procedures performed by such firm, the Servicer shall direct the Indenture Trustee in writing to so agree; it being understood and agreed that the Indenture Trustee or the Owner Trustee will deliver such letter of agreement in conclusive reliance upon the direction of the Servicer, and the Indenture Trustee or the Owner Trustee shall not make any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures. Delivery of such reports, information and documents to the Indenture Trustee is for informational purposes only, and the Indenture Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Servicer's compliance with any of its covenants hereunder.

         Section 3.12. Access to Certain Documentation and Information Regarding Receivables. The Servicer shall provide to representatives of the Indenture Trustee, the Backup Servicer, the Note Insurer and the Owner Trustee reasonable access to the documentation regarding the Receivables. In each case, such access shall be afforded without charge but only upon reasonable request and during normal business hours. Nothing in this
Section 3.12 shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access as a result of such obligation shall not constitute a breach of this Section 3.12.

         Section 3.13. Monthly Tape; Certain Duties of Backup Servicer. (a) On or before each Determination Date, the Servicer shall deliver to the Indenture Trustee and the Backup Servicer a computer tape or a diskette or any other electronic transmission in a format acceptable to the Indenture Trustee and the Backup Servicer containing the information with respect to the



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



Receivables as of the preceding Accounting Date necessary for preparation of the Servicer's Certificate relating to the next Determination Date.

         (b) Prior to each such Payment Date, the Backup Servicer shall use such tape or diskette (or other means of electronic transmission acceptable to the Indenture Trustee and the Backup Servicer) and review the related Servicer's Certificate in order to perform the following:

                  (i) confirm that the Servicer's Certificate is complete on its face;

                  (ii) calculate and confirm the Class A Principal Payment Amount and the Class A Interest Payment Amount for the next Payment Date; and

                  (iii) verify the mathematical accuracy of any calculations on the face of the Servicer's Certificate.

         (c) In the event of any discrepancy between the information set forth in (ii) or (iii) in clause (b) above as calculated by the Servicer from that determined or calculated by the Backup Servicer, the Backup Servicer shall promptly report such discrepancy to the Servicer, the Note Insurer and the Indenture Trustee. In the event of a discrepancy as described in the preceding sentence, the Servicer and the Backup Servicer shall attempt to reconcile such discrepancies prior to the related Payment Date, but in the absence of a reconciliation, distributions on the related Payment Date shall be made by the Indenture Trustee consistent with the information provided by the Servicer and the Servicer and the Backup Servicer shall attempt to reconcile such discrepancies prior to the next Determination Date. If the Backup Servicer and the Servicer are unable to reconcile discrepancies with respect to such Servicer's Certificate by the next Determination Date that falls in April, July, October or January, the Servicer shall cause the Independent Accountants, at the Servicer's expense, to examine the Servicer's Certificate and attempt to reconcile the discrepancies at the earliest possible date. The effect, if any, of such reconciliation shall be reflected in the Servicer's Certificate for such next succeeding Determination Date.

         (d) Other than the duties specifically set forth in this Agreement, the Backup Servicer shall have no obligations hereunder, including to supervise, verify, monitor or administer the performance of the Servicer. The Backup Servicer shall have no liability for any actions taken or omitted by the Servicer, except for the express duties of the Backup Servicer set forth herein.

         Section 3.14. Insurance. The Servicer shall maintain customary amounts of insurance coverage, including errors and omissions liability, fidelity bond, commercial general liability, property, directors and officers liability and workers' compensation coverage. The Servicer shall be entitled to self-insure with respect to such insurance so long as the long-term unsecured debt obligations of the Servicer are rated in the second highest long-term debt category by each Rating Agency.




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



         Section 3.15. Compliance with Laws. The Servicer shall comply with the requirements of all applicable laws (including any federal or state laws regulating the collection or enforcement of consumer debts and/or the foreclosure upon, and repossession of, vehicles) in the discharge of its duties and obligations hereunder.


                                 ARTICLE IV
                    PAYMENTS; STATEMENTS TO NOTEHOLDERS

         Section 4.1. Trust Accounts. (a) On or prior to the Closing Date, the Servicer or the Indenture Trustee on behalf of and at the direction of the Servicer shall establish the Collection Account, the Reserve Account, the Pre-Funding Account and the Interest Reserve Account each in the name of the Indenture Trustee for the benefit of the Noteholders and the Note Insurer. The Collection Account, the Reserve Account, the Pre-Funding Account and the Interest Reserve Account shall each be an Eligible Account and shall each be a segregated trust account initially established with the Indenture Trustee.

         (b) All amounts held in the Collection Account, the Pre-Funding Account, Interest Reserve Account and the Reserve Account (collectively, the "Trust Accounts"), shall, to the extent permitted by applicable laws, rules and regulations, be invested by the Indenture Trustee, as directed by the Servicer in writing (or, if the Servicer fails to provide such direction, amounts in the Collection Account shall be invested in investments described in clause (f) of the definition of Eligible Investments), in Eligible Investments that mature not later than one Business Day prior to the Payment Date for the Collection Period to which such amounts relate. Any such written direction shall certify that any such investment is authorized by this Section 4.1. Investments in Eligible Investments shall be made in the name of the Indenture Trustee on behalf of the Noteholders and the Note Insurer, and such investments shall not be sold or disposed of prior to their maturity. Each and every investment of funds in a Trust Account shall be made in Eligible Investments held by a financial institution that is a Securities Intermediary:

                  (i) in an account pursuant to an agreement with such financial institution, governed by the law of the State of Missouri or any other jurisdiction which has adopted Revised
         Article 8, that requires such financial institution to (A) comply with Entitlement Orders pertaining to such account originated by the Indenture Trustee, in its capacity as trustee under the Indenture, without further consent of the Seller, (B) not enter into any agreement which grants "control" (as defined in Section 8-106 of Revised Article 8) of such account (or any interest or property therein) to any Person other than the Indenture Trustee,
         (C) subordinate any security interest, banker's lien, right of setoff or other similar right which such financial institution may have in such account to the interest of the Indenture Trustee and
         (D) expressly treat each item of property as a Financial Asset and such account as a Securities Account; and

                   (ii) with respect to which such institution has noted the Indenture Trustee's interest therein by book entry or otherwise, and with respect to which a confirmation of the



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



         Indenture Trustee's interest has been sent to the Indenture Trustee by such institution, provided that such Eligible Investments are (A) specific "certificated securities" (as defined under Old Article 8), and (B) either (1) in the possession of such institution or (2) in the possession of a Clearing Corporation, registered in the name of such Clearing Corporation, not endorsed for collection or surrender or any other purpose not involving transfer, not containing any evidence of a right or interest inconsistent with the Indenture Trustee's security interest therein, and held by such Clearing Corporation in an account of such institution.

Subject to the other provisions hereof, the Indenture Trustee shall have sole control over each such investment and the income thereon, and any certificate or other instrument evidencing any such investment, if any, shall be delivered directly to the Indenture Trustee or its agent, together with each document of transfer, if any, necessary to transfer title to such investment to the Indenture Trustee in a manner that complies with this
Section 4.1. All interest, dividends, gains upon sale and other income from, or earnings on, investments of funds in the Collection Account shall be deposited in the Collection Account and distributed on the next Payment Date pursuant to Section 4.5. All interest, dividends, gains upon sale and other income from or earnings on, investments of funds in the Reserve Account shall be deposited in the Reserve Account and distributed on the next Payment Date pursuant to Section 4.5. All interest, dividends, gains upon sale and other income from or earnings on, investments of funds in the Pre-Funding Account shall be deposited in the Collection Account pursuant to Section 4.5(a). If the Indenture Trustee is given instructions to invest funds in a Trust Account in investments other than investments of the type described in clause (f) of the definition of "Eligible Investments", the Person giving such instructions agrees to assist the Indenture Trustee in complying with the requirements herein with respect to such investments.

         (c) With respect to the Trust Account Property:

                           (i) any Trust Account Property that is held in deposit accounts shall be held solely in the name of the Indenture Trustee in accounts which satisfy clause (ii) of the definition of Eligible Account; each such deposit account shall be subject to the exclusive custody and control of the Indenture Trustee, and the Indenture Trustee shall have sole signature authority with respect thereto;

                           (ii) any Trust Account Property that constitutes Physical Property (other than a "certificated security" as defined under Old Article 8) shall be delivered to the Indenture Trustee in accordance with paragraph (i) of the definition of "Delivery" and shall be held, pending maturity or disposition, solely by the Indenture Trustee;

                           (iii) any Trust Account Property that
         constitutes a "certificated security" as defined under Old Article 8 that will, upon compliance with the procedures set forth in paragraph (ii) of the definition of "Delivery," be held by a Person located in an Old Article 8 Jurisdiction, shall be delivered to the Indenture Trustee in accordance with paragraph
         (ii) of the definition of "Delivery" and shall be held, pending maturity or disposition, solely by the Indenture Trustee or a Financial Intermediary acting solely for the Indenture Trustee;



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



                           (iv) any Trust Account Property that constitutes a Certificated Security that will, upon compliance with the procedures set forth in paragraph (iii) of the definition of "Delivery," be held by a Person located in a Revised Article 8 Jurisdiction shall be delivered to the Indenture Trustee in accordance with paragraph (iii) of the definition of "Delivery" and shall be held, pending maturity or disposition, solely by the Indenture Trustee;

                           (v) any Trust Account Property that constitutes an "uncertificated security" under Old Article 8 (and that is not a Federal Book Entry Security) and where the issuer thereof is organized in an Old Article 8 Jurisdiction, shall be delivered to the Indenture Trustee in accordance with paragraph (iv) of the definition of "Delivery" and shall be maintained, pending maturity or disposition, through continued registration of the Indenture Trustee's (or its nominee's) ownership of such security;

                           (vi) any such Trust Account Property that constitutes an Uncertificated Security (including any investments in money market mutual funds, but excluding any Federal Book Entry Security) and where the issuer thereof is organized in a Revised
         Article 8 Jurisdiction, shall be delivered to the Indenture Trustee in accordance with paragraph (v) of the definition of "Delivery" and shall be maintained, pending maturity or disposition, through continued registration of the Indenture Trustee's (or its nominee's) ownership of such security; and

                           (vii) with respect to any Trust Account Property that constitutes a Federal Book Entry Security, the Indenture Trustee shall maintain and obtain Control over such property.

         Effective upon Delivery of any Trust Account Property in the form of Physical Property, book-entry securities or uncertificated securities, the Indenture Trustee shall be deemed to have represented that it has purchased such Trust Account Property for value, in good faith and without notice of any adverse claim thereto.

         (d) On the Closing Date, the Servicer shall deposit in the Collection Account (i) all Scheduled Payments and prepayments of Initial Receivables with respect to which available funds have been received in the Lockbox Account after the Initial Cutoff Date and prior to the second Business Day preceding the Closing Date and (ii) all Liquidation Proceeds and proceeds of Insurance Policies realized in respect of Financed Vehicles related to the Initial Receivables and applied by the Servicer after the Initial Cutoff Date.

         Section 4.2. Servicer Reimbursements. The Servicer shall be entitled to be reimbursed from amounts on deposit in, or to be deposited in, the Collection Account with respect to a Collection Period for amounts previously deposited in the Collection Account but later determined by the Servicer to have resulted from mistaken deposits or postings or checks returned for insufficient funds. The amount to be reimbursed hereunder shall be paid to the Servicer on the related Payment Date pursuant to
Section 4.5(a)(ii). Upon the request of the Indenture Trustee or the Note
Insurer,



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



the Servicer shall certify any amount to be reimbursed hereunder and shall supply such other information as may be necessary in the opinion of the Indenture Trustee and the Note Insurer to verify the accuracy of such certification. The Indenture Trustee shall not be under any obligation to make the request described in the immediately preceding sentence.

         Section 4.3. Application of Collections. For purposes of this Agreement, all collections for a Collection Period shall be applied by the Servicer as follows:

                  (a) With respect to each Receivable, payments by or on behalf of the Obligor (other than Supplemental Servicing Fees with respect to such Receivable, to the extent collected) shall be applied to interest and principal thereof to reduce the balance thereof in accordance with the terms of such Receivable.

                  (b) With respect to each Receivable that has become a Purchased Receivable on any Deposit Date, the Purchase Amount shall be applied to interest and principal on the Receivable in accordance with Section 4.3(a) as if the Purchase Amount had been paid by the Obligor on the related Accounting Date. Nothing contained herein shall relieve any Obligor of any obligation relating to any Receivable.

                  (c) All amounts collected that are payable to the Servicer as Supplemental Servicing Fees hereunder shall be deposited in the Collection Account and paid to the Servicer in accordance with Section 4.5(a)(ii).

                  (d) All payments by or on behalf of an Obligor received with respect to any Purchased Receivable after the Accounting Date preceding the Deposit Date on which the Purchase Amount was paid by the Seller or the Servicer shall be paid to the Seller or the Servicer, respectively, and shall not be included in the Available Funds.

         Section 4.4. Additional Deposits. On or before each Deposit Date, the Servicer or the Seller shall deposit into the Collection Account the aggregate Purchase Amounts with respect to Purchased Receivables. All such deposits of Purchase Amounts shall be made in immediately available funds. On or before each Payment Date, the Indenture Trustee shall remit to the Collection Account any amounts to be transferred into the Collection Account by the Indenture Trustee from the Reserve Account pursuant to
Section 5.3. Upon receipt, the Indenture Trustee shall remit to the Collection Account any amounts delivered to the Indenture Trustee by the
Note Insurer.

         Section 4.5. Payments. (a) On each Payment Date, the Indenture Trustee shall (based solely on the information contained in the Servicer's Certificate delivered with respect to the related Determination Date) transfer from (x) the Pre-Funding Account to the Collection Account, in immediately available funds, the Pre-Funding Earnings on deposit in the Pre-Funding Account with respect to the immediately preceding Collection Period, (y) the Interest Reserve Account to Collection Account, in immediately available funds, the Interest Reserve Requirement, if any and
(z) distribute the following amounts from the Collection Account in the following order of priority:

                  (i) first, from the Payment Amount (excluding the Policy Claim Amount), to the Indenture Trustee, any accrued and unpaid Indenture Trustee Fees and any other accrued and unpaid expenses of the Indenture Trustee; to the Backup Servicer, any accrued and unpaid Backup Servicer Fees and any other accrued and unpaid expenses of the Backup Servicer; and to the Owner Trustee, any accrued and unpaid Owner Trustee Fees and any accrued and unpaid expenses of the Owner Trustee in each case in accordance with the Related Documents; provided, however, that such accrued and unpaid expenses payable to the Indenture Trustee, Backup Servicer (other than transition expenses which are governed by Section 8.3) and Owner Trustee shall not exceed an amount to be agreed by the Note Insurer; and, provided, further, that the limitation on expenses payable pursuant to this clause (i) shall not apply after a Event of Default under the Indenture (as such term is defined in the Indenture);

                  (ii) second, from the remaining Payment Amount (excluding the Policy Claim Amount), to the Servicer, any accrued and unpaid Basic Servicing Fees and Supplemental Servicing Fees with respect to the related Collection Period and the amounts specified in
         Section 4.2 to the extent the Servicer has not reimbursed itself in respect of such amounts pursuant to Section 4.7 and to the extent the Servicer has not in its discretion chosen to subordinate its Basic Servicing Fee and Supplemental Servicing Fee, in whole or in part, pursuant to clause (ix);

                  (iii) third, from the remaining Payment Amount, to the Class A Noteholders the Class A Interest Payment Amount, for such Payment Date;

                  (iv) fourth, from the remaining Payment Amount, until the Note Balance has been reduced to zero, the Class A Principal Payment Amount to the Class A Noteholders;

                  (v) fifth, from the remaining Payment Amount, any amounts, including the Premium, owing to the Note Insurer under the Insurance Agreement and not previously paid;

                  (vi) sixth, from the remaining Payment Amount, to the Reserve Account to the extent necessary to make the amount on deposit in the Reserve Account equal to the Reserve Account Required Amount (after giving effect to all withdrawals from the Reserve Account on such date);

                  (vii) seventh, from the remaining Payment Amount, any amounts due to the Indenture Trustee, Owner Trustee, Backup Servicer or successor Servicer relating to accrued and unpaid expenses not previously paid pursuant to clause (i) or (ii) above, as applicable;

                  (viii) eighth, from the remaining Payment Amount, together with any funds in the Reserve Account in excess of the Reserve Account Required Amount, until the Overcollateralization Amount equals the Target Overcollateralization Amount as of the related Accounting Date, to the Class A Noteholders, as an additional payment of principal on such Notes, an amount equal to the difference between the Target Overcollateralization Amount as of the related Accounting Date and the Overcollateralization Amount;

                  (ix) ninth, from the remaining Payment Amount, at the Servicer's discretion, any accrued and unpaid Basic Servicing Fees and Supplemental Servicing Fees not paid pursuant to clause (ii) above; and

                  (x) tenth, from the remaining Payment Amount, together with any funds in the Reserve Account in excess of the Reserve Account Required Amount, to the Certificateholder(s).

         (b) Subject to Section 9.1 respecting the final payment upon retirement of each Note, and provided that the Indenture Trustee has received the applicable Servicer's Certificate, on each Payment Date, the Indenture Trustee shall distribute to each Noteholder and Certificateholder(s) of record on the preceding Record Date either (i) by wire transfer, in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor, if such Noteholder holds Notes representing at least $1,000,000 in Note Balance as of the Closing Date, and if such Noteholder shall have provided to the Indenture Trustee appropriate instructions not later than 15 days prior to such Payment Date, or (ii) by check mailed to such Noteholder at the address of such Holder appearing in the Note Register, the amount of the Class A Payment Amount, as applicable, allocable to such Holder to the extent funds therefor are distributed under Section 4.5(a). The Indenture Trustee agrees to provide notice of final payment to the Certificateholder(s) in accordance with Section 9.1 of the Trust Agreement.

         Any amounts deposited into the Collection Account pursuant to
Section 4.9 with respect to a Payment Date and any Policy Claim Amounts received by the Indenture Trustee as a result of a claim under the Policy with respect to such Payment Date shall be applied by the Indenture Trustee solely to make the payments referred to in clauses (i) through (iv) above, in that order of priority, but only to the extent that the Payment Amount (other than any Policy Claim Amounts) with respect to such Payment Date, after application as provided above, was insufficient to make such payment. In addition, pursuant to Section 4.9 if the Note Insurer pays any amounts to the Indenture Trustee with respect to a Payment Date in connection with the Note Insurer's election to pay, as provided in the Policy, all or a portion of any shortfalls in the Payment Amount (other than any Policy Claim Amounts) with respect to such Payment Date available to distribute the amounts referred to in clauses (i) through (ii) above, the Indenture Trustee shall distribute the amounts so received from the Note Insurer as provided in such clauses.

         Section 4.6. Pre-Funding Account and Interest Reserve Account. (a) On the Closing Date, the Indenture Trustee shall deposit, in trust for the benefit of the Noteholders, $26,015,156.02 into the Pre-Funding Account from the proceeds of the sale of the Notes. On each Subsequent Transfer Date, upon satisfaction of the conditions set forth in Section 2.2(b) with respect to such transfer, the Servicer shall instruct the Indenture Trustee in writing: (i) first, to withdraw from the Pre-Funding Account an amount equal to the aggregate Principal Balance of the related Subsequent Receivables



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



sold to the Trust on such Subsequent Transfer Date (calculated as of the related Subsequent Cutoff Date); (ii) second, to deposit into the Reserve Account, from the amount withdrawn from the Pre- Funding Account pursuant to clause (i) above, the Subsequent Reserve Account Deposit for such Subsequent Transfer Date; and (iii) third, to distribute the amount remaining from the amount withdrawn from the Pre-Funding Account pursuant to clause (i) above to or upon the order of the Seller. On each Determination Date, the Servicer shall instruct (in the related Servicer's Certificate) the Indenture Trustee to transfer the Pre-Funding Earnings on deposit in the Pre-Funding Account for the related Collection Period to the Collection Account.

         (b) On the Determination Date related to the May 1999 Payment Date, after giving effect to any reductions in the Pre-Funded Amount on such Payment Date pursuant to Section 4.6(a) and the transfer of the Pre-Funded Earnings into the Collection Account on such Payment Date pursuant to Section 4.6(a), the Servicer shall instruct the Indenture Trustee (in the related Servicer's Certificate) to withdraw from the Pre-Funding Account the remaining Pre-Funded Amount and deposit such amount in the Collection Account for distribution of the Class A Redemption Amount pursuant to Section 4.6(c).

         (c) On the Payment Date determined in accordance with Section 4.6(b), the Indenture Trustee shall pay to the Class A Noteholders from the sources identified in Section 4.6(b), as a payment of principal on the Class A Notes, the Class A Redemption Amount, if any.

         (d) On the Closing Date, the Indenture Trustee shall deposit, in trust for the benefit of the Noteholders, $260,000 in the Interest Reserve Account from the proceeds of the sale of the Notes. On the Determination Date relating to each of the April 1999 and May 1999 Payment Dates, the Servicer shall instruct the Indenture Trustee in the related Officer's Certificate to transfer from the Interest Reserve Account to the Collection Account the Interest Reserve Requirement, if any, for such Payment Date. On the Determination Date relating to the April 1999 Payment Date, Paragon shall pay to the Indenture Trustee for deposit into the Interest Reserve Account an amount equal to the excess, if any, of (i) the amount required to make the payments in clauses (i), (iii) and (v) of Section 4.5 of this Agreement, over (ii) Available Funds (excluding the Policy Claim Amount) available to make payments pursuant to clauses (i), (iii) and (v) of
Section 4.5 of this Agreement on the April 1999 Payment Date.

         (e) On the Determination Date relating to the April 1999 and May 1999 Payment Dates, the Servicer shall instruct the Indenture Trustee in the related Officer's Certificate to withdraw from the Interest Reserve Account and pay to the Seller on such Payment Date an amount equal to the Overfunded Interest Reserve Amount for such Payment Date. On the first Payment Date following the termination of the Funding Period (including any Payment Date on which the Funding Period terminates), any amounts remaining in the Interest Reserve Account, after taking into account the transfers on such Payment Date described in Section 4.6(d), shall be paid to the Seller, and the Interest Reserve Account shall be closed.

         Section 4.7. Net Deposits. So long as no Servicer Termination Event has occurred and is continuing, the Servicer may make the remittances to be made by it pursuant to Sections 4.2 net of



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



amounts (which amounts may be netted prior to any such remittance for a Collection Period) to be distributed to it pursuant to Section 4.2; provided, however, that the Servicer shall account for all of such amounts in the related Servicer's Certificate as if such amounts were deposited and distributed separately; and provided, further, that if an error is made by the Servicer in calculating the amount to be deposited or retained by it, with the result that an amount less than required is deposited in the Lockbox Account or the Collection Account, the Servicer shall make a payment of the deficiency to the Lockbox Account or the Collection Account, as applicable, immediately upon becoming aware, or receiving notice from the Indenture Trustee, of such error.

         Section 4.8. Statements to Noteholders. (a) On each Payment Date, the Indenture Trustee shall include with each payment to each Noteholder, a statement prepared by the Servicer (which statement shall also be provided to the Note Insurer, the Certificateholder(s) and to the Rating Agency), based on information in the Servicer's Certificate delivered on the related Determination Date pursuant to Section 3.9, setting forth for such Payment Date and the Collection Period relating to such Payment Date the following information:

                  (i) in the case of the Class A Noteholders, the amount of such payment allocable to principal;

                  (ii) in the case of the Class A Noteholders, the amount of such payment allocable to interest;

                  (iii) the amount of such payment payable out of amounts withdrawn from the Reserve Account and the amount remaining in the Reserve Account;

                  (iv) the Note Balance, as applicable (after giving effect to all payments made on such Payment Date);

                  (v) the amount of fees paid by the Trust with respect to such Collection Period;

                  (vi) the amount of the Class A Interest Carryover Shortfall and Class A Principal Carryover Shortfall, if any, on such Payment Date and the change in such amounts from those of the prior Payment Date;

                  (vii) the Class A Note Factor as of such Payment Date (after giving effect to payments made on such Payment Date);

                  (viii) the Delinquency Ratio, the Default Ratio and Cumulative Net Loss Ratio for such Determination Date;

                  (ix) whether any Reserve Event or Trigger Event has occurred as of such Determination Date;




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



                  (x) whether any Reserve Event or Trigger Event that may have occurred as of a prior Determination Date is Deemed Cured as of such Determination Date;

                  (xi) the Policy Claim Amount, if any, for such Payment
Date.

                  (xii) the calculation of the amounts to be reimbursed to the Note Insurer on the related Payment Date for prior payments by the Note Insurer; and

                  (xiii) whether, to the knowledge of the Servicer, an Insurer Default has occurred and is continuing; and

                  (xiv) for Payment Dates during the Funding Period, the Principal Balance of all Subsequent Receivables transferred to the Trust during the related Collection Period and the remaining Pre-Funded Amount, after giving effect to the payments made on such Payment Date;

                  (xv) for the Payment Date on or immediately following the end of the Funding Period, the Class A Redemption Amount, if any; and

                  (xvi) the Overcollateralization Amount and the Target Overcollateralization Amount, each expressed as a dollar amount and as a percentage of the Aggregate Principal Balance of the Receivables.

Each amount set forth pursuant to clauses (i), (ii) and (iv) above shall be expressed as a dollar amount per $1,000 of original principal balance of a Note.

         (b) Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of this Agreement, the Indenture Trustee shall mail, to each Person who at any time during such calendar year shall have been a Holder of a Note, a statement containing the sum of the amounts set forth in clauses (i), (ii), and (v) and such other information, requested in writing by the Servicer, if any, as the Servicer determines is reasonably necessary to permit such Noteholder to ascertain its share of the gross income and deductions of the Trust (exclusive of the Supplemental Servicing Fee), for such calendar year or, in the event such Person shall have been a Holder of a Note during a portion of such calendar year, for the applicable portion of such year, for the purposes of such Noteholder's preparation of federal income tax returns.

         Section 4.9. Optional Deposits by the Note Insurer. The Note Insurer shall at any time, and from time to time, have the option (but shall not be required, except as provided in Section 5.4 and in accordance with the terms of the Policy) to deliver amounts to the Indenture Trustee for deposit into the Collection Account to provide funds in respect of the payment of fees or expenses of any provider of services to the Issuer with respect to such Payment Date.





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



                                 ARTICLE V
                     THE RESERVE ACCOUNT AND THE POLICY

         Section 5.1. Initial Deposit. On the Closing Date, the Seller shall deposit $1,530,978.93 into the Reserve Account (representing 2% of the Aggregate Principal Balance of the Receivables as of the Initial Cutoff
Date). On each Subsequent Transfer Date, the Indenture Trustee, on behalf of the Seller, shall deposit the Subsequent Reserve Account Deposit from amounts that would otherwise be released to the Seller from the Pre-Funding Account in accordance with the written instructions of the Servicer.

         Section 5.2. Policy. The Issuer agrees, simultaneously with the execution and delivery of this Agreement, to cause the Note Insurer to issue the Policy for the benefit of the Issuer and the Noteholders in accordance with the terms thereof.

         Section 5.3. Deficiency Claim Amounts. If the Servicer's Certificate with respect to any Determination Date shall state that the amount of the Available Funds (other than the Policy Claim Amount), for the related Payment Date, with respect to such Determination Date is less than the sum of the amounts payable on the related Payment Date pursuant to clauses (i) through (iv) of Section 4.5(a) (such deficiency being a "Deficiency Claim Amount"), then the Indenture Trustee shall transfer funds in the amount of such Deficiency Claim Amount (to the extent of the funds available therein) from the Reserve Account to the Collection Account on the Business Day preceding the related Payment Date.

         Section 5.4. Claims Under Policy. (a) The Indenture Trustee shall determine on the second Business Day prior to the related Payment Date (i) the amount, if any, by which (x) the Class A Interest Payment Amount exceeds (y) the sum of (1) Available Funds (excluding the Policy Claim Amount), and (2) the amount on deposit in the Reserve Account on such Payment Date after giving effect to the distributions set forth in Section 4.5(a) (i) and (ii); (ii) on any Payment Date other than the Final Scheduled Payment Date, the amount, if any, by which (x) the Note Balance as of such Payment Date (after giving effect to all other amounts allocable and distributable to principal on such Payment Date, including amounts withdrawn from the Reserve Account) exceeds (y) the sum of (1) the Aggregate Principal Balance of the Receivables as of the related Accounting Date and (2) the Pre-Funded Amount, if any, as of the related Accounting Date; plus (iii) on the Final Scheduled Payment Date, an amount equal to the Note Balance (after giving effect to all other amounts allocable and distributable to principal on such Payment Date, including amounts withdrawn from the Reserve Account). If such a shortfall exists, then the Indenture Trustee shall furnish to the Note Insurer no later than 12:00 noon, New York City time, two Business Days prior to the related Payment Date a written notice specifying the Policy Claim Amount (the amount of any such shortfall plus any Preference Amount being referred to as the "Policy Claim Amount"). Amounts paid by the Note Insurer under the Policy shall be deposited by the Indenture Trustee into the Collection Account pursuant to
Section 4.4 for payment to Noteholders on the related Payment Date and shall remain uninvested.




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         (b) Any notice delivered by the Indenture Trustee to the Note
Insurer pursuant to Section 5.4(a) shall specify the Policy Claim Amount claimed under the Policy and shall constitute a "Notice for Payment" under the Policy. In accordance with the provisions of the Policy, the Note Insurer is required to pay to the Indenture Trustee the Policy Claim Amount properly claimed thereunder by 10:00 a.m., New York City time, on the later of (i) the second Business Day following receipt on a Business Day of the Notice for Payment, and (ii) the applicable Payment Date. Any payment made by the Note Insurer under the Policy shall be applied solely to the payment of the Notes and for no other purpose, except as provided for in Section 4.9.

         (c) The Indenture Trustee shall (i) receive as attorney-in-fact of each Noteholder any Policy Claim Amount from the Note Insurer and (ii) deposit the same in to the Collection Account for disbursement to the Noteholders as set forth in Section 4.5. Any and all Policy Claim Amounts disbursed by the Indenture Trustee from claims made under the Policy shall not be considered payment by the Issuer or from the Reserve Account with respect to such Notes and shall not discharge the obligations of the Issuer with respect thereto. The Note Insurer shall, to the extent it makes any payment with respect to the Notes, become subrogated to the rights of the recipients of such payments to the extent of such payments. Subject to and conditioned upon any payment with respect to the Notes by or on behalf of the Note Insurer, the Indenture Trustee shall assign to the Note Insurer all rights to the payment of interest or principal with respect to the Notes that are then due for payment to the extent of all payments made by the Note Insurer, and the Note Insurer may exercise any option, vote, right, power or the like with respect to the Notes to the extent that it has made payment pursuant to the Policy. To evidence such subrogation, the Note Registrar shall note the Note Insurer's rights as subrogee upon the Note Register of Noteholders upon receipt from the Note Insurer of proof of payment by the Note Insurer of any Policy Claim Amount. Pursuant to the Indenture, the Note Registrar and the Indenture Trustee shall accept a voucher or other evidence of payment as prima facie evidence of such payment.

         (d) The Indenture Trustee shall enforce on behalf of the Noteholders the obligations of the Note Insurer under the Policy.
Notwithstanding any other provision of this Agreement, the Noteholders are not entitled to institute proceedings directly against the Note Insurer.

         Section 5.5. Distribution of Excess. If (i) the amount on deposit in the Reserve Account on any Payment Date (after giving effect to all deposits therein or withdrawals therefrom on such Payment Date) exceeds the Reserve Account Required Amount and (ii) (a) no Trigger Event or Reserve Event has occurred or (b) all Trigger Events and Reserve Events which have occurred have been Deemed Cured, the Indenture Trustee shall distribute an amount equal to any such excess pursuant to the Servicer's Certificate after giving effect to any distribution thereof pursuant to Section 4.5(a)(viii).

         Section 5.6. Surrender of Policy. The Indenture Trustee shall surrender the Policy to the Note Insurer for cancellation ninety days after payment of all amounts due under the Notes.





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



                                 ARTICLE VI
                                 THE SELLER

         Section 6.1. Liability of Seller. The Seller shall be liable hereunder only to the extent of the obligations in this Agreement specifically undertaken by the Seller and the representations made by the Seller.

         Section 6.2. Merger or Consolidation of the Seller. The Seller shall not merge or consolidate with any other Person or permit any other Person to become the successor to all or substantially all of the Seller's business or assets unless the conditions precedent set forth in this
Section 6.2 have been satisfied. Any such successor corporation shall execute an agreement of assumption of every obligation of the Seller under its Related Documents and, whether or not such assumption agreement is executed, shall be the successor to the Seller under this Agreement without the execution or filing of any document (or any further act on the part of any of the parties to this Agreement). The Seller shall provide prompt notice of any merger, consolidation or succession pursuant to this Section
6.2 to the Owner Trustee, the Indenture Trustee, the Noteholders, the Note Insurer and the Rating Agency. Notwithstanding the foregoing, the Seller shall not merge or consolidate with any other Person or permit any other Person to become a successor to the Seller's business, unless: (a) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 2.5 shall have been breached (for purposes hereof, such representations and warranties shall speak as of the date of the consummation of such transaction) and no event that, after notice or lapse of time, would become an Event of Default shall have occurred and be continuing; (b) the Seller shall have delivered to the Owner Trustee, the Indenture Trustee, the Note Insurer and the Rating Agency an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 6.2 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with; (c) the Seller shall have delivered to the Owner Trustee, the Indenture Trustee, the Note Insurer and the Rating Agency an Opinion of Counsel, stating, in the opinion of such counsel, either (i) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interests of the Trust and the Indenture Trustee in the Receivables or (ii) no such action shall be necessary to preserve and protect such interest and (d) such successor Seller shall be acceptable to the Controlling Party and the Rating Agency Condition is satisfied.

         Section 6.3. Limitation on Liability of Seller and Others. The Seller and any director or officer or employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement. The Seller shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its obligations as Seller of the Receivables under this Agreement and that in its opinion may involve it in any expense or liability.

         Section 6.4. Special Purpose Entity. (a) The Seller shall conduct its business solely in its own name through its duly authorized officers or agents so as not to mislead others as to the identity of the entity with which such persons are concerned, and shall use its best efforts to avoid the



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



appearance that it is conducting business on behalf of any Affiliate thereof or that the assets of the Seller are available to pay the creditors of Paragon or any Affiliate thereof (other than as expressly provided herein).

         (b) The Seller shall maintain corporate records and books of account separate from those of Paragon and any Affiliate thereof.

         (c) The Seller shall obtain proper authorization for all corporate action requiring such authorization.

         (d) The Seller shall pay its own operating expenses and liabilities from its own funds.

         (e) The annual financial statements of Paragon shall disclose the effects of the transactions contemplated hereby in accordance with generally accepted accounting principles.

         (f) The resolutions, agreements and other instruments of the Seller underlying the transactions described in the Related Documents shall be continuously maintained by the Seller as official records of the Seller.

         (g) The Seller shall maintain an arm's-length relationship with Paragon and its Affiliates, and shall not hold itself out as being liable for the debts of Paragon or any of its Affiliates.

         (h) The Seller shall keep its assets and liabilities separate from those of all other entities other than as permitted by the Related Documents.

         (i) The books and records of the Seller shall be maintained at the address designated herein for receipt of notices, unless the Seller shall otherwise advise the parties hereto in writing.

         (j) The Seller shall not maintain bank accounts or other depository accounts to which any Affiliate is an account party, into which any Affiliate makes deposits or from which any Affiliate has the power to make withdrawals, except as otherwise permitted by the Related Documents.

         (k) The Seller shall insure that any consolidated financial statements of Paragon has notes to the effect that the Seller is a separate entity whose creditors have a claim on its assets prior to those assets becoming available to its equity holders.

         (l) The Seller shall not amend, supplement or otherwise modify (i) its certificate of incorporation, except in accordance therewith and with the prior written consent of the Note Insurer (which consent shall not be unreasonably withheld) and notice to the Rating Agencies or (ii) its bylaws except in accordance therewith.

         Section 6.5. Restrictions on Liens. The Seller shall not (i) create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to cause or permit in the future (upon the



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



happening of a contingency or otherwise) the creation, incurrence or existence of any Lien on, or restriction on transferability of, the Receivables except for Permitted Liens or (ii) sign or file under the UCC of any jurisdiction any financing statement that names Paragon or the Seller as a debtor, or sign any security agreement authorizing any secured party thereunder to file such financing statement, with respect to the Receivables, except in each case any such instrument solely securing the rights and preserving the Lien of the Trust and the Lien of the Indenture Trustee for the benefit of the Noteholders.

         Section 6.6. Creation of Indebtedness; Guarantees. The Seller shall not create, incur, assume or suffer to exist any indebtedness other than indebtedness permitted under the Related Documents. The Seller shall incur no additional borrowed money indebtedness secured by the Trust Property other than the Notes. The Seller shall not assume guarantee, endorse or otherwise be or become directly or contingently liable for the obligations of any Person by, among other things, agreeing to purchase any obligation of another Person, agreeing to advance funds to such Person or causing or assisting such Person to maintain any amount of capital.

         Section 6.7. Compliance with Laws. The Seller shall comply with the requirements of all applicable laws, the non-compliance with which would, individually or in the aggregate, materially and adversely affect the ability of the Seller to perform its obligations under any Related Document.

         Section 6.8 Further Instruments and Acts. Upon request of the Trust, the Note Insurer or the Indenture Trustee, the Seller shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Agreement.

         Section 6.9 Investment Company Act. The Seller shall conduct its operations in a manner that will not subject it to registration as an "Investment Company" under the Investment Company Act of 1940, as amended.


                                ARTICLE VII
                                THE SERVICER

         Section 7.1. Liability of Servicer; Indemnities. (a) The Servicer (in its capacity as such) shall be liable hereunder only to the extent of the obligations in this Agreement specifically undertaken by the Servicer and the representations made by the Servicer.

         (b) The Servicer shall defend, indemnify and hold harmless the Seller, the Indenture Trustee, the Owner Trustee, the Trust, the Backup Servicer, the Note Insurer and the Noteholders, and their respective officers, directors, agents and employees, from and against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, arising out of or resulting from (i) the use, ownership or operation, if any, by the Servicer or any Affiliate thereof of a Financed Vehicle or (ii) any violation by the Seller, the Servicer or the Trust of state or federal securities laws relating to the Notes or the Certificates.



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



         (c) The Servicer shall indemnify, defend and hold harmless the Seller, the Indenture Trustee, the Owner Trustee, the Trust, the Backup Servicer, the Note Insurer and their respective officers, directors, agents and employees, from and against any and all costs, expenses, losses, claims, penalties, fines, forfeitures, judgments, damages and liabilities to the extent that such cost, expense, loss, claim, penalty, fine, forfeiture, judgment, damage or liability arose out of, or was imposed upon the Seller, the Indenture Trustee, the Owner Trustee, the Backup Servicer, the Note Insurer or the Trust by reason of, the breach of this Agreement by the Servicer, the negligence (other than errors in judgment), misfeasance or bad faith of the Servicer in the performance of its duties under this Agreement or by reason of negligent disregard of its obligations and duties under this Agreement.

         (d) Indemnification under this Section 7.1 shall survive the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer has made any indemnity payments pursuant to this Section 7.1 and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts collected to the Servicer, without interest.

         (e) Notwithstanding the indemnity provisions contained in Sections 7.1(b) through (d), the Servicer shall not be required to indemnify the Seller, the Indenture Trustee, the Owner Trustee, the Trust, the Backup Servicer, the Note Insurer or their respective officers, directors, agents or employees, against any costs, expenses, losses, damages, claims or liabilities to the extent the same shall have been (i) caused by the misfeasance, bad faith or gross negligence (or ordinary negligence in the handling of funds) of such party or (ii) suffered by reason of uncollectible or uncollected Receivables not caused by the Servicer's negligence (other than errors in judgment), misfeasance or bad faith. Notwithstanding the indemnity provisions contained in Section 7.1(b), the Servicer shall not be required to indemnify the Noteholders for any losses suffered in their capacity as investors in the Notes.

         Section 7.2. Merger or Consolidation of, or Assumption of the Obligations of, the Servicer or Backup Servicer. (a) The Servicer shall not merge or consolidate with any other Person, convey, transfer or lease all or substantially all its assets as an entirety to another Person, or permit any other Person to become the successor to all or substantially all of its business or assets, unless, after the merger, consolidation, conveyance, transfer, lease or succession, the successor or surviving entity shall be capable of fulfilling the duties of the Servicer contained in this Agreement and shall be an Eligible Servicer. Any corporation (i) into which the Servicer may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Servicer shall be a party, (iii) that acquires by conveyance, transfer, or lease substantially all of the assets of the Servicer, or (iv) succeeding to the business of the Servicer, in any of the foregoing cases shall execute an agreement of assumption to perform every obligation of the Servicer under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to the Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding; provided, however, that nothing contained herein shall be deemed to release the Servicer from any obligation hereunder. The Servicer shall provide notice of any merger, consolidation or succession pursuant to this



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



Section 7.2(a) to the Owner Trustee, the Indenture Trustee, the Backup Servicer, the Note Insurer and the Rating Agency and the Rating Agency Condition in respect of such merger, consolidation or succession shall have been satisfied and the Note Insurer shall have consented thereto; provided, however, that if the successor to the Servicer is rated at least investment grade by the Rating Agencies and is in the business of servicing assets similar to the Receivables, the Note Insurer's consent may not be unreasonably withheld. Notwithstanding the foregoing, the Servicer shall not merge or consolidate with any other Person or permit any other Person to become a successor to all or substantially all of its business or assets, unless (x) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 3.6 shall have been breached (for purposes hereof, such representations and warranties shall speak as of the date of the consummation of such transaction) and no event that, after notice or lapse of time, would become an Event of Default or Servicer Termination Event shall have occurred and be continuing, (y) the Servicer shall have delivered to the Owner Trustee, the Indenture Trustee, the Note Insurer and the Rating Agency an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 7.2(a) and (z) the Servicer shall have delivered to the Owner Trustee, the Indenture Trustee, the Note Insurer and the Rating Agency an Opinion of Counsel, stating in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interest of the Trust and the Indenture Trustee in the Receivables and the proceeds thereof or (B) no such action shall be necessary to preserve and protect such interest.

         (b) Any corporation (i) into which the Backup Servicer may be merged, consolidated or converted, (ii) resulting from any merger, consolidation or conversion to which the Backup Servicer shall be a party,
(iii) that acquires by conveyance, transfer or lease substantially all of the assets of the Backup Servicer, or (iv) succeeding to the business of the Backup Servicer, in any of the foregoing cases shall execute an agreement of assumption to perform every obligation of the Backup Servicer under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to the Backup Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding; provided, however, that nothing contained herein shall be deemed to release the Backup Servicer from any obligation.

         Section 7.3. Limitation on Liability of Servicer, Backup Servicer and Others. (a) Neither the Servicer, the Backup Servicer nor any of the directors, officers, employees or agents of the Servicer or the Backup Servicer shall be under any liability to the Trust, the Noteholders, the Indenture Trustee, the Owner Trustee, the Note Insurer or the Seller, except as provided in this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement; provided, however, that this provision shall not protect the Servicer, the Backup Servicer or any such Person against any liability that would otherwise be imposed by reason of a breach of this Agreement or willful misfeasance, bad faith or negligence (other than errors in judgment) in the performance of its duties. The Servicer, the Backup Servicer and any director, officer, employee or agent of the Servicer or the Backup Servicer may rely in good faith on the



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



written advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.

         (b) Unless acting as Servicer hereunder, the Backup Servicer shall not be liable for any obligation of the Servicer contained in this Agreement, and the Indenture Trustee, the Owner Trustee, the Note Insurer, the Seller and the Noteholders shall look only to the Servicer to perform such obligations.

         (c) The parties expressly acknowledge and consent to Norwest Bank Minnesota, National Association acting in the possible dual capacity of Backup Servicer or successor Servicer and in the capacity as Indenture Trustee. Norwest Bank Minnesota, National Association may, in such dual capacity, discharge its separate functions fully, without hindrance or regard to conflict of interest principles, duty of loyalty principles or other breach of fiduciary duties to the extent that any such conflict or breach arises from the performance by Norwest Bank Minnesota, National Association of express duties set forth in this Agreement in any of such capacities, all of which defenses, claims or assertions are hereby expressly waived by the other parties hereto except in the case of negligence (other than errors in judgment) and willful misconduct by Norwest Bank Minnesota, National Association.

         (d) The Backup Servicer shall have no responsibility and shall not be in default hereunder nor incur any liability for any failure, error, malfunction or any delay in carrying out any of its duties under this Agreement if any such failure or delay results from the Backup Servicer acting in accordance with information prepared or supplied by a Person other than the Backup Servicer or the failure of any such Person to prepare or provide such information. The Backup Servicer shall have no responsibility, shall not be in default and shall incur no liability (i) for any act or failure to act by any third party, including the Servicer, the Seller, the Controlling Party, the Indenture Trustee or the Owner Trustee or for any inaccuracy or omission in a notice or communication received by the Backup Servicer from any third party or (ii) that is due to or results from the invalidity, unenforceability of any Receivable under applicable law or the breach or the inaccuracy of any representation or warranty made with respect to any Receivable.

         Section 7.4. Delegation of Duties. The Servicer may at any time perform through subcontractors the specific duties of (i) repossession of Financed Vehicles and (ii) pursuing the collection of deficiency balances on defaulted Receivables, in each case without the consent of the Owner Trustee, the Backup Servicer or the Indenture Trustee . The Servicer may also perform other specific duties through such sub-contractors in accordance with its customary servicing policies and procedures without the prior consent of the Owner Trustee, the Backup Servicer, the Note Insurer or the Indenture Trustee. No such delegation or sub-contracting of duties by the Servicer shall relieve the Servicer of its responsibility with respect to such duties.

         Section 7.5. Servicer and Backup Servicer Not to Resign. Subject to the provisions of Section 7.2, neither the Servicer nor the Backup Servicer shall resign from the obligations and duties imposed on it by this Agreement as Servicer or Backup Servicer except upon a determination that by reason of a change in legal requirements the performance of its duties under this Agreement would cause it to be in violation of such legal requirements, and the Note Insurer and a Note Majority does not elect to waive the obligations of the Servicer or the Backup Servicer, as the case may be, to perform the duties that render it legally unable to act or to delegate those duties to another Person. Any such determination permitting the resignation of the Servicer or Backup Servicer shall be evidenced by an Opinion of Counsel to such effect delivered and acceptable to the Owner Trustee, the Note Insurer and the Indenture Trustee. No resignation of the Servicer shall become effective until the Backup Servicer or a successor Servicer that is an Eligible Servicer shall have assumed the responsibilities and obligations of the Servicer. No resignation of the Backup Servicer shall become effective until a Person that is an Eligible Servicer shall have assumed the responsibilities and obligations of the Backup Servicer; provided, however, that if a successor Backup Servicer is not appointed within 60 days after the Backup Servicer has given notice of its resignation and has provided the Opinion of Counsel required by this Section 7.5, the Backup Servicer may petition a court for its removal. Notwithstanding the foregoing, the Backup Servicer may resign for any reason, provided an entity acceptable to the Controlling Party shall have assumed the responsibilities and obligations of the Backup Servicer prior to the effectiveness of any such resignation and the Rating Agency Condition is satisfied with respect thereto.

         Section 7.6.  Administrative Duties.

         (a) Duties with Respect to the Indenture. The Servicer shall perform all its duties and the duties of the Issuer under the Indenture. In addition, the Servicer shall consult with the Owner Trustee as the Servicer deems appropriate regarding the duties of the Issuer under the Indenture. The Servicer shall monitor the performance of the Issuer and shall advise the Owner Trustee when action is necessary to comply with the Issuer's duties under the Indenture. The Servicer shall prepare for execution by the Owner Trustee or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Indenture. In furtherance of the foregoing, the Servicer shall take all necessary action that is the duty of the Issuer to take pursuant to Sections 2.9, 3.3, 3.4, 3.5, 3.6, 3.7, 3.9, 3.10, 3.19, 3.21,
3.23, 4.1, 5.1, 5.16, 8.4, 8.5, 9.1, 9.2, 9.5 and 11.1 of the Indenture.

         (b)      Duties with Respect to the Issuer.

                  (i) In addition to the duties of the Servicer set forth in this Agreement or any of the Related Documents, the Servicer shall perform such calculations and shall prepare for execution by the Owner Trustee or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to this Agreement or any of the Related Documents or under state and federal tax and securities laws and shall take all appropriate action that it is the duty of the Issuer to take pursuant to this Agreement or any of the Related Documents. In accordance with the directions of the Issuer or the Owner Trustee, the Servicer shall administer, perform or supervise the performance of such other activities in connection with the Related Documents as are not covered by any of the foregoing provisions and as are expressly requested by the Issuer or the Owner Trustee and are reasonably within the capability of the Servicer.



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                  (ii) Notwithstanding anything in this Agreement or any of
the Related Documents to the contrary, the Servicer shall be responsible for promptly notifying the Owner Trustee if any withholding tax is imposed on the Issuer's payments (or allocations of income) to any Certificateholder(s). Any such notice shall be in writing and specify the amount of any withholding tax required to be withheld by the Owner Trustee pursuant to such provision.

         (c) Records. The Servicer shall maintain appropriate books of account and records relating to the services performed under this Agreement, which books of account and records shall be accessible for inspection by the Owner Trustee at any time during normal business hours.


                                ARTICLE VIII
                        SERVICER TERMINATION EVENTS

         Section 8.1. Servicer Termination Event. For purposes of this Agreement, each of the following shall constitute a "Servicer Termination Event":

         (a) Any failure by the Servicer to make deposits into the Collection Account or to deliver to the Indenture Trustee for distribution any proceeds or payment required to be so deposited or delivered under the terms of this Agreement that continues unremedied for a period of two Business Days (one Business Day with respect to payment of Purchase Amounts) after the earlier of receipt of written notice by the Servicer from the Owner Trustee, the Indenture Trustee or (unless an Insurer Default shall have occurred and be continuing) the Note Insurer or discovery of such failure by a Responsible Officer of the Servicer; or

         (b) Failure by the Servicer to deliver to the Indenture Trustee and the Note Insurer, the Servicer's Certificate by 2:00 p.m., New York City time, on each Determination Date (or within two Business Days thereafter, if such failure by the Servicer is due to circumstances outside the Servicer's control), or failure on the part of the Servicer to observe in all material respects its covenants and agreements set forth in Section 7.2(a); or

         (c) Failure or failures on the part of the Servicer duly to observe or perform any other covenants or agreements of the Servicer set forth in this Agreement, which failure or failures, individually or in the aggregate, (i) materially and adversely affect the rights of Noteholders or the Note Insurer and (ii) to the extent capable of cure, such failure or falseness continues unremedied for a period of 30 days after the earlier of knowledge thereof by a Responsible Officer of the Servicer or the date on which written notice of such failure or failures, requiring the same to be remedied, shall have been given to the Servicer by the Owner Trustee, the Indenture Trustee, the Holders of more than 25% of the Note Balance or, so long as no Insurer Default has occurred and is continuing, by the Note Insurer; or

         (d) The occurrence of an Insolvency Event with respect to the Servicer; or




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         (e) Any representation or warranty of the Servicer made in this
Agreement or any certificate, report or other writing delivered pursuant hereto shall prove to be incorrect in any material respect as of the time when the same shall have been made, and the incorrectness of such representation or warranty has a material adverse effect on the Noteholders or the Note Insurer and, within 30 days after the earlier of knowledge thereof by a Responsible Officer of the Servicer or the date written notice thereof shall have been given to the Servicer by the Owner Trustee, the Indenture Trustee, the Holders of more than 25% of the Note Balance or, so long as no Insurer Default has occurred and is continuing, by the Note Insurer, the circumstances or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or otherwise cured; or

         (f) the occurrence of a Trigger Event under the Insurance
Agreement.

         Section 8.2. Consequences of a Servicer Termination Event. If a Servicer Termination Event shall occur and be continuing, the Note Insurer (or, if an Insurer Default shall have occurred and be continuing, either the Indenture Trustee (to the extent it has knowledge thereof) or a Note Majority), by notice given in writing to the Servicer, the Note Insurer and the Rating Agency (and to the Indenture Trustee if given by the Noteholders), may terminate all of the rights and obligations of the Servicer under this Agreement. On or after the receipt by the Servicer of such written notice, all authority, power, obligations and responsibilities of the Servicer under this Agreement, whether with respect to the Notes, the Receivables, the other Trust Property or otherwise, automatically shall pass to, be vested in and become obligations and responsibilities of the Backup Servicer (or such other successor Servicer appointed by the Controlling Party); provided, however, that the successor Servicer shall have no liability with respect to (i) any obligation that was required to be performed by the terminated Servicer prior to the date that the successor Servicer becomes the Servicer or (ii) any claim of a third party based on any alleged action or inaction of the terminated Servicer. The successor Servicer is authorized and empowered by this Agreement to execute and deliver, on behalf of the terminated Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables, the other Trust Property and related documents to show the Trust or the Indenture Trustee as lienholder or secured party on the related Lien Certificates, or otherwise. The terminated Servicer agrees to cooperate with the successor Servicer in effecting the termination of the responsibilities and rights of the terminated Servicer under this Agreement, including the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the terminated Servicer for deposit, or have been deposited by the terminated Servicer, in the Collection Account or the Lockbox Account or thereafter received with respect to the Receivables and the delivery to the successor Servicer of all Receivable Files and Monthly Records and a computer tape in readable form as of the most recent Business Day containing all information necessary to enable the successor Servicer to service the Trust Property. The terminated Servicer shall grant the Indenture Trustee and the successor Servicer reasonable access during normal business hours to the terminated Servicer's premises.

         Section 8.3. Appointment of Successor. (a) On and after the time the Servicer receives a notice of termination pursuant to Section 8.2 or upon the resignation of the Servicer pursuant to



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Section 7.5, the Backup Servicer (unless the Note Insurer shall have exercised its option pursuant to Section 8.3(b) to appoint an alternate successor Servicer) shall be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement and the transactions set forth or provided for in this Agreement, and shall be subject to all the rights, responsibilities, restrictions, duties, liabilities and termination provisions relating thereto placed on the Servicer by the terms and provisions of this Agreement, except as otherwise stated herein. The Indenture Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. If a successor Servicer is acting as Servicer hereunder, it shall be subject to termination under Section 8.2 upon the occurrence of any Servicer Termination Event applicable to it as Servicer. Any successor Servicer appointed pursuant to this Section 8.3 shall be entitled to compensation equal to the greater of (i) the Total Servicing Fee or (ii) the then-current "market rate" fee for servicing assets comparable to the Receivables, which rate shall be determined by averaging three servicing fee bids obtained by the Backup Servicer from third party servicers selected by the Backup Servicer; provided, however, in no event shall a successor Servicer be entitled to receive compensation in excess of 1.5% of the Aggregate Principal Balance as of the first day of any related Collection Period, unless the Indenture Trustee shall have notified the Rating Agencies and obtained the prior written consent of the Note Insurer (which consent shall not be unreasonably withheld); and provided, further, that any transition fees payable in connection with the transfer of servicing shall be paid by Paragon, and to the extent not paid by Paragon, such fees shall be payable pursuant to Section 4.5(a)(ii); provided; however, that in no event shall such transition fees exceed $100,000, unless the Indenture Trustee shall have notified the Rating Agencies and obtained the prior written consent of the Note Insurer (which consent shall not be unreasonably withheld).

         (b) So long as no Insurer Default shall have occurred and be continuing, the Note Insurer may exercise at any time the right to appoint as successor to the Servicer a Person other than the Person serving as Backup Servicer at the time, and (without limiting the Note Insurer's obligations under the Policy) shall have no liability to the Indenture Trustee, Paragon, the Issuer, the Person then serving as Backup Servicer, any Noteholders or any other Person if it does so. Notwithstanding the foregoing, if the Backup Servicer shall be legally unable or unwilling to act as Servicer and the Note Insurer shall not have appointed a successor Servicer, the Backup Servicer and the Note Insurer may petition a court of competent jurisdiction to appoint any Eligible Servicer as the successor to the Servicer. Pending appointment pursuant to the preceding sentence, the Backup Servicer shall act as successor Servicer unless it is legally unable to do so, in which event the outgoing Servicer shall continue to act as Servicer until a successor has been appointed and accepted such appointment. Subject to Section 7.5, no provision of this Agreement shall be construed as relieving the Backup Servicer of its obligation to succeed as successor Servicer upon the termination of the Servicer pursuant to
Section 8.2 or the resignation of the Servicer pursuant to Section 7.5.

         (c) Any successor Servicer shall be entitled to such compensation (whether payable out of the Collection Account or otherwise) as the Servicer would have been entitled to under this Agreement if the Servicer had not resigned or been terminated hereunder.

         Section 8.4. Notification to Noteholders. Upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article VIII, the Indenture Trustee shall give prompt



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written notice thereof to the Rating Agency, the Note Insurer and to the
Noteholders at their respective addresses appearing in the Note Register.

         Section 8.5. Waiver of Past Defaults. The Note Insurer or (if an Insurer Default shall have occurred and be continuing), a Note Majority may, on behalf of the Noteholders, waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Termination Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon. The Note Insurer shall provide prompt written notice of any such waiver to the Indenture Trustee. The Indenture Trustee shall provide the Noteholders, the Note Insurer and the Rating Agency with notice of any waiver of any default by the Servicer hereunder.


                                 ARTICLE IX
                                TERMINATION

         Section 9.1. Optional Purchase of All Receivables. As an administrative convenience, the Servicer shall have the option to purchase the Receivables and the other Trust Property on any Payment Date if, as of the related Accounting Date, the Aggregate Principal Balance has declined to less than 10% of the Initial Cutoff Date Principal Balance plus the aggregate Principal Balance of all Subsequent Receivables as of their applicable Subsequent Cutoff Dates (with the consent of the Note Insurer, which shall not be unreasonably withheld, if a claim has previously been made on the Policy, such purchase would result in a claim on the Policy or such purchase would result in any amount owing and remaining unpaid under the Related Documents to the Note Insurer or any other Person). To exercise such option, the Servicer shall pay the aggregate Purchase Amounts for the Receivables (which amount shall in no event be less than the Note Balance plus accrued and unpaid interest thereon) plus all amounts due to the Note Insurer under the Insurance Agreement and shall succeed to all interests in and to the Trust Property. Not later than 10 days prior to any proposed exercise of such option, the Servicer or Seller shall notify the Rating Agency, the Indenture Trustee, the Certificateholder(s), the Note Insurer and the Owner Trustee of any proposed exercise of such option. The purchase price paid by the Servicer shall be deposited into the Collection Account on or before such Payment Date and distributed pursuant to Section 4.5.


                                 ARTICLE X
                          MISCELLANEOUS PROVISIONS

         Section 10.1. Amendment. (a) This Agreement may be amended by the Trust, the Seller, the Servicer, Paragon, the Backup Servicer and the Indenture Trustee without the consent of any of the Certificateholder(s) or the Noteholders, but with the prior written consent of the Note Insurer (so long as an Insurer Default shall not have occurred and be continuing), which consent shall not be unreasonably withheld, (i) to cure any ambiguity, (ii) to correct or supplement any provisions in this Agreement or (iii) for the purpose of adding any provision to or changing in any manner or



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eliminating any provision of this Agreement or of modifying in any manner the rights of the Noteholders, provided that such action in this clause (a) shall not, as evidenced by an Opinion of Counsel delivered to the Indenture Trustee, the Note Insurer and the Rating Agency, adversely affect in any material respect the interests of the Noteholders and the Note Insurer.

         (b) This Agreement may also be amended from time to time by the Seller, the Servicer, Paragon, the Backup Servicer and the Indenture Trustee, with the consent of the Note Insurer (so long as an Insurer Default shall not have occurred and be continuing), and a Note Majority (which consent of any Holder of a Note given pursuant to this Section 10.1(b) or pursuant to any other provision of this Agreement shall be conclusive and binding on such Holder and on all future Holders of such Note and of any Note issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the Note), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Holders of Notes; provided, however, that the Rating Agency Condition shall have been satisfied with respect to any such amendment prior to the execution thereof; and provided, further, that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables, distributions that shall be required to be made on any Note or the Class A Interest Rate, (ii) amend any provisions of Section
4.5 in such a manner as to affect the priority of payment of interest or principal to Noteholders, or (c) reduce the aforesaid percentage required to consent to any such amendment or any waiver hereunder, without the consent of the Holders of all Notes then outstanding.

         (c) Prior to the execution of any such amendment or consent under
Section 10.1(a) or (b), the Seller shall furnish the Indenture Trustee with a written notice describing the substance of such amendment and the Indenture Trustee shall forward such written notification of the substance of such amendment or consent to the Note Insurer, the Rating Agency and the Owner Trustee within five days of receipt thereof.

         (d) Promptly after the execution of any such amendment or consent under Section 10.1(a) or 10.1(b) and receipt thereof by the Indenture Trustee, the Indenture Trustee shall furnish a copy of such amendment or consent to each Noteholder.

         (e) It shall not be necessary for the consent of the Noteholders pursuant to Section 10.1(b) to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. If an Insurer Default has occurred and is continuing, written consent of the Note Insurer shall be required prior to the execution of such amendment unless such action shall not, as evidenced by an Opinion of Counsel delivered to the Note Insurer and the Indenture Trustee, adversely affect in any material respect the interests of the Note Insurer. The manner of obtaining such consents (and any other consents of Noteholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by Noteholders shall be subject to such reasonable requirements as the Indenture Trustee may prescribe.




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         (f) Prior to the execution of any amendment to this Agreement, the
Indenture Trustee, upon request, shall be entitled to receive and rely upon an Opinion of Counsel (delivered at the expense of the Seller) stating that the execution of such amendment is authorized or permitted by this Agreement, in addition to the Opinion of Counsel referred to in Section 10.2(i). The Indenture Trustee may, but shall not be obligated to, enter into any such amendment that affects the Indenture Trustee's own rights, duties or immunities under this Agreement or otherwise.

         Section 10.2. Protection of Title to Trust. (a) The Servicer shall execute, file, record and register such financing statements and cause to be executed, filed, recorded and registered such continuation and other statements or documents, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Trust, the Note Insurer and the Indenture Trustee under this Agreement in the Trust Property and in the proceeds thereof. The Servicer shall deliver (or cause to be delivered) to the Indenture Trustee and the Note Insurer file- stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recordation, registration or filing. Paragon and the Seller shall cooperate fully with the Servicer in connection with the obligations set forth above and shall execute any and all documents reasonably required to fulfill the intent of this Section 10.2(a).

         (b) Neither the Seller nor the Servicer shall change its name, identity or corporate structure in any manner that would make any financing statement or continuation statement filed by the Servicer in accordance with Section 10.2(a) seriously misleading within the meaning of the applicable provisions of the UCC or any title statute, unless it shall have given the Owner Trustee, the Note Insurer and the Indenture Trustee at least 30 days prior written notice thereof, and shall promptly file appropriate amendments to all previously filed financing statements and continuation statements.

         (c) Each of the Seller and the Servicer shall give the Owner Trustee, the Note Insurer and the Indenture Trustee at least 30 days prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement. The Servicer shall at all times maintain each office from which it services Receivables and its principal executive office within the United States of America.

         (d) The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such Receivable.

         (e) The Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement and each Subsequent Transfer Agreement of the Receivables to the Trust, the Servicer's master computer records (including any backup archives) that refer to any Receivable indicate clearly that such Receivable is owned by the Trust. Indication of the Trust's ownership of



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a Receivable shall be deleted from or modified on the Servicer's computer systems when, and only when, the Receivable shall become a Purchased Receivable or shall have been paid in full.

         (f) If at any time the Seller or the Servicer proposes to sell, grant a security interest in, or otherwise transfer any interest in automotive receivables (other than the Receivables) to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they refer in any manner whatsoever to any Receivable, indicate clearly that such Receivable has been sold and is owned by the Trust (unless such Receivable shall become a Purchased Receivable or shall have been paid in full).

         (g) Upon reasonable notice, the Servicer shall permit the Indenture Trustee, the Backup Servicer, the Seller, the Note Insurer and their respective agents, at any time during normal business hours to inspect and make copies of and abstracts from the Servicer's records regarding any Receivables or any other portion of the Trust Property.

         (h) The Servicer shall furnish to the Owner Trustee, the Indenture Trustee, the Backup Servicer, the Note Insurer and the Seller upon request within a reasonable period of time the Schedule of Receivables, setting forth the Receivables then held as part of the Trust. The Indenture Trustee shall hold the Schedule of Receivables for examination by interested parties during normal business hours at the Corporate Trust Office upon reasonable notice by such Persons of their desire to conduct an examination.

         (i) The Seller and the Servicer (or the applicable party in the case of Section 10.2(b) or (c)) shall deliver to the Owner Trustee, the
Note Insurer and the Indenture Trustee simultaneously with the execution and delivery of this Agreement and of each amendment thereto and upon the occurrence of the events giving rise to an obligation to give notice pursuant to Section 10.2(b) or (c), an Opinion of Counsel (i) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interests of the Trust and the Indenture Trustee in the Receivables, and reciting the details of such filing or referring to prior Opinions of Counsel in which such details are given or (ii) stating that, in the opinion of such counsel, no such action is necessary to preserve and protect such interest.

         Section 10.3. Limitation on Rights of Noteholders. (a) The death or incapacity of any Noteholder shall not operate to terminate this Agreement or the Trust, nor entitle such Noteholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties to this Agreement or any of them.

         (b) No Noteholder shall have any right to vote (except as provided in this Section 10.3 or Sections 8.2, 8.5 or 10.1) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties to this Agreement, nor shall anything set forth in this Agreement, or contained in the terms of the Notes, be construed so as to constitute the Noteholders from time to time as partners or members of an association; nor shall any Noteholder be under any



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liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision of this Agreement or any Related Document.

         (c) No Noteholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action, or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Indenture Trustee a written notice of default and of the continuance thereof, as provided in this Agreement, and unless also the Holders of Notes evidencing not less than 25% of the Note Balance shall have made written request upon the Indenture Trustee to institute such action, suit or proceeding in its own name as Indenture Trustee under this Agreement and shall have offered to the Indenture Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Indenture Trustee, for 30 days after its receipt of such notice, request, and offer of indemnity, shall have neglected or refused to institute any such action, suit, or proceeding and during such 30-day period, no request or waiver inconsistent with such written request has been given to the Indenture Trustee pursuant to and in compliance with this
Section 10.3 or Section 8.5; it being understood and intended, and being expressly covenanted by each Noteholder with every other Noteholder and the Indenture Trustee, that no one or more Holders of Notes shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb, or prejudice the rights of the Holders of any other of the Notes, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner provided in this Agreement and for the equal, ratable and common benefit of all Noteholders. For the protection and enforcement of the provisions of this Section 10.3, each and every Noteholder and the Indenture Trustee shall be entitled to such relief as can be given either at law or in equity.

         Section 10.4. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. WITHOUT LIMITING THE FOREGOING, THE "SECURITIES INTERMEDIARY'S JURISDICTION" WITHIN THE MEANING OF SECTION 8-110(E) OF REVISED ARTICLE 8 WITH RESPECT TO THE TRUST ACCOUNTS MAINTAINED AT THE INDENTURE TRUSTEE PURSUANT TO SECTION 4.1 SHALL BE NEW YORK.

         Section 10.5. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Notes or the rights of the Holders thereof.




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         Section 10.6. Assignment. Notwithstanding anything to the contrary contained in this Agreement, except as provided in Section 6.2 or Section
7.2 and as provided in the provisions of the Agreement concerning the resignation of the Servicer and the Backup Servicer, this Agreement may not be assigned by the Seller or the Servicer without the prior written consent of the Owner Trustee, the Backup Servicer, the Note Insurer and the Indenture Trustee. Prior written notice of any such assignment shall be provided to the Rating Agency.

         Section 10.7. Third-Party Beneficiaries. Nothing in this
Agreement, express or implied, shall give to any Person, other than the parties hereto and the Note Insurer and their successors hereunder and permitted assigns, any benefit or any legal or equitable right, remedy or claim under this Agreement.

         Section 10.8. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

         Section 10.9. Notices. All demands, notices and communications under this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Seller, at the following address: Paragon Auto Receivables Corporation, 27405 Puerta Real, Suite
200, Mission Viejo, California 92691, Attention: Vice President-Finance, Telecopy No.: (949) 348-8707, (b) in the case of the Servicer, at the following address: Paragon Acceptance Corporation, 27405 Puerta Real, Suite 200, Mission Viejo, California 92691, Attention: Vice President - Finance, Telecopy No.: (949) 348-8707, (c) in the case of the Indenture Trustee, and for so long as the Indenture Trustee is the Backup Servicer, the Backup Servicer, at the following address: Norwest Bank Minnesota, National Association, Norwest Center, Sixth Street and Marquette Avenue,
Minneapolis, Minnesota 55479-0070, Attention: Corporate Trust Services/Asset-Backed Administration, Telecopy No.: (612) 667-3539, (d) in the case of the Trust or the Owner Trustee, at the following address:
Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration, (e) in the case of the
Note Insurer, at the following address: 113 King Street, Armonk, New York, 10504, Attention: Insured Portfolio Management, Structured Finance,
Telecopy No. (914) 765-3163, (f) in the case of Moody's, at the following address: 99 Church Street, New York, New York 10007, Attention: ABS Monitoring Group, Telecopy No: (212) 553-7820, or at such other address as shall be designated by any such party in a written notice to the other parties and (g) in the case of S&P, at the following address: 26 Broadway, 10th floor, New York, New York 10004, Attn: ABS Surveillance, Telecopy No:
(212) 208-0053, or at such other address as shall be designated by any such party in a written notice to the other parties. Any notice required or permitted to be mailed to a Noteholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Note
Register, and any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder receives such notice.

     Section 10.10. Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors and assigns, and shall inure to the benefit of and be




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enforceable by the parties hereto and their respective successors and assigns permitted hereunder. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Trust, the Indenture Trustee, the Note Insurer and the Noteholders and their respective permitted successors and assigns, if any. Any request, notice, direction, consent, waiver or other instrument or action by any Noteholder shall bind its successors and assigns. Except as otherwise provided in this
Article X, no other Person shall have any right or obligation hereunder.

         Section 10.11. Subordination. The Trust and each Class A Noteholder by accepting a Class A Note acknowledges and agrees that such Class A Note represents indebtedness of the Trust and Trust Property only and does not represent an interest in any assets (other than the Trust Property) of the Seller (including by virtue of any deficiency claim in respect of obligations not paid or otherwise satisfied from the Trust Property and proceeds thereof). In furtherance of and not in derogation of the foregoing, to the extent the Seller enters into other securitization transactions, the Trust as well as each Class A Noteholder by accepting a Class A Note acknowledges and agrees that is shall have no right, title or interest in or to any assets (or interests therein) (other than Trust Property) conveyed or purported to be conveyed by the Seller to another securitization trust or other Person or Persons in connection therewith (whether by way of a sale, capital contribution or by virtue of the granting of a lien) ("Other Assets"). To the extent that, notwithstanding the agreements and provisions contained in the preceding sentences of this subsection, the Trust or any Class A Noteholder either (i) asserts an interest or claim to, or benefit from, Other Assets, whether asserted against or through the Seller or any other Person owned by the Seller, or
(ii) is deemed to have any such interest, claim or benefit in or from Other Assets, whether by operation of law, legal process, pursuant to applicable provisions of insolvency laws or otherwise (including by virtue of Section 1111(b) of the federal Bankruptcy Code or any successor provision having similar effect under the Bankruptcy Code), and whether deemed asserted against or through the Seller or any other Person owned by the Seller, then the Trust and each Class A Noteholder by accepting a Class A Note further acknowledges and agrees that any such interest, claim or benefit in or from Other Assets is and shall be expressly subordinated to the indefeasible payment in full of all obligations and liabilities of the Seller which, under the terms of the relevant documents relating to the securitization of such Other Assets, are entitled to be paid from, entitled to the benefits of, or otherwise secured by such Other Assets (whether or not any such entitlement or security interest is legally perfected or otherwise entitled to a priority of distribution or application under applicable law, including insolvency laws, and whether asserted against the Seller or any other Person owned by the Seller), including, the payment of post-petition interest on such other obligations and liabilities. This subordination agreement shall be deemed a subordination agreement within the meaning of
Section 510(a) of the Bankruptcy Code. Each Class A Noteholder further acknowledges and agrees that no adequate remedy at law exists for a breach of this Section 10.11 and the terms of this Section 10.11 may be enforced by an action for specific performance.

         IN WITNESS WHEREOF, the Seller, the Servicer, the Trust, the Backup Servicer and the Indenture Trustee have caused this Sale and Servicing Agreement to be duly executed by their respective officers, effective as of the day and year first above written.


                                    PARAGON ACCEPTANCE CORPORATION, in its
                                    individual capacity and as Servicer



                                    By: /s/ Nancy C. Ferguson
                                       ------------------------------------
                                    Name:   Nancy C. Ferguson
                                    Title:  Secretary





                                    NORWEST BANK MINNESOTA, NATIONAL
                                      ASSOCIATION, as Indenture Trustee and as Backup Servicer



                                    By: /s/ Daniel W. Rolczynski
                                       ------------------------------------
                                    Name:   Daniel W. Rolczynski
                                    Title:  Corporate Trust Officer



                                    PARAGON AUTO RECEIVABLES CORPORATION, as
                                    Seller



                                    By: /s/ Nancy C. Ferguson
                                       -------------------------------------
                                    Name:   Nancy C. Ferguson
                                    Title:  Vice President




                                 71       Sale and Servicing Agreement

                                    PARAGON AUTO RECEIVABLES OWNER TRUST
                                    1999-A,  as Purchaser



                                    By: WILMINGTON TRUST COMPANY
                                        not in its individual capacity but
                                        solely as Owner Trustee


                                        By: /s/ James P. Lawler
                                           ---------------------------------
                                        Name:  James P. Lawler
                                        Title:  Vice President





                                   72             Sale and Servicing Agreement

                                 SCHEDULE A

                          SCHEDULE OF RECEIVABLES

           On file with the Servicer and the Indenture Trustee.





                                     A-1         Sale and Servicing Agreement

                                 SCHEDULE B

                  REPRESENTATIONS AND WARRANTIES OF SELLER
                        WITH RESPECT TO RECEIVABLES

                  1. Contract Origination Date. Each Initial Receivable has a contract origination date on or before February 28, 1999, and each Subsequent Receivable has a contract origination date on or before the applicable Subsequent Cutoff date.

                  2. Term of Receivables. Each Initial Receivable has an original term of at least 18 months and not more than 72 months and had a remaining term as of the Initial Cutoff Date of at least 12 months and not more than 72 months; each Subsequent Receivable has an original term of at least 18 months and not more than 72 months and had a remaining term as of the Subsequent Cutoff Date of at least 12 months and not more than 72 months; the weighted average original contracted term of the Initial Receivables was 64 months as of the Initial Cutoff Date; the weighted average remaining contracted term of the Initial Receivables was 61 months as of the Initial Cutoff Date.

                  3. Characteristics of Receivables. (A) Each Receivable
         (1) is denominated in U.S. dollars and has been originated in the United States of America by Paragon or by a Dealer for the retail sale of a Financed Vehicle in the ordinary course of such Dealer's business in each case in accordance in all material respects with Paragon's credit approval guidelines, and, to the best knowledge of Seller, such Dealer had all necessary licenses and permits to originate Receivables in the state where such Dealer was located,
         (2) was fully and properly executed by the parties thereto, (3) and if originated by a Dealer, was purchased by Paragon from such Dealer under an existing Dealer Agreement and Dealer Assignment and was purchased by the Seller from Paragon pursuant to the Receivables Purchase Agreement, (4) contains customary and enforceable provisions such that the rights and remedies of the holder or assignee thereof shall be adequate for realization against the collateral of the benefits of the security, (5) provides for level monthly payments that fully amortize the Amount Financed over the original term (except for the last payment, which may be greater or smaller than the level payment), provided payments are made on the applicable due dates, (6) as of the Initial Cutoff Date has an Annual Percentage Rate of not less than 6.83% and not more than 17%, (7) provides for, if such contract is prepaid, a prepayment that fully pays the Principal Balance and accrued interest at the Annual Percentage Rate and (8) is a Simple Interest Receivable or a Pre-Computed Receivable, provided that not more than 12% of the Receivables are Pre-Computed Receivables;
         (B) as of the Initial Cutoff Date in the case of an Initial Receivable, or as of the applicable Subsequent Cutoff Date, in the case of a Subsequent Receivable, no Receivable has a payment more than 10% of which is more than 29 days past due; (C) each Receivable has a final scheduled payment due no later than May 15, 2005; (D) as of the Initial Cutoff Date, not more than 93.40% of the aggregate principal balance of the Initial Receivables represented financing of used vehicles, and the remainder of the Initial Receivables represented financing of new vehicles; (E) as of the Initial Cutoff Date, the average remaining principal balance of the Initial Receivables was not more than




                                    B-1        Sale and Servicing Agreement

         $18,648; (F) as of the Initial Cutoff Date, the weighted average Annual Percentage Rate of the Initial Receivables was not less than 10.63%; (G) as of the Initial Cutoff Date at least 65% of the Initial Receivables shall be secured by automobiles and sports utility vehicles with a manufacturer's suggested retail price when new of $20,000 or more; and (H) as of the Initial Cutoff Date, no more than 4% of Aggregate Principal Balance of the Initial Receivables shall be rated "Credit Tier A" as defined in Paragon's credit and collection policy.

                  4. Principal Balance; Scheduled Payments. (A) Each Receivable has an outstanding principal balance as of the Initial Cutoff Date in the case of an Initial Receivable, or as of the applicable Subsequent Cutoff Date in the case of a Subsequent Receivable, of not less than $1,000 and not more than $85,000; (B) each Receivable originated on or prior to January 31, 1999 had at least one scheduled payment made prior to the date that is two Business Days prior to the Closing Date; and (C) each Receivable originated after January 31, 1999 either (I) has had (and each Subsequent Receivable will have) at least one scheduled payment made prior to the date that is two Business Days prior to the Closing Date (or the Subsequent Transfer Date with respect to a Subsequent Receivable) or (II) will have a first scheduled payment made within 29 days of the due date thereof.

                  5. Characteristics of Obligors. As of the Initial Cutoff Date with respect to an Initial Receivable and as of the applicable Subsequent Cutoff Date with respect to a Subsequent Receivable, no Obligor on any Receivable (A) was the subject of any federal, state or other bankruptcy, insolvency or similar proceeding pending on the date of application that is not discharged, (B) was currently the subject of a judgment in favor of Paragon, and (C) had its related Financed Vehicle repossessed (or subject to repossession).

                  6. Billing Addresses for Obligors. Based on the billing addresses of the Dealers and the Principal Balances as of the Initial Cutoff Date, the Obligors of approximately 28.42% of the Receivables were located in California, the Obligors of approximately 15.46% of the Receivables were located in North Carolina, the Obligors of approximately 12.78% of the Receivables were located in Texas, the Obligors of approximately 11.48% of the Receivables were located in Virginia and no other state based upon the billing addresses of the Dealers has a concentration of Receivables greater than or equal to 10% of the Aggregate Principal Balance of the Receivables.

                  7. Location of Receivable Files. There exists a complete Receivable File with respect to each Receivable that will have been delivered to the Indenture Trustee on or prior to the Closing Date with respect to the Initial Receivables and on or prior to the applicable Subsequent Transfer Date with respect to Subsequent Receivables and any exceptions set forth in the Indenture Trustee's certificate will be corrected within 30 days.

                  8. Schedule of Receivables. The information with respect to the Receivables set forth in the Schedule of Receivables has been produced from the Electronic Ledger and is



                                  B-2            Sale and Servicing Agreement
         true and correct in all material respects as of the close of business on the Initial Cutoff Date and each Subsequent Cutoff
         Date.

                  9. Adverse Selection. No selection procedures having a material adverse effect on the Trust, the Note Insurer or Noteholders have been utilized in selecting the Receivables from those receivables owned by Paragon that met the selection criteria contained in this Agreement. No advances were made to qualify the Receivables under the eligibility criteria set forth in this Schedule B.

                  10. Compliance with Law. Neither the Receivables nor the sale of the related Financed Vehicles, at the time the related Receivable was originated or made, contravened in any material respect, and, at the date of transfer thereof contravenes in any material respect, any requirements of applicable federal, state and local laws, and regulations thereunder including, without limitation, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Civil Relief Act of 1940, each applicable state Motor Vehicle Retail Installment Sales Act, and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and other consumer credit laws and equal credit opportunity and disclosure laws.

                  11. No Government Obligor. None of the Receivables is due from the United States of America or any state or from any other Governmental Authority.

                  12. Security Interest in Financed Vehicle. Each Receivable has created, or will create when all required procedures are completed by the Servicer, a valid, subsisting and enforceable first priority perfected security interest in the related Financed Vehicle in favor of Paragon as secured party, and such security interest is, or will be upon the completion of all required procedures by the Servicer, prior to all other liens upon and security interests in such Financed Vehicle that now exist or may hereafter arise or be created (except, as to priority, for any tax liens or mechanics' liens that may arise after the Closing Date with respect to the Initial Receivables or after the applicable Subsequent Transfer Date with respect to Subsequent Receivables).

                  13. Binding Obligation; Receivables in Force. Each Receivable is a binding obligation of its related Obligor and no Receivable has been satisfied, subordinated or rescinded, nor has any Financed Vehicle been released from the lien granted by the related Receivable in whole or in part.

                  14. No Amendments. As of the Initial Cutoff Date with respect to the Initial Receivables or as of the applicable Subsequent Cutoff Date with respect to Subsequent Receivables, no Receivable has been amended, altered or modified; no provision of any Receivable has been waived, other than any provisions requiring vendor single interest insurance or late payment fees and those waivers, alterations or modifications specifically




                                   B-3      Sale and Servicing Agreement
         permitted pursuant to Section 3.2 of this Agreement, and no more than 0.05% of the Receivables have been extended beyond their original maturity dates. As of the Initial Cutoff Date with respect to the Initial Receivables or as of the applicable Subsequent Cutoff Date with respect to Subsequent Receivables, no Receivable has been modified as a result of application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

                  15. No Defenses. As of the Initial Cutoff Date with respect to the Initial Receivables and as of the related Subsequent Cutoff Date with respect to Subsequent Receivables, no right of rescission, setoff, counterclaim or defense exists with respect to any Receivable. The operation of the terms of any Receivable or the exercise of any right thereunder will not render such Receivable unenforceable in whole or in part or subject to any such right of rescission, setoff, counterclaim or defense.

                  16. No Liens. As of the Initial Cutoff Date with respect to the Initial Receivables or as of the applicable Subsequent Cutoff Date with respect to Subsequent Receivables, there are no liens or claims existing or that have been filed for work, labor, storage or materials relating to any of the related Financed Vehicles that are liens prior to the security interest in the related Financed Vehicles granted by the related Receivables.

                  17. No Fraud or Misrepresentation. Each Receivable was originated by a Dealer and was sold by the Dealer to Paragon without fraud or misrepresentation on the part of such Dealer in either case.

                  18. No Default; Repossession. Except for payment delinquencies continuing for a period of less than 31 days as of the Initial Cutoff Date with respect to the Initial Receivables or as of the applicable Subsequent Cutoff Date with respect to Subsequent Receivables, no default, breach, violation or event permitting acceleration under the terms of any Receivable has occurred; no continuing condition that with notice or the lapse of time would constitute a default, breach, violation, or event permitting acceleration under the terms of any Receivable has arisen; the Seller shall not waive and has not waived any of the foregoing; and no related Financed Vehicle has been repossessed as of the Initial Cutoff Date with respect to the Initial Receivables or as of the applicable Subsequent Cutoff Date with respect to Subsequent Receivables.

                  19. Insurance; Other. Paragon, in accordance with its customary procedures, has determined (A) that each Obligor, at the time of origination, had obtained or agreed to obtain insurance covering the Financed Vehicle as of the execution of the Receivable insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision coverage (i) in an amount at least equal to the lesser of (x) its maximum insurable value or (y) the principal amount due from the Obligor under the related Receivable and (ii) naming Paragon as loss payee, (B) each Receivable that finances the cost of premiums for credit life and accident or health insurance is covered by an insurance policy and certificate of insurance naming Paragon as creditor under each such insurance policy and certificate of insurance, and (C) as to each Receivable that includes



                                B-4           Sale and Servicing Agreement
         financing for the cost of a service contract, the respective Financed Vehicle that secures the Receivable is covered by a service contract. No Receivable has force-placed insurance.

                  20. Title. No Receivable has been sold, transferred, assigned or pledged by Paragon to any Person other than the Seller or a Warehouse Lender (and the Warehouse Liens shall be released as of the Closing Date) or any such pledge that has been released on or prior to the Closing Date with respect to the Initial Receivables or the applicable Subsequent Transfer Date with respect to the Subsequent Receivables. Immediately prior to the transfer and assignment herein contemplated, the Seller had good and marketable title to each Receivable, and was the sole owner thereof, free and clear of all Liens and, immediately upon the transfer thereof, the Trust shall have good and marketable title to each such Receivable, and will be the sole owner thereof, free and clear of all Liens (other than Permitted Liens), and the transfer has been perfected under the UCC. No Dealer has a participation in, or other right to receive, proceeds of any Receivable. The Seller has not taken any action to convey any right to any Person that would result in such Person having a right to payments received under the related Insurance Policies or the related Dealer Agreements or Dealer Assignments or to payments due under such Receivables.

                  21. Marking of Receivables. On the Closing Date and each Subsequent Transfer Date, Paragon or the Seller will have caused the portions of the Electronic Ledger relating to the Receivables to be clearly and unambiguously marked to show that the Receivables have been sold by Paragon to the Seller in accordance with the terms of the Receivables Purchase Agreement or the applicable Subsequent Purchase Agreement and sold by the Seller to the Trust in accordance with the terms of this Agreement and pledged to the Indenture Trustee for the benefit of the Noteholders under the Indenture.

                  22. Computer Tape. The Computer Tape made available by the Seller to the Indenture Trustee on the Closing Date was complete and accurate in all material respects as of the Initial Cutoff Date and includes a description of the same Receivables that are described in the Schedule of Receivables.

                  23. Lawful Assignment. No Receivable has been originated in, or is subject to the laws of, any jurisdiction under which the sale, contribution, transfer and assignment of such Receivable under this Agreement shall be unlawful, void or voidable. The Seller has not entered into any agreement with any account debtor that prohibits, restricts or conditions the assignment of any portion of the Receivables.

                  24. All Filings Made. All filings (including, without limitation, UCC filings) necessary in any jurisdiction to give the Indenture Trustee a first priority perfected ownership interest in the Receivables and the other Trust Property have been made.

                  25. One Original. There is only one original executed copy of each Receivable.




                            B-5                    Sale and Servicing Agreement

                  26. Valid and Binding Obligation of Obligor. Each Receivable is the legal, valid and binding obligation of the Obligor thereunder and is enforceable in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally; all parties to such contract had full legal capacity to execute and deliver such contract and all other documents related thereto and to grant the security interest purported to be granted thereby.

                  27. Title Documents. (A) If any Financed Vehicle was originated in a state in which notation of security interest on the title document is required or permitted to perfect such security interest, the title document for such Financed Vehicle shows, or if a new or replacement title document is being applied for with respect to such Financed Vehicle, the title document will be received within 180 days and will show, Paragon named as the original secured party under the related Receivables as the Holder of a first priority security interest in such Financed Vehicle, and (B) if any Financed Vehicle was originated in a state in which the filing of a financing statement under the UCC is required to perfect a security interest in motor vehicles, such filings or recordings have been duly made and show Paragon named as the original secured party under the related Receivable, and in either case, no further action is required under the UCC or any titling statute or act to continue the perfected status of the first priority security interest in the Financed Vehicle against creditors of and transferees from the original Obligor.

                  28. Chattel Paper. Each Receivable constitutes "chattel paper" under the UCC.

                  29. Tax Liens. As of the Initial Cutoff Date with respect to the Initial Receivables and as of the applicable Subsequent Cutoff Date with respect to Subsequent Receivables, there is no Lien against the related Financed Vehicles for delinquent taxes.




                                  B-6              Sale and Servicing Agreement

                                                              EXHIBIT A



                       FORM OF SERVICER'S CERTIFICATE

                                [Attached.]




                                     A-1          Sale and Servicing Agreement

                                                               EXHIBIT B


                REQUEST FOR RELEASE AND RECEIPT OF DOCUMENTS


To:         Norwest Bank Minnesota, National Association

            Re: Sale and Servicing Agreement (the "Servicing Agreement"), dated as of ________ __, ____, between Paragon Auto Receivables Corporation
                   (the "Seller"), Paragon Auto Receivables Owner Trust 1999-A, as purchaser (the "Trust"), Paragon Acceptance Corporation, individually and in its capacity as Servicer (the "Servicer"), and Norwest Bank Minnesota, National Association, as Indenture Trustee (the "Indenture Trustee") and Backup Servicer

         In connection with the administration of the Receivables held by you as the Indenture Trustee, we request the release, and acknowledge receipt, of the Receivable and related Receivable File described below, for the reason indicated.

Obligor's Name, Customer Account Number and Vehicle Identification Number



Reason for Requesting Documents (check one)

_____   1.        Receivable Paid in Full.  All amounts received in connection with such payments have been deposited into the Lockbox
                  Account as required pursuant to Section 3.2 of the Servicing
                  Agreement

_____   2.        Receivable Purchased from Trust pursuant to Section 2.5 or
                  3.7 of the Servicing Agreement

_____   3.        Receivable is being serviced or subject to enforcement of
                  rights and remedies pursuant to Section 2.2(b) of the Servicing Agreement

_____   4.        Other (explain)_______________________________

If item 1 or 2 above is checked, and if all or part of the Receivable or Receivable File was previously released to us, please release to us any additional documents in your possession relating to the above specified Receivable.




                              B-1                 Sale and Servicing Agreement

If item 3 or 4 above is checked, upon our return of all of the above documents to you as the Indenture Trustee, please acknowledge your receipt by signing in the space indicated below, and returning this form.


PARAGON ACCEPTANCE CORPORATION
as Servicer



By:________________________________
Name:______________________________
Title:_____________________________
Date:______________________________


DOCUMENTS RETURNED TO THE INDENTURE TRUSTEE

Norwest Bank Minnesota, National Association
         (Indenture Trustee)


By:________________________________
Name:______________________________
Title:_____________________________
Date:______________________________




                                    B-2            Sale and Servicing Agreement

                                                                      EXHIBIT C



                       SUBSEQUENT TRANSFER AGREEMENT

         TRANSFER No. ______ OF SUBSEQUENT RECEIVABLES, dated as of ____________, 1999 (this "Agreement"), between PARAGON AUTO RECEIVABLES CORPORATION., as seller (the "Seller"), PARAGON AUTO RECEIVABLES OWNER TRUST 1999-A, as purchaser (the "Trust"), PARAGON ACCEPTANCE CORPORATION., in its individual capacity and as servicer (the "Servicer"), and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as indenture trustee and backup servicer (the "Indenture Trustee") pursuant to the Sale and Servicing Agreement referred to below.


         WHEREAS, the Seller, the Trust, the Servicer and the Indenture Trustee are parties to the Sale and Servicing Agreement, dated as of March 30, 1999 (the "Sale and Servicing Agreement");

         WHEREAS, pursuant to the Sale and Servicing Agreement, the Seller wishes to convey Subsequent Receivables to the Trust; and

         WHEREAS, the Trust is willing to accept such conveyance subject to the terms and conditions hereof.

         NOW, THEREFORE, the Seller, the Trust, the Servicer and the Indenture Trustee hereby agree as follows:


         1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings set forth in the Sale and Servicing Agreement.

                  "Subsequent Cutoff Date" shall mean, with respect to the Subsequent Receivables conveyed hereby, the opening of business on ________, 1999.

                  "Subsequent Reserve Account Deposit" means 2% of the aggregate Principal Balance of Subsequent Receivables conveyed hereunder as of the Subsequent Cutoff Date, or $_____________.

                  "Subsequent Transfer Date" shall mean, with respect to the Subsequent Receivables conveyed hereby, ______________, 1999.

         2. Schedule of Receivables. Annexed hereto are supplements to Schedule A to the Sale and Servicing Agreement listing the Receivables that constitute the Subsequent Receivables to be conveyed pursuant to this Agreement on the Subsequent Transfer Date.




                                  C-1         Sale and Servicing Agreement

3. Conveyance of Subsequent Receivables; Deposit of Subsequent Reserve Account Deposit. (a) In consideration of the Trust's delivery to or upon the order of the Seller of $_____________, the Seller does hereby sell, transfer, assign and otherwise convey, without recourse (except as expressly provided in the Sale and Servicing Agreement), to the Trust, (1) all of the right, title and interest of the Seller in and to the Subsequent Receivables and all monies received thereunder or in respect thereof after the Subsequent Cutoff Date (including all Liquidation Proceeds and recoveries received with respect to such Subsequent Receivables); and (2) all of the right, title and interest of Paragon and the Seller in and to
(i) the security interests of Paragon and the Seller in the related Financed Vehicles and any other interest of Paragon and the Seller in the related Financed Vehicles, including the certificates of title with respect to such Financed Vehicles, (ii) the Insurance Policies and any proceeds from any Insurance Policies relating to the Subsequent Receivables, the Obligors or the related Financed Vehicles, including rebates of premiums relating to the Subsequent Receivables, (iii) the rights of Paragon and the Seller against Dealers with respect to the Subsequent Receivables under the Dealer Agreements and the Dealer Assignments, (iv) the rights of the Seller under the related Subsequent Purchase Agreement and (v) all proceeds and investments of any of the foregoing, all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any of the foregoing. It is the intention of the Seller that the transfer and assignment contemplated by this Agreement shall constitute a sale of the Subsequent Receivables and the other Trust Property with respect thereto from the Seller to the Trust and the beneficial interest in and title to the Subsequent Receivables and the other Trust Property with respect thereto shall not be part of the Seller's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. If, notwithstanding the intent of the Seller, the transfer and assignment contemplated hereby is held not to be a sale, the Seller hereby grants a first priority security interest to the Trust in the property referred to in this Section 3(a) for the benefit of the Noteholders, and this Agreement shall constitute a security agreement.

                  (b) On the Subsequent Transfer Date and simultaneously with the conveyance of the Subsequent Receivables, the Trust, on behalf of the Seller, shall deposit into the Reserve Account the Subsequent Reserve Account Deposit.

         4. Representations and Warranties of the Seller. The Seller hereby represents and warrants to the other parties hereto and the Note Insurer as of the date of this Agreement and as of the Subsequent Transfer Date:

                  (a) Organization and Good Standing. The Seller has been duly organized and is validly existing as a corporation under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted.

                  (b) Due Qualification. The Seller is duly qualified to do business and has obtained all necessary licenses and approvals in all jurisdictions where the failure to do so would have a material adverse effect on (i) the Seller's ability to transfer the Subsequent Receivables and the other property conveyed hereunder to the Trust pursuant to this




                                  C-2        Sale and Servicing Agreement

         Agreement, (ii) the validity or enforceability of the Subsequent Receivables and the other property conveyed hereunder or (iii) the Seller's ability to perform its obligations hereunder and under its Related Documents.

                  (c) Power and Authority. The Seller has the power and authority to execute and deliver this Agreement and to carry out its terms; the Seller has power and authority to sell and assign the Subsequent Receivables and the other property to be sold and assigned to and deposited with the Trust by it and has duly authorized such sale and assignment to and deposit with the Trust by all necessary corporate action; and the execution, delivery and performance of this Agreement has been duly authorized by the Seller by all necessary corporate action.

                  (d) Binding Obligations. This Agreement, when duly executed and delivered, shall constitute a valid and binding obligation of the Seller enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                  (e) No Violation. The execution, delivery and performance by the Seller of this Agreement, the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof do not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Seller, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which it or its properties are bound, (ii) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument or (iii) to the best of Seller's knowledge, violate any law, order, rule or regulation applicable to the Seller of any Governmental Authority having jurisdiction over the Seller or any of its properties.

                  (f) No Proceedings. There are no proceedings or investigations pending or, to the Seller's knowledge, threatened against the Seller, before any Governmental Authority having jurisdiction over the Seller or its properties (A) asserting the invalidity of any of this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, (C) seeking any determination or ruling that would have a material adverse effect on the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement, or (D) seeking to impose any excise, franchise, transfer or similar tax upon the sale and assignment of the Subsequent Receivables and the other property hereunder.

                  (g) No Consents. No consent, approval, license, authorization or order of, or declaration, registration or filing with, any Governmental Authority or other Person, is required to be made by the Seller in connection with the execution, delivery or performance



                                    C-3         Sale and Servicing Agreement
         of this Agreement or the consummation of the transactions contemplated hereby, except such as have been duly made, effected or obtained.

                  (h) Principal Balance. The aggregate Principal Balance of the Subsequent Receivables listed on the supplements to Schedule A annexed hereto and conveyed to the Trust pursuant to this Agreement as of the Subsequent Cutoff Date is $______________.

                  (i) Aggregate Pool Characteristics. The Receivables in the Trust, including the Subsequent Receivables to be conveyed to the Trust on the Subsequent Transfer Date, meet the following criteria: (A) the weighted average APR of the Receivables in the Trust shall not be less than 10.60%; (B) no Receivables shall have an APR less than 6.75%; (C) the weighted average remaining term to maturity of the Receivables on such Subsequent Transfer Date shall not be greater than 64 months; (D) based upon the billing addresses of the Dealers, not more than 10% of the aggregate Principal Balances of the Receivables, including such Subsequent Receivables, are located in any one state other than California, North Carolina, Virginia or Texas; (E) at least 65% of the Receivables shall be secured by automobiles and sports utility vehicles with a manufacturer's suggested retail price when new of $20,000 or more; (F) Pre-Computed Receivables shall not exceed 12% of the Receivables by Aggregate Principal Balance; (G) no more than 45% of the Receivables shall have an original term of more than 60 months but less than or equal to 72 months; (H) no Receivable shall have a Principal Balance less than $1000 or in excess of $85,000; and (I) no more than 4% of Aggregate Principal Balance of the Receivables shall be rated "Credit Tier A" as defined in Paragon's credit and collection policy.

         5. Conditions Precedent. The obligation of the Trust to acquire the Receivables hereunder is subject to the satisfaction, on or prior to the Subsequent Transfer Date, of the following conditions precedent:

                  (a) Representations and Warranties. Each of the representations and warranties made by the Seller in Section 2.5(a) of the Sale and Servicing Agreement (with respect to the Subsequent Receivables) and Section 4 of this Agreement shall be true and correct as of the date of this Agreement and as of the Subsequent Transfer Date.

                  (b) Sale and Servicing Agreement Conditions. Each of the conditions set forth in Section 2.2(b) of the Sale and Servicing Agreement shall have been satisfied.

         6. Ratification of Agreement. As supplemented by this Agreement, the Sale and Servicing Agreement is in all respects ratified and confirmed and the Sale and Servicing Agreement as so supplemented by this Agreement shall be read, taken and construed as one and the same instrument.

         7. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.



                                   C-4             Sale and Servicing Agreement

         8. Third Party Beneficiaries. The Note Insurer shall be a third-party beneficiary to the provisions of this Agreement and shall be entitled to rely upon and directly enforce such provisions of this Agreement. Nothing in this Agreement, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and permitted assigns, any benefit or any legal or equitable right, remedy or claim under this Agreement.

         9. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.



                                   C-5         Sale and Servicing Agreement

                  IN WITNESS WHEREOF, the Seller, the Servicer, the Backup Servicer, the Purchaser and the Indenture Trustee have caused this Agreement to be executed by their duly authorized officers as of the day and the year first above written.

                          PARAGON AUTO RECEIVABLES
                           CORPORATION, as Seller


                          By:__________________________________
                             Name:
                             Title:


                          PARAGON ACCEPTANCE
                          CORPORATION., as Servicer


                          By:__________________________________
                             Name:
                             Title:


                          NORWEST BANK MINNESOTA,
                            NATIONAL ASSOCIATION, as
                            Indenture Trustee and as Backup Servicer


                          By:___________________________________
                             Name:
                             Title:


                          PARAGON AUTO RECEIVABLES
                            OWNER TRUST 1999-A, as Purchaser


                          By: WILMINGTON TRUST COMPANY,
                                not in its individual capacity but
                                solely as Owner Trustee

                          By:____________________________________
                             Name:
                             Title:




                                   C-6           Sale and Servicing Agreement

                                                              SCHEDULE A


                 SUPPLEMENT TO SCHEDULE OF RECEIVABLES FOR
                    SUBSEQUENT TRANSFER DATE: __________
                             See attached list





                                     C-7        Sale and Servicing Agreement

                                                                    EXHIBIT D


                       FORM OF OFFICER'S CERTIFICATE

         The undersigned hereby certifies that he is a duly authorized officer of Paragon Acceptance Corporation, a Delaware Corporation ("Paragon"), and Paragon Auto Receivables Corporation, a Delaware corporation ("Paragon Auto"), and that as such he is authorized to execute and deliver this certificate in the name of and on behalf of Paragon and Paragon Auto and represents, warrants and further certifies in his official capacity, in the name and on behalf of Paragon and Paragon Auto, as follows in connection with the transfer on __________, 199_ (the "Subsequent Transfer Date") of Subsequent Receivables and with respect thereto by Paragon to Paragon Auto and by Paragon Auto to the Trust:

1. Paragon Auto has provided Paragon, the Owner Trustee on behalf of the Trust, the Indenture Trustee, the Note Insurer and the Rating Agencies with an Addition Notice not later than five days prior to the Subsequent Transfer Date and has provided any information reasonably requested by any of them with respect to such Subsequent Receivables;

2. Paragon Auto has delivered to Paragon, the Owner Trustee on behalf of the Trust, the Note Insurer and the Indenture Trustee a duly executed Subsequent Purchase Agreement, including a Schedule of Subsequent Receivables;

3. Paragon Auto, or Paragon on its behalf, has deposited in the Collection Account all collections received in respect of such Subsequent Receivables received after the related Subsequent Cutoff Date;

4. Paragon Auto has delivered to the Owner Trustee on behalf of the Trust, the Note Insurer and the Indenture Trustee a duly executed Subsequent Transfer Agreement, including a Schedule of Subsequent Receivables;

5. As of the Subsequent Transfer Date, neither Paragon nor Paragon Auto is insolvent nor have any of them been made insolvent by such transfer nor are any of them aware of any pending insolvency;

6. Such addition shall not result in the Trust being treated as an association taxable as a corporation for federal or Delaware income tax purposes;

7.       The Funding Period has not terminated;

8. The Note Insurer has given its prior written approval of the transfer of such Subsequent Receivables with respect thereto by Paragon to Paragon Auto and by Paragon Auto to the Trust, and Paragon Auto, or Paragon on its behalf, has provided a copy thereof to the Indenture Trustee.



                                   D-1            Sale and Servicing Agreement

9. Paragon Auto has deposited the Subsequent Reserve Account Deposit in the Reserve Account;

10. Paragon Auto has delivered to the Indenture Trustee the Receivable Files relating to such Subsequent Receivables;

11. Both Paragon Auto and Paragon has delivered to the Rating Agencies, the Note Insurer and the Indenture Trustee an Opinion of Counsel with respect to the transfer of Subsequent Receivables substantially in the form of the Opinion of Counsel relating to certain bankruptcy, insolvency, tax and security interest matters delivered to the Rating Agencies, Paragon, the Note Insurer and the Indenture Trustee on the Closing Date;

12.      The Receivables in the Trust, including such Subsequent
         Receivables, shall meet the following criteria: (A) the weighted average APR of the Receivables in the Trust shall not be less than 10.60%; (B) no Receivables shall have an APR less than 6.75%; (C) the weighted average remaining term to maturity of the Receivables on such Subsequent Transfer Date shall not be greater than 64 months; (D) based upon the billing addresses of the Dealers, not more than 10% of the aggregate Principal Balances of the Receivables, including such Subsequent Receivables, are located in any one state other than California, North Carolina, Virginia or Texas; (E) at least 65% of the Receivables shall be secured by automobiles and sports utility vehicles with a manufacturer's suggested retail price of $20,000 or more; (F) Pre-Computed Receivables shall not exceed 12% of the Receivables by Aggregate Principal Balance; (G) no more than 45% of the Receivables shall have an original term of more than 60 months but less than or equal to 72 months; (H) no Receivable shall have a Principal Balance less than $1000 or in excess of $85,000; and (I) no more than 4% of Aggregate Principal Balance of the Receivables shall be rated "Credit Tier A" as defined in Paragon's credit and collection policy.

13. No selection procedures adverse to the interests of the Noteholders or the Note Insurer were utilized in selecting such Subsequent Receivables;

14. Each of the conditions precedent specified in either Section 2.2(c) of the Receivables Purchase Agreement or Section 2.2(b) of the Sale and Servicing Agreement has been satisfied;

15. The representations and warranties set forth in Section 3.1 of the Receivables Purchase Agreement are true and correct in all material respects; and

16. Paragon and Paragon Auto have each taken any action required to be taken to maintain the first priority perfected ownership interest of the Trust in the assets of the Trust.




                                  D-2             Sale and Servicing Agreement

         Capitalized terms used herein which are not defined herein shall have the meanings ascribed thereto in the Sale and Servicing Agreement, dated as of March 30, 1999, between Paragon Auto, as Seller, Paragon Auto Receivables Owner Trust 1999-A, as purchaser, Paragon, in its individual capacity and as Servicer, and Norwest Bank Minnesota, National Association, as Indenture Trustee and as Backup Servicer.

                                     PARAGON AUTO RECEIVABLES CORPORATION


                                     By:_________________________________
                                          Name:
                                          Title:


                                     PARAGON ACCEPTANCE CORPORATION


                                     By:_________________________________
                                          Name:
                                          Title:






                                  D-3          Sale and Servicing Agreement